Form 1-A: Tier 2

INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS QUALIFIED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF ANY SUCH STATE. WE MAY ELECT TO SATISFY OUR OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING YOU A NOTICE WITHIN TWO BUSINESS DAYSAFTER THE COMPLETION OF OUR SALE TO YOU THAT CONTAINS THE URL WHERE THE FINAL OFFERING CIRCULAR OR THE OFFERING STATEMENT IN WHICH SUCH FINAL OFFERING CIRCULAR WAS FILED MAY BE OBTAINED.

PRELIMINARY OFFERING CIRCULAR, DATED OCTOBER 11, 2024

OFFERING CIRCULAR

ANDREW ARROYO REAL ESTATE INC. d/b/a AARE

12636 High Bluff Drive, Suite 400

San Diego, CA 92130

888-32-AGENT

www.aare.com

Minimum Offering (USD)[1]	$200,000
Minimum Offering (Shares)[2,1]	40,000 Shares
Maximum Offering (USD)[1]	$75,000,000
Maximum Offering (Shares)[2,1]	15,000,000 Shares

Offering Price per Share[2,1]	$5.00 per Share
Minimum Investment (USD)[1]	$200,000
Minimum Investment (Shares)[2,1]	40,000 Shares

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1 Our primary shareholder, Andrew Michael Arroyo, is participating as a selling shareholder in this Offering at a rate of 10%, meaning 10% of any invested funds will go to Mr. Arroyo to acquire shares owned by him and we will not receive that portion of the funds or issue that portion of the Shares.

2 “Shares” or “Share” refers to the Company’s Common Stock, Par Value $0.001 per Share. See Item 14, “Securities Being Offered” for a complete description of the Common Stock.

 Andrew Arroyo Real Estate Inc., a Delaware corporation d/b/a AARE (the “Company”, “AARE”, we or our) is offering a maximum of 15,000,000 shares and a minimum of 40,000 shares of Common Stock, Par Value $0.001 per Share, at an offering price of $5.00 per Share (the “Offered Shares” or “Securities”) on a “best efforts” basis. The Offering will terminate at the earlier of: (1) the date at which the maximum offering amount has been sold, (2) at 11:59 PM Pacific Time on October 11, 2025, or (3) the date at which the offering is earlier terminated by us in our sole discretion.

Escrow Until Minimum Offering Met

Until we achieve the minimum offering amount of $200,000, the proceeds for the offering will be kept in an escrow account with no funds available to us. Upon achievement of the minimum offering amount and the closing on such amount, the proceeds from the minimum offering amount will be distributed to the Company and the associated Offered Shares will be issued to the investors in the Initial Closing. If the offering does not close for any reason, the proceeds for the offering will be promptly returned to investors, without deduction and generally without interest. North Capital will serve as the escrow facilitator (in such capacity, the “Escrow Facilitator”). The minimum purchase requirement per investor is 40,000 of the Offered Shares or a minimum of $200,000; however, we can waive the minimum purchase requirement on a case-by-case basis in our sole discretion.

Subscriptions are irrevocable and the purchase price is non-refundable as expressly stated in this Offering Circular, unless the Company does not accept a subscriber’s investment. All proceeds received by us from subscribers for this Offering will be available for use by us upon acceptance of subscriptions for the Securities by us.

Sale of these shares will commence within two calendar days of the qualification date (the “Qualification Date”) and it will be a continuous Offering pursuant to Rule 251(d)(3)(i)(F).

GENERALLY, NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(d)(2)(i)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO www.investor.gov.

Investing in our Common Stock involves a high degree of risk. See “Risk Factors” beginning on page 5 for a discussion of certain risks that you should carefully consider in connection with an investment in our Common Stock.

THE SEC DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

	Price to Public(1)	Maximum Number of Shares to be Offered	Underwriting Discount and Commissions(2)	Proceeds to Issuer(2)(3)(4)	Proceeds to Other Persons(5)
Per Share	$5.00	N/A	$0	$4.50	$0.50

Total (Offering Minimum) (3)	$5.00	40,000	$0	$180,000	$20,000

Total (Offering Maximum)	$5.00	15,000,000	$0	$67,500,000	$7,500,000

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1 We are offering on a continuous basis starting on the Qualification Date.

2 We do not intend to use underwriters or commissioned sales agents.

3 This is a “best efforts” offering. The proceeds of this offering will be placed into an escrow account until the Minimum Offering has been met. We will offer the Shares primarily through our management. See “Plan of Distribution” on page 36, hereof.

4 Does not include expenses of the offering including, but not limited to, costs of blue-sky compliance or costs of posting offering information on other media, which offering expenses are estimated to be $100,000 if this offering is fully subscribed. See “Plan of Distribution” on page 36, hereof.

5 Our primary shareholder, Andrew Michael Arroyo, is participating as a selling shareholder in this Offering at a rate of 10%, meaning 10% of any invested funds will go to Mr. Arroyo to acquire shares owned by him and we will not receive that portion of the funds or issue that portion of the Shares.

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THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OR GIVE ITS APPROVAL OF ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

We are using the Form 1-A Offering Circular format for the disclosure in this Offering Circular.

There is currently no trading market for our Common Stock.

These are speculative securities. Investing in our Common Stock involves significant risks. You should purchase these securities only if you can afford a complete loss of your investment. See “Risk Factors” beginning on page 5.

We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where such offers and sales are permitted. You should rely only on the information contained in this Offering Circular. We have not authorized anyone to provide you with any information other than the information contained in this Offering Circular. The information contained in this Offering Circular is accurate only as of its date, regardless of the time of its delivery or of any sale or delivery of our securities. Neither the delivery of this Offering Circular nor any sale or delivery of our securities shall, under any circumstances, imply that there has been no change in our affairs since the date of this Offering Circular. This Offering Circular will be updated and made available for delivery to the extent required by federal securities laws.

Unless otherwise indicated, data contained in this Offering Circular concerning the business of the Company, including estimates and other statistical data, are based on information from various public sources. Although we believe that this data is generally reliable, such information is inherently imprecise, and our estimates and expectations based on these data involves a number of assumptions and limitations. As a result, you are cautioned not to give undue weight to such data, estimates or expectations.

In this Offering Circular, unless the context indicates otherwise, references to “we”, the “Company”, “our” and “us” refer to Andrew Arroyo Real Estate Inc., a Delaware corporation d/b/a AARE, the combined entity after the merger described herein that closed on July 31, 2021. References to the “board”, the “board of directors”, the “Board” or the “Board of Directors” means the Board of Directors of Andrew Arroyo Real Estate Inc., a Delaware corporation d/b/a AARE.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements under “Summary”, “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, “Our Business” and elsewhere in this Offering Circular constitute forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar matters that are not historical facts. In some, but not all, cases, you can identify forward-looking statements by terms such as “anticipate”, “assume”, “believe”, “could”, “estimate”, “expect”, “intend”, “goal”, “may”, “might”, “objective”, “plan”, “possible”, “potential”, “project”, “should”, “strategy”, “will” and “would” or the negatives of these terms or other comparable terminology.

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Our forward-looking statements may include, without limitation, statements with respect to:

1.	Future services;
2.	Future products;
3.	The availability of, and terms and costs related to, future borrowing and financing;
4.	Estimates of future sale;
5.	Future transactions;
6.	Estimates regarding the amount of funds we will need to fund our operations for specific periods;
7.	Estimates regarding potential cost savings and productivity; and
8.	Our listing, and the commencement of trading of our Common Stock, on the NASDAQ, OTC Markets or other exchanges and the timing thereof.

The cautionary statements set forth in this Offering Circular, including those set forth in the “Risk Factors” section and elsewhere, identify important factors that you should consider in evaluating our forward-looking statements.

Although the forward-looking statements in this Offering Circular are based on our beliefs, assumptions and expectations, taking into account all information currently available to us, we cannot guarantee future transactions, results, performance, achievements or outcomes. No assurance can be made to any investor by anyone that the expectations reflected in our forward-looking statements will be attained or that deviations from them will not be material and adverse. We undertake no obligation, except as required by law, to re-issue this Offering Circular or otherwise make public statements updating our forward-looking statements. For the reasons set forth above, you should not place undue reliance on forward-looking statements in this Offering Circular.

The Offering Circular Summary highlights information contained elsewhere and does not contain all the information that you should consider in making your investment decision. Before investing in our Common Stock, you should carefully read this entire Offering Circular, including our financial statements and related notes. You should consider among other information, the matters described under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

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ITEM 3 SUMMARY AND RISK FACTORS

This summary highlights selected information contained elsewhere in this Offering Circular. This summary is not complete and does not contain all the information that you should consider before deciding whether to invest in our Common Stock. You should carefully read the entire Offering Circular, including the risks associated with an investment in our Company discussed in the “Risk Factors” section of this Offering Circular, before making an investment decision.

Summary Company Information

We were originally incorporated under the laws of the State of Delaware on June 18, 2020. On July 31, 2021, we completed a merger transaction with Andrew Arroyo Real Estate, Inc., a California corporation (“AARE-CA”), in a transaction in which we were the surviving entity and we assumed the assets, operations and liabilities of AARE-CA. AARE-DE had no operations prior to the close of the merger. As a result of the merger, we now have AARE-CA’s operations and the current and historical references to our business herein relates to the business of AARE-CA. We have a special form trademark for, use a d/b/a, and are known as “AARE.” AARE-CA was in business for over 17 years and had grown to become a well-respected real estate agency prior to the merger with AARE-DE. The primary purpose of the merger was to re-incorporate the company from California to Delaware as part of a plan to prepare for our nationwide expansion, capital fundraising and this offering. We (AARE-DE) are licensed and registered in 25 states and the District of Columbia to conduct real estate services and in 4 states to conduct loan origination services. AARE-CA was merged out of existence as a result of the merger. Our principal executive office is located at 12636 High Bluff Drive Suite 400, San Diego, CA 92130; our telephone number is 888-322-4368, our fax number is 858-720-1166 and our website address is www.aare.com.

We do not incorporate the information on or accessible through our website into this Offering Circular, and you should not consider any information on, or that can be accessed through, our website as a part of this Offering Circular.

Summary Business Information

We are a real estate services company that currently provides a variety of residential, commercial and investment real estate services including sales, leasing, financing and property management. Our services assist our clients to buy, sell, finance, manage, and invest in residential and commercial properties as well as business opportunities. We were founded by Andrew Michael Arroyo. Mr. Arroyo started his career as a real estate appraiser’s assistant. By 1999, Mr. Arroyo held a California real estate sales license and a California real estate appraisal license and started making the transition from appraisals to sales. Mr. Arroyo upgraded his license to become a managing broker in 2001. Since AARE-CA opened its doors as a one-agent company back in 2004, we’ve been through the boom times and the bust times, and just kept right on growing. In 2009, our CEO and founder, Andrew Michael Arroyo, obtained a Series 65 license and registered in the state of California as a registered investment advisor (“RIA”). Historically, we provided real estate brokerage, lending, property management and syndication services, including assisting clients to buy, sell, finance, manage, and invest in residential and commercial properties as well as business opportunities. We have approximately three hundred members (agents, brokers, loan officers, managers, and staff) to help us keep everything running smoothly. We are a mission driven organization with clear values. With a successful track record of thousands of real estate sales (totaling more than $1 billion in the last four years alone), we are passionate about our mission of demonstrating Generous Capitalism® in the public markets by growing profits and increasing value for our shareholders while giving back to others in need and fulfilling God’s will through the business of real estate. Our vision is to bear fruit which is an investment principle that means to yield positive results. Our objective is to establish a global real estate investment corporation based on our Generous Capitalism® business model.

In 2024, we developed plans to grow our investment division. Based on the rare opportunity to purchase commercial real estate assets at a discount (given the current economic landscape), the Company is fully focused on developing its real estate investment division through this Offering. If this Offering is successful, the Company will (1) directly acquire real estate investment properties, (2) invest with other syndicators and partnerships nationwide who finance or acquire real estate investment properties (herein referred to as “Partner Operators”), and (3) invest in other private or publicly traded real estate investment trusts. The Company plans to elect to become a real estate investment trust (REIT). If we are successful in the transition to becoming a REIT, then the current real estate services will continue in a taxable REIT subsidiary (“TRS”). New and existing shareholders will own shares in both the REIT and the TRS.

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If the capital raised through this Offering is not able to be deployed immediately into commercial real estate investments, the Company will invest in short-term liquid money market accounts and short-term or long-term government treasuries, which may include exchange traded funds (ETF), to generate interest income that will be available for distribution to shareholders as a dividend in lieu of investment income from the real estate properties.

Real Estate Investment Trust (REIT) Qualification Information

Companies owning or financing real estate must meet a number of organizational, operational, distribution and compliance requirements to qualify as a REIT. There are rules that govern issues such as dividend distributions and the composition of a company's assets. A U.S. REIT must be formed in one of the 50 states or the District of Columbia as an entity taxable for federal purposes as a corporation. It must be governed by directors or trustees and its shares must be transferable. Beginning with its second taxable year, a REIT must meet two ownership tests: it must have at least 100 shareholders (the “100 Shareholder Test”) and five or fewer individuals cannot own more than 50% of the value of the REIT's stock during the last half of its taxable year (the “5/50 Test”). To ensure compliance with these tests, most REITs include percentage ownership limitations in their organizational documents. A REIT must satisfy two annual income tests and a number of quarterly asset tests to ensure the majority of the REIT's income and assets are derived from real estate sources. At least 75% of the REIT's annual gross income must be from real estate-related income such as rents from real property and interest on obligations secured by mortgages on real property. An additional 20% of the REIT's gross income must be from the above-listed sources or other forms of income such as dividends and interest from non-real estate sources (like bank deposit interest). No more than 5% of a REIT's income can be from non-qualifying sources, such as service fees or a non-real estate business. Quarterly, at least 75% of a REIT's assets must consist of real estate assets such as real property or loans secured by real property. A REIT cannot own, directly or indirectly, more than 10% of the voting securities of any corporation other than another REIT, a taxable REIT subsidiary (TRS) or a qualified REIT subsidiary (QRS). Nor can a REIT own stock in a corporation (other than a REIT, TRS or QRS) in which the value of the stock comprises more than 5% of a REIT's assets. Finally, the value of the stock of all of a REIT's TRSs cannot comprise more than 20% of the value of the REIT's assets. In order to qualify as a REIT, the REIT must distribute at least 90% of its taxable income. To the extent that the REIT retains income, it must pay taxes on such income just like any other corporation. Additionally, in order to qualify as a REIT, a company must make a REIT election by filing an income tax return on Form 1120-REIT. Since this form is not due until March, the REIT does not make its election until after the end of its first year (or part-year) as a REIT. Nevertheless, if it desires to qualify as a REIT for that year, it must meet the various REIT tests during that year (except for the 100 Shareholder Test and the 5/50 Test, both of which must be met beginning with the REIT's second taxable year). Finally, the REIT must mail annual letters to its shareholders requesting details of beneficial ownership of shares.

Market Opportunity

This investment opportunity focuses on commercial real estate with an emphasis on multifamily and the flexibility to invest in office, retail, industrial, self-storage, and specialty properties when market conditions are ripe. It aims to positively impact communities and deliver above-market-rate returns to purpose-driven investors. We believe the current real estate market presents a prime investment opportunity, especially in the multi-family property sector. Various economic factors have aligned to create an environment ripe for strategic acquisition at reduced prices. Key factors include valuation adjustments, loan maturities, institutional portfolio rebalancing, forecasted inventory, prudent underwriting, interest rate cycles, and market volatility advantages. According to a January 2024 report published by Freddie Mac, over the next 3 years, approximately 42% of commercial real estate loans are set to mature amidst substantial increases in interest rates and tightened underwriting standards. This presents a unique window for our Company to develop a real estate investment trust (REIT) and engage in advantageous acquisitions and community transformation.

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Investment Philosophy

Our investment philosophy aims to achieve strong financial returns while positively impacting society. We plan to combine careful financial management with a dedication to social responsibility, targeting properties with potential for added value and thriving communities. This strategy aligns with our broader objectives of generating superior returns while contributing to our communities' well-being. Our core mission goes beyond financial stewardship to focus on tenant well-being and community enrichment. We partner with organizations like Apartment Life and Marketplace Chaplains to foster vibrant communities and directly support residents. Our initiatives aim to generate financial returns and create inclusive communities where every resident can thrive.

Competitive Advantages

We believe there are seven (7) primary competitive advantages that separate our investment operations from competitors:

•	Proven Track Record: Our success with previous syndications underscores our experience and capability.

•	Economic Resilience: Our experience with economic cycles and risk mitigation positions us to navigate market fluctuations effectively.

•	Acquisition Deal Flow: AARE's extensive network of brokers in multiple states gives us an edge in securing off-market deals. We engage directly with principals to access motivated sellers and discounted properties at competitive costs.

•	Conservative Leverage: To avoid over-leveraging risks, we use prudent financial strategies and typical loan-to-value ratios between 50% and 65%.

•	Renovation Expertise: We have extensive experience in value-adding renovations and enhancing property value.

•	Tax Efficiency: Our expertise encompasses 1031 exchanges, depreciation strategies, and cost segregation for accelerated depreciation benefits.

•	Vertical Integration: We benefit from operational excellence. Offering a suite of services through AARE ensures we capture the best opportunities and enhance asset value with exceptional efficiency.

We believe there are seven (7) primary competitive advantages that separate our service operations from competitors:

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Culture: Our culture is a reflection of a healthy organization with clear values that include faith, relationships, accountability, integrity, truth, honesty, trust, standards of excellence, clear communication, work-life balance, morals, ethics, loyalty, gratefulness, success and rewards. We are considered a safe harbor by our members for individuals of all walks of life during a period of history that is polarizing on the social, economic and political spectrum.

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Equity Compensation: We have introduced a unique equity compensation plan that gives us the ability to recruit, retain, motivate and inspire our members. We will be able to grow revenue with less capital investment required by using our stock for compensation. Providing our members with equity compensation is a unique differentiator from our peers. For real estate firms, equity compensation is extremely rare; nearly non-existent in the real estate industry. This gives our members ownership in the company and as stakeholders they have more incentive and motivation to grow the revenue and profits. This also reinforces our internal generosity practices within our Generous Capitalism® business model.

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Multiple Revenue Streams: Residential, commercial, lending, business opportunities, syndication and property management services all under one umbrella. This provides multiple streams of income for our agents and loan officers as well as a complete “one-stop” real estate shop for our clients.

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Generosity Based Business Model: Our culture is based on generosity and social responsibility during a generational change in workforce. We believe the next generation is demanding a new form of capitalism that illustrates healthy and sustainable business practices externally to the communities it serves in addition to creating jobs, profits and opportunities to its internal stakeholders. We have developed that exact business model and we call it “Generous Capitalism®”.

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High Growth Potential: We participate in a market that we expect to experience significant growth throughout North America facilitated by a steady increase in new U.S. demand for housing/investments, and the fact we are able to provide real estate and lending services in multiple segments of our market including residential, commercial, property management, business opportunities, and syndication. We have a growing sales network. In the last three years, we have been licensed and expanded into 23 additional states and the District of Columbia in the U.S. and established our sales network throughout North America that is overseen by our team of managers and directors.

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Experienced Executive Team: Our focused and experienced management team is dedicated to our operation and to implementing our business strategies. Each member of the executive team has been involved with the Company for several years and has been instrumental in developing our strategy. Our success strategy and execution that was implemented in California over the last 15 years in now being replicated in all major markets throughout the U.S.

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Intellectual Property: Our media and training properties coupled with use of advanced technology leads to more market penetration and smoother operations as a company while the real estate industry as a whole transitions to the digital age. Our up-to-date media assets designed specifically for the real estate and lending market give us an edge over our competition. We believe the AARE media and training properties and brand name has a strong legacy dating from the launch of the California corporation in 2004, and we believe it has to this day retained a strong brand loyalty amongst clients, agents and loan officers. We are now licensed in 25 states in the U.S. and the District of Columbia and our media assets have been hand tailored to address our new digital age marketplace. Through our media properties, we have the ability to scale our communication and service offerings across the globe. We hold copyrights and trademarks that protect our intellectual property.

Alongside our competitive advantages, we believe it is our core values and beliefs that make our real estate, lending and property management services extraordinary. In addition, our management steadfastly believes that charitable giving and sharing are a vital component of a successful business. To that end, up to twenty percent (20%) of our gross profit on every transaction goes to charity (our gross income minus our cost of sales). Up to ten percent (10%) of our gross profit is donated in the form of cash contributions to charitable organizations. In addition to our cash contributions, our annual goal is to give up to an additional ten percent (10%) in the form of stock grants, client credits, and in-kind contributions to charitable organizations We believe that with success comes the responsibility to do what we can for those less fortunate. As a result, we give charitable contributions to faith-based and secular non-profit organizations that support a variety of social improvement projects. This includes missions and ministries with significant human impact that improve our local communities, the environment, and our social well-being while demonstrating a positive form of governance. We have no intention of deviating from this policy or reducing the amount we give to charity. The charitable giving policy has been written into our Bylaws. The amount of charitable giving could have a significant impact on our bottom line and affect shareholders’ earnings per share. Investors should not invest if they are not comfortable with our charitable contribution plans.

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Investment Management Company

In order to comply with state and federal investment advisor laws pertaining to fee-based investment advisory services, we have entered into an Investment Management Agreement, referenced within the Exhibits section of this Offering Circular, with Andrew Arroyo Investments, LLC, a registered investment advisor that is controlled by Andrew Arroyo, our Chief Executive Officer and Chairman of the Board (herein referred to as the “Investment Management Company”). Andrew Arroyo Investments, LLC shall serve as the Investment Management Company pursuant to the Investment Management Agreement, and in that capacity carry out all duties relating to the conduct of the investment advisory activities that are required of our Company (and the collection of Management and Performance Fees). The Investment Management Company is authorized to exercise those rights and powers set forth in the Investment Management Agreement necessary for it to provide discretionary investment advisory and portfolio management services to our Company and to arrange for the execution of the Company’s portfolio transactions. The Investment Management Company shall be required to devote to the conduct of the investment activities of the Company the time and attention that it reasonably determines, in its sole discretion, is necessary to conduct the investment activities of our Company. Notwithstanding anything in the Investment Management Agreement to the contrary, the Investment Management Company may, in its sole discretion, appoint additional or other persons or entities to provide investment advisory services to our Company. Although the officers, directors and appointed members of our Company may take part in the management or operation of the investments, the shareholders of our Company shall take no part in the investment management or operation of the investments of the Company and shall have no authority or right to act on behalf of or in the name of our Company in connection with any investment matter.

Fees & Expenses Related to the Management and Performance of Investment Properties and Partnership Interests

Asset Management Fee

Our Company has agreed to pay the Investment Management Company, monthly, an Asset Management Fee of 1.75% per annum of the assets under management (“AUM”) for any direct property investments owned by our Company and an Asset Management Fee of 1.25% for any partnership interest investments (with “Partner Operators”) owned by the Company. The reason for the difference in Management Fee for the partnership interest investments is because our Partner Operators will charge their own Management Fee that typically range from 1.50%-2.00%, with some exceptions. When that is the case, the Investment Management Company will negotiate the most favorable terms possible with the Partner Operator. When we invest with Partner Operators, our Company will pay two separate management fees. One Management Fee will be paid to our Partner Operators and the other will be paid to the Investment Management Company.

The AUM fee is based on the total invested capital account balance in investment properties and partnership interests (through our Partner Operators) as of the beginning of the relevant calendar month. The AUM fee will not be charged on any debt that is used to finance properties. If we are successful in the transition to become a REIT, the Investment Management Company, in its sole discretion at any time, may transition the Asset Management Fee to be based on the Net Asset Value (“NAV”), instead of AUM.  The primary reason for this potential transition to base the Asset Management Fee on NAV is because NAV is a common valuation method with a REIT. The total invested capital account will be calculated by taking into account all subscriptions and contributions allocated for real estate investment through this Offering and follow on offerings, distributions, allocations of Net Profits and Net Losses, Performance Fees and other adjustments. Management Fees applicable to capital contributed on a date other than the first day of a month are prorated. Management Fees already paid but associated with a capital withdrawal or distribution before the end of a calendar month are not refunded from either the Investment Management Company or from our Company. Management Fees as to particular shareholders may vary by separate agreement with the Investment Management Company.

Performance Fee (Carried Interest) & Preferred Return (Hurdle Rate)

An annual Preferred Return (or “Hurdle Rate”) of 6.00% has been established between our Company and the Investment Management Company. This means that until the Hurdle Rate is achieved, no Performance Fee will be paid. After the Hurdle Rate is achieved, then the Investment Management Company will be paid a Performance Fee.

Our Company has agreed to pay the Investment Management Company, annually, a Performance Fee of 20.00% per annum of the net profits (Carried Interest) above the Preferred Return for any direct property investments owned by our Company and a Performance Fee of 15.00% above the Preferred Return for any partnership interest investments owned by our Company with our Partner Operators. The reason for the difference in Performance Fee for the partnership interest investments is because our Partner Operators will charge their own Performance Fee that typically ranges from 20.00%-30.00%, with some exceptions. When that is the case, the Investment Management Company will negotiate the most favorable terms possible with the Partner Operator. When we invest with Partner Operators, our Company will pay two Performance Fees. One Performance Fee will be paid to our Partner Operators and the other will be paid to the Investment Management Company.

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Carried Interest is the remuneration the Investment Management Company receives for managing the investments and partnership interests (through our Partner Operators) after our Company has received its Preferred Return, which is calculated on an annual, non-compounding, cumulative basis based our Company’s capital investments. It is reward-based, reflects a percentage of the net profits of the Company, applied at the end of each Performance Period (calendar year), with a 100% “catch-up” (or “high water mark”) provision and is further explained under Allocation of Profits and Losses below. The Investment Management Company is not paid any Carried Interest in loss years, should any occur, and any years following a loss year in which the Members suffering the loss have not yet recouped that loss. See “High Water Mark Limitation” under Allocation of Profits and Losses below.

Acquisition Fee

The Investment Management Company will be paid an acquisition fee (“Acquisition Fee”) in connection with the direct acquisition of any real estate investment property. The Acquisition Fee shall not exceed 1.00% of the total purchase or selling price of the real estate investment property. There will not be an Acquisition Fee charged by the Investment Management Company when the Company invests in partnership interests with Partner Operators, however, the Partner Operator may charge their own acquisition fees to the Company. The Company and its sales representative may also be paid a selling broker or listing broker fee by other parties to a transaction of a purchase or a sale of a real estate investment property.

Finance Fee (Capital Transactions)

The Investment Management Company will be paid a finance fee (“Capital Transaction Fee”) in connection with the direct financing or refinancing of any real estate investment property. The Capital Transaction Fee shall not exceed 1.00% of the total capital financed for the real estate investment property. There will not be a Capital Transaction Fee charged by the Investment Management Company when the Company invests in partnership interests with Partner Operators, however, the Partner Operator may charge their own capital transaction fees to the Company. The Company and its loan representative may also be paid a loan origination fee in connection with the direct financing or refinancing of any real estate investment property

Property Management Fee

Initially, it is the intent of the Company to hire outside property managers that specialize in the type of assets we acquire for the day-to-day management of the assets, however, as the Company’s property management division grows, we intend to self-manage where it serves in the best interest of the shareholders. Typically, property management fees are negotiable and range from 2.50%-5.00% of the effective gross receipts received, depending on the size and complexity of the managed asset. Other typical fees, such as risk management, revenue management, technology and other similar fees, shall also be payable under the property management agreement. For real estate investments on which the Company’s property management serves as property manager, the Company shall earn a property management fee (“Property Management Fee”) payable at a market rate in the location of the property. As an illustration, for example purpose only, a common fee schedule for property management is as follows: properties valued from $1 to $5,000,000 = 5.00%; properties valued from $5,000,001 to $10,000,000 = 4.00%; properties valued from $10,000,001 and above are less than 4% and based on the size and complexity of the management services.

There will not be a Property Management Fee charged by the Investment Management Company when the Company invests in partnership interests with Partner Operators, however, the Partner Operator may charge their own property management fees to the Company.

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Leasing Fees

Property managers of multifamily investments will typically charge a leasing fee on top of the property management fee. For certain asset types such as office, industrial and retail a leasing broker is traditionally hired. Initially, it is the intent of the Company to use leasing brokers that specialize in the type of assets we acquire for the leasing services, however, as the Company’s commercial leasing division grows, we intend to self-lease where it serves in the best interest of the shareholders. Typically, leasing fees are negotiable and range from 2.00%-6.50% of the total consideration of the lease term, which will vary based on whether it is a new, renewal, or expansion lease and whether there are outside brokers part of the transaction. These fees can change from region to region within the United States. Other typical fees, such as the asset manager or Investment Management Company receiving an override of 1.00% of the leasing fee are commonly negotiated. When this is the case, an override leasing fee shall be payable to the Investment Management Company. For real estate investments on which the Company’s representatives serves as the leasing broker, the Company shall earn a leasing fee (“Leasing Fee”) payable at a market rate in the location of the property.

There will not be a Leasing Fee charged by the Investment Management Company when the Company invests in partnership interests with Partner Operators, however, the Partner Operator may charge their own property leasing fees to the Company.

Construction Services Fee

Initially, it is the intent of the Company to hire outside construction project managers for the work performed on the assets, however, as the Company’s property management division grows, we intend to hire the “in-house” project managers where it serves in the best interest of the shareholders. Typically, construction service fees are negotiable and range from 2%-10% of the total cost of construction, depending on the size and complexity of the project. This may vary from region to region. On properties on which the Company’s project management serves as the construction manager, the Company shall be paid a Construction Services Fee for services provided in connection with the construction and renovation of our real estate investments payable at a market rate in the location of the real estate investment property. As an illustration, for example purposes, a fee schedule for construction project management in San Diego, California is as follows: total cost from $1 to $50,000 = 10.00%; total cost from $50,001 to $100,000 = 7.00%; total cost from $100,001 to $150,000 = 6.00%; total cost from $150,001 to $250,000 = 5.00%; total cost from $250,001 to $500,000 = 4.00%; total cost from $500,001 to 1,000,000 = 3.00%; and total cost more than $1,000,000 = 2.00%. There will not be a Construction Services Fee charged by the Investment Management Company when the Company invests in partnership interests with Partner Operators, however, the Partner Operator may charge their own construction services fees to the Company.

Resident Well Being & Care Expenses

Annually, we will invest up to 2.00% of the AUM (or NAV in the future) towards programs that ensure our resident’s well-being providing onsite care to the residents of our investment properties and the surrounding neighborhood. This will be accomplished through the Company hiring care program administrators as well as by collaborating with national, regional and local nonprofit organizations, who specialize in resident care, and other service providers as appropriate based upon the dynamics of each real estate investment. The resident well-being and care expenses shall be an amount reserved annually of up to two percent (2%) of the aggregate AUM (or NAV in the future) as of the date of calculation. The resident well-being and care expenses shall be calculated in the same manner as the Asset Management Fee is calculated.

Operating Expenses Related to the Management of Investment Properties and Partnership Interests

Our Company pays for all direct costs, fees and expenses incurred by or on behalf of the Company in connection with its investment management and operation, which include, but are not be limited to: the Asset Management Fee, the costs associated with acquiring, disposing and remodeling the properties, insurance premiums for any insurance providing coverage to the investment activities of the Company, escrow fees, interest on borrowings, custodial fees, transfer taxes, fees and expenses for bookkeeping, accounting and auditing, consulting fees, legal fees (including fees paid to the Investment Management Company’s counsel for services benefitting the Company), expenses incurred for investment research and due diligence, reasonable costs and expenses incurred in identifying, evaluating, arranging, negotiating, structuring, trading, or settling any transaction contemplated for investment (regardless of whether such transaction contemplated for investment is subsequently consummated (e.g. “dead deal costs”), filing fees, all costs, fees and expenses of the Company relating to meetings, telephone expenses, travel and travel-related expenses incurred in connection with the Company’s investment activities (including attendance at professional and industry specific conferences by the Investment Management Company), costs of reporting to shareholders, costs of investment governance activities (such as obtaining shareholders consents if any), administrator fees, registrar fees, and all other reasonable expenses related to the Company’s management and operation and/or the purchase, sale or transmittal of its assets, all as the Investment Management Company determines in its discretion. The Company shall also pay all expenses incurred in connection with preparing, reproducing and disseminating offering materials and supplemental materials used in this offering prepared by the Investment Management Company.

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The Investment Management Company may pay out of its own assets or revenues, fees to persons or entities (including related entities) that provide various investors relations and related services to them and/or our Company, including fees for identifying and introducing prospective investors. Except as restricted by any applicable regulations, the Investment Management Company may direct a portion of the Company’s portfolio transaction business to brokers, dealers, and other financial intermediaries who provide additional services to our Company or to other investments managed by the Investment Management Company or its affiliates, or who introduce prospective investment advisory clients to the Investment Management Company, or who pay finders’ fees or other compensation to related or third parties who do so.

The general overhead expenses of the Investment Management Company (such as rent, telephone lines, news and quotation equipment, electronic office equipment, account record keeping, on-line financial information, publication, consulting, marketing, data processing and salaries and equipment costs) are the responsibilities of the Investment Management Company.

Allocation of Profits and Losses

Profits and losses are provisionally allocated among the capital accounts of our Company and the Investment Management Company at the end of each month based on the proportional amounts in the capital accounts of our Company (“Company’s Percentage Interest”) and the Investment Management Company (“Investment Management Company’s Percentage Interest”) at the end of each such period determined in accordance with U.S. Generally Accepted Accounting Principles ("U.S. GAAP"). At the end of the year, after our Company has received the Preferred Return, a percentage of net profits (the “Carried Interest”) in the Company’s capital account (realized and unrealized) is moved from the Company’s capital accounts to the Investment Management Company (typically into the Investment Management Company’s capital account or otherwise as the Investment Management Company may direct), as payment for its profitable management for the Company, and the final year-end capital balances are reached.

Company Percentage Interests “Base Amounts”, used to determine expenses, are determined each time capital contributions or subscriptions to this Offering or follow on offerings are made to or withdrawn from the Company both before and immediately after the addition or disbursement of capital is made.

The profits or losses of the Company for a particular period are determined on a tax basis. That is, generally, all items of expense, credit, recapture (if applicable) and deduction (such as depreciation and amortization) are combined and applied to the income generated by the Company. Specifically, the types of income generated by tax category can include, among others, rental income and losses, ordinary gains, short-term and long-term capital gains, and interest income if funds are held in a money market account for a period of time.

Carried Interest is the only performance remuneration the Investment Management Company receives for managing our Company’s investments besides the Management Fee. It is reward-based, reflects a percentage of the net profits of the Company, and is applied at the end of each Performance Period (calendar year).

If an error in the calculation of the Carried Interest is made, the amount in excess of the stated percentage will be returned to each shareholder ratably. In loss years, should any occur, and any years following a loss year in which the High-Water Mark Limitation has not been reached, the Investment Management Company will not receive any Carried Interest.

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High-Water Mark Limitation—Once paid, the Carried Interest is not reduced by losses in future periods, but also cannot be paid in a future year until all prior net losses allocated to each share are recouped. At the time a net loss is incurred and annually thereafter a “High-Water Mark” is calculated representing the amount of prior period net losses that must be recouped before a Carried Interest allocation can be made again. The calculation of this High-Water Mark Limitation takes into account any distributions to or withdrawals, with the amount of such prior net losses being reduced in proportion to the distribution or withdrawal.

Net Profits and Net Losses means the amounts determined as follows:

Net Profits for any Fiscal Period means (i) the sum of ((A) the Earnings Per Share of our Company at the close of business on the last day of the Fiscal Period, increased by (B) any Distributions or Dividends or withdrawals made with respect to such Fiscal Period), minus (ii) the sum of ((A) the Earnings Per Share of our Company as of the close of business on the last day of the previous Fiscal Period, or in the case of the first Fiscal Period of the Fund, the Earnings Per Share of our Company on the date the first investment contribution is made; plus (B) any additional Capital Contributions made during such Fiscal Period). Net Profits for any Performance Year shall be determined in the same manner as set forth in the previous sentence except that the term “Performance Year” shall be substituted for “Fiscal Period” wherever that term appears.

Net Losses for any Fiscal Period means (i) the sum of ((A) the Losses Per Share of our Company at the close of business on the last day of the previous Fiscal Period or in the case of the first Fiscal Period of our Company, the Losses Per Share of our Company on the date the first contribution is made; plus (B) any additional Capital Contributions made during such Fiscal Period), minus (ii) the sum of ((A) the Losses Per Share of our Company as of the close of business on the last day of such Fiscal Period, increased by (B) any Distributions or Dividends or withdrawals made with respect to such Fiscal Period). Net Losses for any Performance Year shall be determined in the same manner as set forth in the previous sentence except that the term “Performance Year” shall be substituted for “Fiscal Period” wherever that term appears.

Example of Performance Allocation

The following is intended to serve as a theoretical and simplified example regarding Performance Allocation calculation for a theoretical company and is meant as an illustration and not a limitation or otherwise and does not limit the otherwise applicable discretion of the Investment Management Company under the Investment Management Agreement in any fashion. The example below does not illustrate the deduction for the Management Fee, which is deducted from Net Profits prior to determining the amount of the Performance Allocation and for the sake of simplicity, uses proportional allocations as an exercise of the Investment Management Company’s discretion, which may not be the allocation method chosen by the Investment Management Company.

Day 1: Assume that a theoretical company has two shareholders A and B, each of whom invested $1 million at inception of the company. On Day 1, the current valuation of the net assets of the company (the NAV) is $2 million.

Day 365: Assume at the end of the first Performance Year the NAV of the company has dropped to $1.5 million. The Net Loss of $500,000, the difference between the beginning NAV of $2 million and the ending NAV of $1.5 million, is allocated $250,000 to each of A and B, resulting in ending Capital Accounts of $750,000 each. A and B each have an Unrecovered Loss of $250,000 with respect to their Allocation Layer. Another way to describe this is that each of A and B has a High Water Mark of $1 million.

Day 1 of Year 2: Investor A invests an additional $1 million, increasing A’s Capital Account to $1.75 million. The additional investment creates a second Allocation Layer. A’s Percentage Interest as of the commencement of Year 2 is 70 percent ($1.75 million Capital Account over $2.5 million sum of all Capital Accounts). A’s Allocation Layer Percentage in the first Allocation Layer is 42.86 percent ($750,000/$1.75 million) and in the second Allocation Layer is 57.14 percent ($1 million/$1.75 million). B’s Percentage Interest as of the commencement of Year 2 is 30 percent ($750,000 Capital Account over $2.5 million sum of all Capital Accounts).

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Day 365 of Year 2: Assume that the NAV of the Company is $3 million. Because no new investors are admitted and no new investments are made during Year 2, the ending Percentage Interests of the two shareholders are the same as their beginning Percentage Interests. Net Profit is $500,000, the difference between the ending NAV of $3 million and the beginning NAV of $2.5 million.

The Preliminary Amount allocated to B’s Capital Account is $150,000 (30 percent of the $500,000 Net Profit). No Performance Allocation applies to B’s Capital Account because Net Profits allocated to B are less than B’s Unrecovered Loss. Accordingly, the entire Preliminary Amount of $150,000 of Net Profits is allocated to B.

B’s ending Capital Account is $900,000 ($750,000 plus $150,000) and B has an Unrecovered Loss of $100,000 (Unrecovered Loss from Year 1 of $250,000 reduced by $150,000 allocation of Net Profits in Year 2).

The Preliminary Amount allocated to A’s Capital Account is $350,000 (70 percent of the $500,000 Net Profit). The $350,000 Preliminary Amount is allocated to A’s Allocation Layers as follows: $150,000 to A’s first Allocation Layer ($350,000 times $750,000/$1.75 million) and $200,000 to A’s second Allocation Layer ($350,000 times $1 million/$1.75 million).

A has an Unrecovered Loss of $250,000 in his first Allocation Layer. The $150,000 of Net Profits from Year 2 reduces the Unrecovered Loss to $100,000 ($250,000 - $150,000) (the same as B). There is no Performance Allocation with respect to A’s first Allocation Layer because the amount of Net Profits allocated to the first Allocation Layer is less than the existing Unrecovered Loss. Therefore, $150,000 is finally allocated to A’s first Allocation Layer and A’s Unrecovered Loss for that Layer is $100,000.

A has no Unrecovered Loss in the second Allocation Layer, because A’s second Allocation Layer has not previously been allocated Net Losses. The Performance Allocation attributable to A’s second Allocation Layer is $40,000 (20 percent of $200,000 Net Profits allocated to the second Allocation Layer). Therefore, $160,000 of the Preliminary Amount is finally allocated to A’s second Allocation Layer and $40,000 is allocated to the Capital Account of the Investment Management Company.

A’s ending Capital Account is $2.06 million ($1.75 million beginning Capital Account plus $310,000 Net Profits). The Capital Account attributable to the first Allocation Layer is $900,000 ($750,000 plus $150,000 allocated to the first Allocation Layer) and the Capital Account attributable to the second Allocation Layer is $1.16 million ($1 million plus $160,000 allocated to the second Allocation Layer). The Allocation Layer Percentage for the first Layer is 43.69 percent ($900,000/$2.06 million) and for the second Layer is ($1.16 million/$2.06 million) 56.31percent.

The Percentage Interests of the two shareholders at the beginning of Year 3 are as follows: A’s Percentage Interest is 68.67 percent ($2.06 million/ $3 million), B’s Percentage Interest is 30 percent ($900,000/$3 million) and the Investment Management Company’s Percentage Interest is 1.33 percent ($40,000/$3 million).

Day 365 of Year 3: Assume the NAV of the Company is $3.5 million. Net Profit is $500,000 ($3.5 million ending NAV less $3,000,000 beginning NAV). No new shareholders are admitted, and no shareholder makes an additional Capital Contribution. For these computation purposes, Capital Account balances are computed without regard to profit identified during the Year.

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The Preliminary Amount allocated to B is (($900,000/$3 million) * $500,000) and B’s ending Capital Account is $1.05 million. The allocation of Net Profits to B reduces B’s existing Unrecovered Loss of $100,000 to zero. The $50,000 of Net Profits in excess of B’s Unrecovered Loss is subject to a Performance Allocation of $10,000 (20 percent of $50,000). Thus, $140,000 is finally allocated to B’s Capital Account and $10,000 is allocated to the Capital Account of the Investment Management Company.

The Preliminary Amount allocated to A is $343,333.33 ($2.060 million $3 million * $500,000). Of this amount, $150,000 is allocated to the first Allocation Layer ($900,000/$2.06 million * $343,333.33). The allocation of Net Profits to A’s first Allocation Layer reduces A’s existing Unrecovered Loss of $100,000 to zero. The $50,000 of Net Profits in excess of A’s Unrecovered Loss is subject to a Performance Allocation of $10,000 (20 percent of $50,000). Thus, $140,000 is finally allocated to A’s first Allocation Layer and $10,000 is allocated to the Capital Account of the Investment Management Company.

The Preliminary Amount allocated to A’s second Allocation Layer is $193,333.33 (($1.16 million/$2.06 million) * $343,333.33). Because A has no Unrecovered Loss with respect to the second Allocation Layer, the Net Profits are subject to a Performance Allocation on this Allocation Layer equal to $38,666.66 (20 percent of $193,333.33). Therefore, $154,666.67 is finally allocated to A’s second Allocation Layer and $38,666.66 is allocated to the Investment Management Company. Because A has no remaining Unrecovered Losses, it will no longer be necessary to maintain the two separate Allocation Layers and the amounts in the first and second Allocation Layers will be combined. If A makes an additional Capital Contribution, a new Allocation Layer will be created.

The Investment Management Company is allocated Net Profits of ($40,000/3 million) * 500,000 = $6,666.67. The Investment Management Company’s Net Profits are not subject to a Performance Allocation.

Total Performance Allocations for Year 3 are $58,666.66.

A’s Capital Account is $2,354,666.67 ($2.06 million plus $140,000 plus $154,666.67).

B’s Capital Account is $1,040,000 ($900,000 plus $140,000).

The Investment Management Company’s Capital Account is $105,333.33 ($40,000 plus $6,666.67 plus $58,666.66).

Valuation of Properties and Partnership Interests

Unless the Investment Management Company shall on reasonable grounds determine otherwise, the value of Properties shall be determined by:

(a) Current market value as determined by competitive market analysis;

(b) Any Properties without recently sold comparables will be valued at the mean between the last comparable sales and the estimated current value;

(c) All other real estate properties and partnership interests shall be assigned the value that the Investment Management Company, in good faith, determines to reflect the fair value thereof.

The Investment Management Company may use methods of valuing Properties and partnership interests other than those set forth herein if it believes the alternative method is a more accurate indicator of the fair value of such Properties. All values assigned to properties or partnership interests by the Investment Management Company shall be final and conclusive as to our Company and all the shareholders.

Portfolio Composition

The portfolio composition will vary by property type and will primarily include apartment buildings, retail shopping centers, office, industrial, self-storage, and specialty properties. In the future, depending on market opportunities, our Company may invest in development projects including single family homes, low- and high-rise condos, and manufactured homes. Targeting a mix of investment properties will allow the Company to generate returns through a variety of strategies, while mitigating risk through purchasing properties well below their intrinsic value. This approach will have the potential to generate returns that adequately compensate the Company for the risk assumed.

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The Investment Management Company will apply no arbitrary criteria with respect to the size or type of real estate properties in which it will invest. The Company's portfolio will consist primarily of residential and commercial real estate. The Company may also invest its capital in other "special situation" investments. There will be no arbitrary or ideal "mix" of such investments, as the Investment Management Company will endeavor to allocate the Company's capital among those opportunities believed to offer the most attractive risk adjusted potential returns, while always being responsive to changing market conditions.

As the Company's objective is to achieve a high absolute return rather than a relative return, the Company may also invest in treasury securities and other cash equivalents when opportunities for "real estate returns" appear to be limited. The Investment Management Company is authorized to invest in any situation if it believes that the profit opportunity is commensurate with the apparent risk presented by the investment, and from time to time the Investment Management Company may make investments involving greater risk than the risks perceived with respect to its primary investment thrust.

Portfolio Turnover

As the Company is a value-add investor, its portfolio turnover can be significant and its transaction costs (i.e., escrow fees, renovations, brokerage commissions, other costs to sell) as a percentage of its capital can be correspondingly significant.

Leverage

Although leverage can be an important vehicle for maximizing returns, the Company intends to operate with conservative debt and leverage. In select circumstances, the Company may use leverage in its investment program, as deemed appropriate by the Investment Management Company and subject to applicable regulations. Should leverage be considered for a project, the Investment Management Company will evaluate the appropriate amount of debt based on market conditions, feasibility of the project, and determine the risk on a project-by-project basis. While the amount of leverage will vary, it will generally be limited to 50%-65% loan to value measured at the time of investment. The debt will be primarily comprised of a first lien residential or commercial mortgage.

Summary Offering Information

Shares offered by Company	Up to 15,000,000 Shares.

Common Shares outstanding before the offering	3,279,183 Common Shares as of the date hereof.

Common Shares outstanding after the offering (if Maximum Offering sold)	16,779,183 Common Shares.

Price per Share	$5.00 per Share.

Use of Proceeds

If we sell all the Shares and complete the Maximum Offering, our proceeds will be $75,000,000. We intend to use these proceeds primarily for:

- Investing in income producing commercial real estate assets

- Preparation/election to be taxed as a real estate investment trust (REIT)

- Converting service operations to a taxable REIT subsidiary (“TRS”)

- Hiring managers and administrators to oversee investment operations

- 10% Proceeds to Selling Shareholders

See “Use of Proceeds” on page 24 of this Offering Circular.

Offering Amount	$200,000 - $75,000,000

Risk Factors	The Common Shares offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See “Risk Factors”.

We are offering, through this Offering Circular, a limited number of shares of our Common Stock to investors as described herein. We are offering a minimum of 40,000 shares and a maximum of 15,000,000 shares of our Common Stock, par value $0.001 per share. We are authorized to issue 25,000,000 shares of common stock, par value $0.001, and 5,000,000 shares of preferred stock, par value $0.001. We currently have 3,279,183 shares of common stock and 2,000,000 shares of preferred stock outstanding. See “Securities Being Offered”. Our Preferred Stock will not be offered in this Offering. Once more than $25,000,000 of this Offering is raised, all of the Preferred Stock owned by Andrew Michael Arroyo will be converted to Common Stock and there will only be one class of stock.

We are authorized to issue additional classes of Common Stock from time to time pursuant to other offering materials containing financial terms and conditions that may differ from those set forth herein. As of the date set forth hereof, we are offering Common Stock in one (1) class. Our investment objective and strategy with regard to the Common Stock are set forth below, and investors are directed to such materials. We may, from time to time, refine or change our strategy without prior notice to, or approval by, the shareholders.

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Risk Factors

An investment in our Securities involves a high degree of risk and many uncertainties. You should carefully consider the specific factors listed below, together with the cautionary statement that follows this section and the other information included in this Offering Circular before purchasing our Securities in this Offering. If one or more of the possibilities described as risks below actually occur, our operating results and financial condition would likely suffer and the trading price, if any, of our Securities could fall, causing you to lose some or all of your investment. The following is a description of what we consider the key challenges and material risks to our business and an investment in our Securities.

Although some of the risk factors summarized below may apply to many start-up companies, we have included them because an emerging growth company such as our Company is inherently subject to these risks, and other risks, which could cause actual results to differ materially from those projected in this Offering. Additionally, early-stage companies are inherently riskier than more developed companies. You should consider general risks as well as specific risks when deciding whether to invest. Investors should carefully consider the risks and uncertainties described below, together with all the other information in this Offering Circular, before deciding whether to invest in the Securities of our company.

INVESTMENT IN OUR COMMON STOCK IS HIGHLY SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK. OUR COMMON STOCK SHOULD NOT BE PURCHASED BY ANY PERSON WHO CANNOT AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. YOU SHOULD CAREFULLY CONSIDER THE RISKS DESCRIBED BELOW, AS WELL AS SPECIFIC RISKS IN THE OFFERING MATERIALS, WHEN EVALUATING WHETHER TO MAKE AN INVESTMENT. THE RISKS DESCRIBED BELOW ARE NOT THE ONLY RISKS ASSOCIATED WITH AN INVESTMENT. YOU SHOULD ALSO CONSULT WITH YOUR OWN LEGAL, TAX AND FINANCIAL ADVISORS ABOUT AN INVESTMENT IN THE SECURITIES. IF ANY OF THE FOLLOWING RISKS ACTUALLY OCCUR, THE FINANCIAL CONDITION AND RESULTS OF OPERATION COULD BE MATERIALLY AND ADVERSELY AFFECTED AND YOU COULD LOSE ALL OR PART OF YOUR INVESTMENT.

General Risk Factors

We have a limited operating history and historical financial information upon which you may evaluate our performance.

We were recently incorporated in Delaware in June 2020. In July 2021, we entered into a merger transaction with AARE-CA under which AARE-CA merged into our company and we assumed AARE-CA’s operations.

Accordingly, the Delaware Corporation has only a limited history upon which an evaluation of its prospects and future performance can be made. Past performance of any Director, Officer or Key Employee or the success of the President in any similar venture is no assurance of future success.

Our proposed operations are subject to all business risks associated with growing enterprises. The likelihood of our success must be considered in light of the problems, expenses, difficulties, complications, and delays frequently encountered in connection with the expansion of a business, operation in a competitive industry, and the continued development of advertising, promotions and a corresponding customer base. There is a possibility that we could sustain losses in the future or fail to even operate profitably.

We have a limited operating history nationwide and limited capital.

We have a limited operating history nationwide upon which investors may base an evaluation of its performance; therefore, we are still subject to all of the risks incident to the creation and development of a new business on a nationwide scale.

We have limited assets, limited operating history, and limited operating revenue (outside of California) to date. We are still working on developing our investment managers, and it will be some time before we are in a position to begin producing significant revenue or paying dividends. Thus, our proposed business is subject to all the risks inherent in new business ventures. The likelihood of success must be considered in light of the expenses, complications, and delays frequently encountered with the start-up of new businesses and the competitive environment in which start-up companies operate.

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Our business is subject to general economic conditions.

Our financial success is sensitive to adverse changes in general economic conditions in the United States, such as recession, inflation, unemployment, and interest rates, and overseas, such as currency fluctuations. Such changing conditions could reduce demand in the marketplace for our services. Management believes that the impending growth of the markets we service will insulate us from excessive reduced demand. Nevertheless, we have no control over these changes.

Adverse changes in global and domestic economic conditions or a worsening of the United States economy could materially adversely affect us. Our sales and performance depend significantly on consumer confidence and discretionary spending, which are still under pressure from United States and global economic conditions. A worsening of the economy and decrease in consumer spending may adversely impact our sales, ability to market our services, build customer loyalty, or otherwise implement our business strategy and further diversify the geographical concentration of our operations.

Although we have generated significant revenues in the past several years, the current nationwide expansion plan will require financial resources. Without significant revenues to match the significant ongoing capital costs of the expansion, we will not realize its plans on the projected timetable in order to reach sustainable or profitable operations. Any material deviation from our timetable could require that we seek additional capital. Additional funding may not be available at reasonable cost and it may materially dilute the investment of investors in this Offering.

Our growth and profitability are dependent on a number of factors.

Our growth and profitability are dependent on a number of factors, and our historical growth may not be indicative of our future growth.

Our historic results since the implementation of our new expansion strategy in 2021 should not be considered as indicative of our future performance. We may not be successful in executing our growth strategy, and even if we achieve our strategic plan, we may not be able to sustain profitability. In future periods, our revenue could continue to decline or grow more slowly than we expect. We also may incur significant losses in the future for a number of reasons, including the following risks and the other risks described in this Offering Circular, and we may encounter unforeseen expenses, difficulties, complications, delays and other unknown factors.

We may fail to manage our growth effectively.

We plan to expand our investment operations by hiring investment managers to oversee our investment portfolio.  The anticipated growth could place a significant strain on our management and operational and financial resources. Effective management of the anticipated growth shall require expanding our management and financial controls, hiring additional qualified personnel as required and developing additional expertise by existing management personnel. However, we may not be able to effectively implement these or other measures designed to increase our capability to manage such anticipated growth or to do so in a timely and cost-effective manner. Moreover, management of growth is especially challenging for a company with a short operating history (outside of California) and limited financial resources, and the failure to effectively manage growth could have a material adverse effect on our operations.

We are highly dependent on key personnel and management.

In its current stage of growth, our business will be significantly dependent on our current management team, particularly our CEO, and the Directors of our various departments. The loss of any one of these individuals could have a material adverse effect on us and our operations. We currently maintain a key-executive life insurance policy insuring the life of two of our key executives, and we intend to apply for greater coverage on the existing life insurance policies as well as additional key-executive life insurance policies upon completion of funding.

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Our business depends on attracting and retaining qualified management personnel and agents.

The unanticipated departure of any key member of our management team could have an adverse effect on our business. Given our relative size and the breadth of our operations, there are a limited number of qualified management personnel to assume the responsibilities of management-level employees should there be management turnover. Our success depends to a significant extent upon a number of key employees, including members of senior management. The loss of the services of one or more of these key employees could have a material adverse effect on our results of operations and prospects. In addition, because of the required licensing and specialized nature of our business, our future performance depends on the continued service of, and our ability to attract and retain, qualified management, producing real estate agents, and commercial and technical personnel. Competition for such personnel is intense, and we may be unable to continue to attract or retain such personnel to support our growth and operational initiatives and replace executives or real estate agents who quit, retire or resign. Failure to retain our leadership team and attract and retain other important management and technical personnel could place a constraint on our growth and operational initiatives, which could have a material adverse effect on our revenues, results of operations and product development efforts, and eventually result in a decrease in profitability.

Our charitable giving policy is unique.

Giving and sharing are more than buzzwords at AARE. To that end, up to twenty percent (20%) of our gross profit on every transaction goes to charity (our gross income minus our cost of sales). Up to ten percent (10%) of our gross profit is donated in the form of cash contributions to charitable organizations. In addition to our cash contributions, our annual goal is to give up to an additional ten percent (10%) in the form of stock grants and in-kind contributions to charitable organizations.  We believe that with success comes the responsibility to do what we can for those less fortunate. As a result, we give charitable contributions to faith-based and secular non-profit organizations that support a variety of social improvement projects. This includes missions and ministries with significant human impact that improve our local communities, the environment, and our social well-being while demonstrating a positive form of governance. We have no intention of deviating from this policy or reducing the amount we give to charity. The charitable giving policy has been written into our Bylaws. The amount of charitable giving could have a significant impact on our bottom line and affect shareholders’ earnings per share. Investors should not invest if they are not comfortable with our charitable contribution plans.

We may face scrutiny or disaffiliation/abandonment by our members or clients if there is a change in our faith-based values and culture.

Our core values include relationships, faith, accountability, integrity, natural and spiritual gifts, truth, honesty, trust, standards of excellence, generous giving, education, understanding, clear communication, work-life balance, morals, ethics, loyalty, gratefulness, success, and rewards. Our mission as an organization is to fulfill God's will through the business of real estate. Our vision is to bear much fruit which means to yield positive results. We honor God within our real estate agency by nurturing a culture where giving and serving others’ needs before our own is a priority. We obey Him by growing our business based on His moral, ethical and biblical principles. While operating within the legal requirements of the law, and including people of all faiths and walks of life, our business model and culture has been developed based on biblical principles. A shift or adherence to a different set of core values within the organization could impact the retention of our current members and could have a material adverse effect on the Company's operations.

We may face limitations on our ability to integrate acquired businesses.

From time to time, we may engage in acquisitions involving risks, including the possible failure to successfully integrate and realize the expected benefits of these acquisitions. We anticipate making acquisitions in the future, and our ability to realize the anticipated benefits of these transactions, including the expected combination benefits, will depend largely on our ability to integrate acquired businesses.

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The risks associated with future acquisitions may include:

1.	The business culture of the acquired business may not match well with our culture;
2.	Technological and product synergies, economies of scale and cost reductions may not occur as expected;
3.	We may acquire or assume unexpected liabilities;
4.	Faulty assumptions may be made regarding the integration process;
5.	Unforeseen difficulties may arise in integrating operations and systems;
6.	We may fail to retain, motivate and integrate key management and other employees of the acquired business;
7.

Higher than expected finance costs may arise due to unforeseen changes in tax, trade, environmental, labor, safety, payroll or pension policies in any jurisdiction in which the acquired business conducts its operations; and

8.	We may experience problems in retaining customers of the acquired business.

The successful integration of any newly acquired business would also require us to implement effective internal control processes in the acquired business. We cannot ensure newly acquired companies will operate profitably, that the intended beneficial effect from these acquisitions will be realized or that we will not encounter difficulties in implementing effective internal control processes in these acquired businesses, particularly when the acquired business operates in foreign jurisdictions and/or was privately owned.

If we cannot raise sufficient funds, we will not succeed or will require significant additional capital infusions.

We are offering Common Stock in the amount of up to $75,000,000 in this offering, but may sell much less than the maximum offering. Even if the maximum amount is raised, we may need additional funds in the future in order to grow and/or achieve sustainable profitability, and if we cannot raise those funds for any reason, including reasons outside our control, such as another significant downturn in the economy, our business may not survive. If we do not sell all of the Common Stock we are offering, we will have to find other sources of funding in order to develop our business.

Additionally, in order to expand, we are likely to raise funds again in the future, either by offerings of securities or through borrowing from banks or other sources. The terms of future capital infusions may include covenants that give creditors rights over our financial resources or sales of equity securities that will dilute the holders of our Common Stock.

Terms of subsequent financings may adversely impact your investment.

We may need to engage in common equity, debt, or preferred stock financing in the future. We are engaging in this offering under Regulation A to sell a minimum of 40,000 and a maximum of 15,000,000 shares of Common Stock at $5.00 per share. Additionally, interest on any debt securities could increase costs and negatively impact operating results. Preferred Stock could be issued in different series from time to time with such designations, rights, preferences, and limitations as needed to raise capital. The terms of Preferred Stock could be more advantageous to those investors than to the holders of Common Stock. In addition, if we need to raise more equity capital from the sale of Common Stock, institutional or other investors may negotiate terms at least as, and possibly more, favorable than the terms of prior investors. Shares of Common Stock that we sell could be sold into any market that develops, which could adversely affect the market price of our Common Stock.

Risks of borrowing may negatively impact our business.

We may have to seek loans from financial institutions. Typical loan agreements might contain restrictive covenants, which may impair our operating flexibility. A default under any loan agreement could result in a charging order that would have a material adverse effect on our business, results of operations or financial condition.

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Some of our key personnel allocate their time to other interests, which may reduce the time spent on our business and operations.

Our future success depends on the efforts of key personnel and consultants, especially our CEO. The loss of services of any key personnel or consultants may have an adverse effect on us. There can be no assurance that we will be successful in attracting and retaining other personnel or consultants we require to develop and conduct our proposed operations. In addition, our CEO, Andrew Michael Arroyo, does not work exclusively for us and divides his time among us and his other interests. If circumstances arise in which Mr. Arroyo is required to spend substantially more time attending to matters unrelated to our operations, it could adversely affect our business.

We are subject to substantial regulation, which is evolving, and unfavorable changes or failure by us to comply with these regulations could substantially harm our business and operating results.

Licensed real estate companies and their associate licensees are subject to substantial regulation under international, federal, state, local and foreign laws. We, and our associate licensees, need to comply with many governmental standards and regulations relating to licensing laws and state administrative codes, among others. In addition, we need to comply with state laws that regulate the buying, selling, investing and managing of real property. Staying compliant with all of these requirements may adversely affect our business and financial condition. Also, we are subject to laws and regulations applicable to real estate services internationally. For example, we will be required to meet country-specific licensing standards that are often materially different from U.S. requirements, thus resulting in the need for additional investment and systems to ensure regulatory compliance. These processes necessitate that foreign regulatory officials review and certify us prior to providing services and market entry. In addition, we must comply with regulations applicable to real estate services after we enter the market, including foreign reporting requirements and foreign management systems. We may incur significant costs in complying with these regulations and may be required to incur additional costs to comply with any changes to such regulations.

We may need to defend ourselves against patent or trademark infringement claims, which may be time-consuming and would cause us to incur substantial costs.

Companies, organizations or individuals, including our competitors, may hold or obtain patents, trademarks or other proprietary rights that would prevent, limit or interfere with our ability to buy, sell, manage or market real estate properties, which could make it more difficult for us to operate our business. From time to time, we may receive communications from holders of patents or trademarks regarding their proprietary rights. Companies holding patents or other intellectual property rights may bring suits alleging infringement of such rights or otherwise assert their rights and urge us to take licenses. In addition, if we are determined to have infringed upon a third party's intellectual property rights, we may be required to do one or more of the following:

•	Cease selling, incorporating certain components into, or offering goods or services that incorporate or use the challenged intellectual property;
•	Pay substantial damages;
•	Seek a license from the holder of the infringed intellectual property right, which license may not be available on reasonable terms or at all;
•	Redesign our service offerings or certain components; and
•	Establish and maintain alternative branding for our products and services.

We may also need to file lawsuits to protect our intellectual property rights from infringement from third parties, which lawsuits could be expensive and time consuming and distract management’s attention from our core operations.

If we are unable to adequately control the costs associated with operating our business, including our costs of sales, our business, financial condition, operating results and prospects will suffer.

If we are unable to maintain a sufficiently low level of costs and maintain a sufficiently low level of costs for marketing, selling and managing properties relative to the income earned, our operating results, gross margins, business and prospects could be materially and adversely impacted. We have made, and will be required to continue to make, significant investments into the technological systems that allow us to efficiently service our real estate investments and manage properties. There can be no assurances that our costs of producing and delivering positive real estate investment returns will be less than the income we generate from our real estate investments or that we will ever achieve a positive net investment returns.

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If we are unable to address the requirements of our future investors, our business will be materially and adversely affected.

In order to sustain our business we must be able to adequately address the requirements of our investors. If we are unable to do this, our business will be materially and adversely affected. In addition, we anticipate the level and quality of the returns we provide our investors will have a direct impact on the success of our future business and referrals. If we are unable to satisfactorily provide returns to our investors, our ability to generate investor loyalty, grow our business, and invest and manage additional properties could be impaired.

We may become subject to liability claims, which could harm our financial condition and liquidity if we are not able to successfully defend or insure against such claims.

The risk of professional liability claims, product recalls, and associated adverse publicity is inherent in the real estate business. We may become subject to liability claims, which could harm our business, prospects, operating results and financial condition. The real estate industry experiences significant liability claims, and we face inherent risk of exposure to claims in the event our employees, officers or real estate associates do not perform as expected per our policy manual. A successful liability claim against us could require us to pay a substantial monetary award. In addition, a liability claim could generate substantial negative publicity about our business, which would have material adverse effect on our brand, business, prospects and operating results. Any lawsuit, regardless of its merit, may have a material adverse effect on our reputation, business and financial condition. To help mitigate the financial risks, we carry professional Errors & Omissions liability insurance, which offers financial protection up to $1,000,000 per claim.

We may not be able to properly manage our planned expansion.

We plan on expanding our business through the development of a real estate investment trust (REIT). Any expansion of operations we may undertake will entail risks. Such actions may involve specific operational activities, which may negatively impact our profitability. Consequently, shareholders must assume the risk that (i) such expansion may ultimately involve expenditures of funds beyond the resources available to us at that time, and (ii) management of such expanded operations may divert management’s attention and resources away from its existing operations, and all of those factors may have a material adverse effect on our present and prospective business activities.

Developing new products, services and technologies entails significant risks and uncertainties.

We regularly research and develop new technology and communication systems. Delays or cost overruns in the development of these systems and/or failure of the product or service to meet our performance estimates may be caused by, among other things, unanticipated technological hurdles, difficulties in programming, changes to design and regulatory hurdles. Any of these events could materially and adversely affect our operating performance and results of operations.

We may not be successful in developing a larger investor base.

While we believe we can further develop our existing investor base and develop a new investor base through the marketing and promotion of our investment opportunities, our inability to further develop such a customer base could have a material adversely affect us. Although we believe that our real estate investments offer advantages over competitive companies, our services may not attain a degree of market acceptance on a sustained basis or generate revenues sufficient for sustained profitable operations.

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Changes in consumer behavior could reduce profitability.

Our customers could change their behavior and purchase patterns in unpredictable ways. Our success therefore depends on our ability to successfully predict and adapt to changing consumer behavior outside, as well as inside, the United States. Moreover, we must often invest substantial amounts in research and development before we learn the extent to which products and services will earn consumer acceptance. If our products and services do not achieve sufficient consumer acceptance, our revenue may decline and adversely affect the profitability of the business.

Because we face intense competition, we may not be able to operate profitably in our markets.

Competition in the real estate industry is significant. Nationwide, there are more than 1 million real estate agents, more than 300,000 loan officers, and more than 100,000 real estate brokerage firms and several publicly traded real estate investment trusts (REIT). While significant competition does exist, our management believes that our products and services are demographically well positioned, top quality and unique in nature, while offering greater value. The expertise of management combined with training, culture and the innovative nature of its marketing approach set us apart from its competitors. However, there is the possibility that new competitors could seize upon our business model and produce competing products or services with similar focus. Likewise, these new competitors could be better capitalized than we are, which could give them a significant advantage over us. There is the possibility that the competitors could capture significant market share of our intended market.

Trends in consumer preferences and spending can change quickly and be sporadic.

Our operating results may fluctuate significantly from period to period as a result of a variety of factors, including purchasing patterns of investors, competitive pricing, debt service and principal reduction payments, and general economic conditions. We may not be successful in marketing any of its services nationwide or the revenues from such services may not be significant. Consequently, our revenues may vary by quarter, and our operating results may experience fluctuations that will impede appreciation and slow our growth.

We may suffer potential fluctuations in quarterly revenue.

Significant annual and quarterly fluctuations in our revenue may be caused by, among other factors, the volume of revenues generated by us, the timing of new product or service announcements and releases by us and our competitors in the marketplace, and general economic conditions. Our level of revenues and profits, in any particular fiscal period, may be significantly higher or lower than in other fiscal periods, including comparable fiscal periods. Our expense levels are based, in part, on its expectations as to future revenues.

As a result, if future revenues are below expectations, net income or loss may be disproportionately affected by a reduction in revenues, as any corresponding reduction in expenses may not be proportionate to the reduction in revenues. As a result, we believe that period-to-period comparisons of its results of operations may not necessarily be meaningful and should not be relied upon as indications of future performance.

We may face unanticipated obstacles to execution of our business plan.

Our business plans may change significantly. Many of our potential business endeavors are capital intensive and may be subject to statutory or regulatory requirements. Management believes that our chosen activities and strategies are achievable in light of current economic and legal conditions with the skills, background, and knowledge of our principals and advisors. Management reserves the right to make significant modifications to our stated strategies depending on future events. We may not be successful in our the execution of our business plan.

Management maintains wide discretion as to the use of proceeds from this Offering.

We plan to use the net proceeds from this Offering for the purposes described under Item 4 “Use of Proceeds.” However, we reserve the right to use the funds obtained from this Offering for other similar purposes not presently contemplated, which our management deems to be in the best interests of our company and its shareholders in order to address changed circumstances or opportunities. As a result of the foregoing, our success will be substantially dependent upon the discretion and judgment of Management with respect to application and allocation of the net proceeds of this Offering. Investors for the Securities offered hereby will be entrusting their funds to our Management, upon whose judgment and discretion the investors must depend.

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We are subject to the significant influence of one of our current stockholders after this Offering, and their interests may not always coincide with those of our other stockholders.

Andrew Michael Arroyo, currently beneficially owns 88% of our outstanding common stock and 100% of our outstanding preferred stock. If the Maximum Offering is sold to investors, Mr. Arroyo will beneficially own 20% of our outstanding Common Stock and control 20% of the outstanding voting rights. As a result, Mr. Arroyo will be able to significantly influence all matters requiring approval by our stockholders, including the election of directors and the approval of mergers or other business combination transactions. Because the interests of Mr. Arroyo may not always coincide with those of our other stockholders, such stockholder may influence or cause us to take actions with which our other stockholders disagree.

We currently do not pay a dividend. We will pay dividends if we are qualified as a real estate investment trust (REIT).

We currently retain our earnings to fund operations and expand our business. A Shareholder is not currently entitled to receive profits proportionate to the amount of shares of Common Stock held by that Shareholder. Our Board of Directors is vested with the power to declare a dividend to distribute profits based upon our results of operations, financial condition, capital requirements and other circumstances. If we are qualified as a real estate investment trust, our Board of Directors will distribute profits and declare dividends per the IRS guidelines.

We may be unable to adequately protect our proprietary rights.

In certain cases, we may rely on trade secrets to protect intellectual property, proprietary technology and processes, which we have acquired, developed or may develop in the future. There is a risk that secrecy obligations may not be honored or that others will not independently develop similar or superior products or technology. The protection of intellectual property and/or proprietary technology through claims of trade secret status has been the subject of increasing claims and litigation by various companies both in order to protect proprietary rights as well as for competitive reasons even where proprietary claims are unsubstantiated. The prosecution of proprietary claims or the defense of such claims is costly and uncertain given the uncertainty and rapid development of the principles of law pertaining to this area. We, in common with other firms, may also be subject to claims by other parties with regard to the use of intellectual property, technology information and data, which may be deemed proprietary to others.

We have certain legal and regulatory compliance related to the sale of securities and related to this Offering that we must follow.

Failure to comply with applicable laws and regulations could harm our business and financial results. We intend to develop and implement policies and procedures designed to comply with all applicable federal and state laws, accounting and reporting requirements, tax rules and other regulations and requirements, including but not limited to those imposed by the SEC.

In addition to potential damage to our reputation and brand, failure to comply with the various laws and regulations, as well as changes in laws and regulations or the manner in which they are interpreted or applied, may result in civil and criminal liability, damages, fines and penalties, increased cost of regulatory compliance, and restatements of our financial statements. Future laws or regulations, or the cost of complying with such laws, regulations or requirements, could also adversely affect our business and results of operations.

This Offering Circular contains forward-looking statements that are based on our current expectations, estimates and projections but are not guarantees of future performance and are subject to risks and uncertainties.

Management has prepared projections regarding our anticipated financial performance. These projections are hypothetical and based upon our presumed financial performance, the addition of a sophisticated and well-funded marketing plan and other factors influencing our business. The projections are based on Management’s best estimate of our probable results of operations, based on present circumstances, and have not been reviewed by our independent accountants or auditors. These projections are based on several assumptions, set forth therein, which Management believes are reasonable. Some assumptions, upon which the projections are based, however, invariably will not materialize because of the inevitable occurrence of unanticipated events and circumstances beyond Management’s control. Therefore, actual results of operations will vary from the projections, and such variances may be material. Assumptions regarding future changes in sales and revenues are necessarily speculative in nature. In addition, projections do not and cannot take into account such factors as general economic conditions, unforeseen regulatory changes, the entry into our market of additional competitors, the terms and conditions of future capitalization, and other risks inherent to our business. While Management believes that the projections accurately reflect possible future results of our operations, those results cannot be guaranteed.

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Technology risks

Rapid technological changes may adversely affect our business.

Our ability to remain competitive may depend in part upon its ability to develop new and enhanced new products, services or distribution, and to introduce these products or services in a timely and cost-effective manner. In addition, product and service introductions or enhancements by our competitors, or the use of other technologies could cause a decline in sales or loss of market acceptance of our existing products and services.

Our success in developing, introducing, selling and supporting new and enhanced products or services depends upon a variety of factors, including timely and efficient completion of service and product design and development, as well as timely and efficient implementation of product and service offerings. Because new product and service commitments may be made well in advance of sales, new product or service decisions must anticipate changes in the industries served. We may not be successful in selecting, developing, and marketing new products and services or in enhancing its existing products or services. Failure to do so successfully may adversely affect our business, financial condition and results of operations.

We are dependent on computer infrastructure.

We rely on Internet and computer technology to maintain its records and to market and sell our products and services. Therefore, an Internet or major computer server failure would adversely affect our performance. We presently have limited redundancy systems, rely on third party backup facilities, and only have a limited disaster recovery plan. Despite the implementation of network security measures by us, our servers may be vulnerable to computer viruses, physical or electronic break-ins and similar disruptive problems, which could lead to interruptions, delays or stoppages in service to users of our services and products, which could cause a material adverse effect on our business, operations and financial condition.

Our website faces inside and outside security risks.

If the security measures we use to protect the personal information of our website users, employees, real estate agents and clients, such as credit card numbers, are ineffective, it could result in a reduction in revenues from decreased customer confidence, an increase in operating expenses, as well as possible liability and compliance costs.

Any breach in our website security, whether intentional or unintentional, could cause our users to lose their confidence in our website and as a result stop using our service and websites. This would result in reduced revenues and increased operating expenses, which would impair us from achieving profitability. Additionally, breaches of our users' personal information could expose us to possible liability as any involved user or users may choose to sue us. Breaches resulting in disclosure of users' personal information may also result in regulatory fines for noncompliance with online privacy rules and regulations.

We believe that as a result of advances in computer capabilities, new discoveries in the field of cryptography and other developments, a compromise or breach of our security precautions may occur. A compromise in the proposed security for our computer systems could severely harm our business because a party who is able to circumvent our proposed security measures could misappropriate proprietary information, including customer credit card information, or other sensitive data that would cause interruptions in the operation of our services and websites. We may be required to spend significant funds and other resources to protect against the threat of security breaches or to alleviate problems caused by these breaches. However, protection may not be available at a reasonable price or at all. Concerns regarding the security of e-commerce and the privacy of users may also inhibit the growth of the Internet as a means of conducting commercial transactions in general. Our users may have these concerns as well, and this may result in a reduction in revenues and increase in our operating expenses, which would prevent us from achieving profitability. We rely on encryption and authentication technology licensed from third parties whose area of expertise is to provide secure transmission of confidential information.

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We are dependent on the functionality of our websites.

If the software for our various websites contains undetected errors, we could lose the confidence of users, resulting in loss of customers and a reduction of revenue. Our online systems, including but not limited to its websites, software applications and online sales for services and products, could contain undetected errors or "bugs" that could adversely affect their performance. We regularly update and enhance all sales, websites and other online systems, as well as introduce new versions of our software products and applications. The occurrence of errors in any of these may cause us to lose market share, damage our reputation and brand name, and reduce our revenues.

Risks related to the offering

There is no current market for our shares.

There is no established public trading market for the resale of our Common Stock; however, we have plans to apply for or otherwise seek trading or quotation of our Common Stock on an over-the-counter market. Investors should assume that they may not be able to liquidate their investment for some time or be able to pledge their shares of Common Stock as collateral.

Our securities have limited transferability and liquidity.

To satisfy the requirements of certain exemptions from registration under the Securities Act, and to conform with applicable state securities laws, each Investor must acquire his/her/its Securities for investment purposes only and not with a view toward distribution. Consequently, certain conditions of the Securities Act may need to be satisfied prior to any sale, transfer, or other disposition of the Securities. Some of these conditions may include a minimum holding period; availability of certain reports, including financial statements from us; limitations on the percentage of Securities sold; and the manner in which they are sold. We can prohibit any sale, transfer or disposition unless it receives an opinion of counsel provided at the holder’s expense, in a form satisfactory to us, stating that the proposed sale, transfer or other disposition will not result in a violation of applicable federal or state securities laws and regulations. No public market exists for the securities at the moment, and no market is expected to develop until we list the securities on an exchange. Consequently, owners of the Securities may have to hold their investment indefinitely and may not be able to liquidate their investments in our securities or pledge them as collateral for a loan in the event of an emergency.

As stated above, there is no formal marketplace for the resale of our Securities. Shares of our Securities may be traded to the extent any demand and/or trading platform(s) exists. However, there is no guarantee there will be demand for the Securities, or a trading platform that allows you to sell them. We have plans to apply for and seek trading/quotation of our Securities on an over-the-counter (OTC) market. It is hard to predict if we will ever be able to obtain a quotation over-the-counter, or “up list” to the NASDAQ or similar stock exchange, although that will be the goal. Investors should assume that they may not be able to liquidate their investment for some time, if at all.

Investors in our Securities should view the investment as a long term investment.

An investment in the Securities may be long term and illiquid. As discussed herein, the offer and sale of the Securities will not be registered under the Securities Act or any foreign or state securities laws by reason of exemptions from such registration, which depends in part on the investment intent of the investors. Accordingly, purchasers of our Securities must be willing and able to bear the economic risk of their investment for an indefinite period of time. It is likely that investors will not be able to liquidate their investment in the event of an emergency, unless we are listed on an exchange at that time where shares can be openly traded.

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Our management has arbitrarily determined the offering price for the Securities sold hereunder.

The offering price of the Securities has been arbitrarily established by our management, considering such matters as the state of our business development, the general condition of the industry in which we operate, the amount of funds sought from this Offering, and the number of shares the Board of Directors is willing to issue in order to raise such funds. Accordingly, there is no relationship between the price of the Offering and our assets, earnings or book value, the market value of our Securities, or any other recognized criteria of value. As such, the price does not necessarily indicate the current value of our Securities and should not be regarded as an indication of any future market price of our stock.

There is not a firm underwritten commitment for this Offering.

The Securities are offered on a “best efforts” basis by the Company without compensation. We may, in the future, engage the services of certain Financial Industry Regulatory Authority (FINRA) registered broker-dealers to market the Securities on a “best efforts” basis that enter into Participating Broker-Dealer Agreements with us; however, we have not entered into any agreement with any FINRA registered broker-dealer. Accordingly, there is no assurance that we, or any FINRA broker-dealer, will sell the maximum securities offered or any lesser amount.

Investing in our company is highly speculative; you could lose your entire investment.

Purchasing the offered Securities is highly speculative and involves significant risk. The offered Securities should not be purchased by any person who cannot afford to lose their entire investment. Our business objectives are also speculative, and it is possible that we would be unable to accomplish them. Our shareholders may be unable to realize a substantial or any return on their purchase of the offered Securities and may lose their entire investment. For this reason, each prospective purchaser of the offered Securities should read this Offering Circular and all of its exhibits carefully and consult with their attorney, business and/or investment advisor.

Investing in our company may result in an immediate loss because investors will pay more for our Securities than what the pro rata portion of the assets are worth.

The Offering price and other terms and conditions regarding our Securities have been arbitrarily determined and do not bear any relationship to assets, earnings, book value or any other objective criteria of value. No investment banker, appraiser or other independent third party has been consulted concerning the Offering price for the Securities or the fairness of the Offering price used for the Securities.

The arbitrary Offering price of $5.00 per Share as determined herein is substantially higher than the net tangible book value per share of our Common Stock. Our assets do not substantiate a share price of $5.00 per Share. This premium in share price applies to the terms of this Offering. The Offering price will not change for the duration of the Offering even if we obtain a listing on any exchange or become quoted on the OTC Markets.

Although we have an escrow account with the subscriptions for investors, if we file for or are forced into bankruptcy protection, investors will lose their entire investment.

Invested funds for this Offering, up to $75,000,000, will be placed in an escrow account until the funds are distributed to the Company and Mr. Arroyo, and if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws. As such, you will lose your investment and your funds will be used to pay creditors.

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In the event that our Securities are traded, they may trade for less than $5.00 per share and thus will be considered a penny stock. Trading penny stocks has many restrictions, and these restrictions could severely affect the price and liquidity of our shares.

In the event that our Securities are traded, and our stock trades below $5.00 per share, our stock would be known as a “penny stock”, which is subject to various regulations involving disclosures to be given to you prior to the purchase of any penny stock. The U.S. Securities and Exchange Commission has adopted regulations that generally define a “penny stock” to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Depending on market fluctuations, our Common Stock could be considered to be a “penny stock”. A penny stock is subject to rules that impose additional sales practice requirements on broker/dealers who sell these securities to persons other than established customers and Accredited Investors. For transactions covered by these rules, the broker/dealer must make a special suitability determination for the purchase of these securities. In addition, he must receive the purchaser’s written consent to the transaction prior to the purchase. He must also provide certain written disclosures to the purchaser. Consequently, the “penny stock” rules may restrict the ability of broker/dealers to sell our securities and may negatively affect the ability of holders of shares of our Common Stock to resell them. These disclosures require you to acknowledge that you understand the risks associated with buying penny stocks and that you can absorb the loss of your entire investment. Penny stocks are low priced securities that do not have a very high trading volume. Consequently, the price of the stock is often volatile and you may not be able to buy or sell the stock when you want to.

Financial Industry Regulatory Authority (“FINRA”) sales practice requirements may also limit your ability to buy and sell our Securities, which could depress the price of our shares.

FINRA rules require broker-dealers to have reasonable grounds for believing that an investment is suitable for a customer before recommending that investment to the customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status and investment objectives, among other things. Under interpretations of these rules, FINRA believes that there is a high probability such speculative low-priced securities will not be suitable for at least some customers. Thus, FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our Securities, which may limit your ability to buy and sell our Securities or have an adverse effect on the market for our Securities, and thereby depress our Security’s price.

You may face significant restriction on the resale of your shares because of state “Blue Sky” laws.

Each state has its own securities laws, often called “Blue Sky” laws, which (1) limit sales of securities to a state’s residents unless the securities are registered in that state or qualify for an exemption from registration, and (2) govern the reporting requirements for broker-dealers doing business directly or indirectly in the state. Before a security is sold in a state, there must be a registration in place to cover the transaction, or it must be exempt from registration. The applicable broker-dealer must also be registered in that state.

We do not know whether our Securities will be registered or exempt from registration under the laws of any state. A determination regarding registration will be made by those broker-dealers, if any, who agree to serve as market makers for our Securities. We have not yet applied to have our Securities registered in any state and will not do so until we receive expressions of interest from investors resident in specific states after they have viewed this Offering Circular. We will initially focus our Offering in the State of California and will rely on exemptions found under California Law. There may be significant state Blue Sky law restrictions on the ability of investors to sell, and on purchasers to buy, our Securities. You should therefore consider the resale market for our Securities to be limited, as you may be unable to resell your Securities without the significant expense of state registration or qualification.

We may need additional financing in the future, which may be difficult to obtain or be on terms unfavorable to us.

Assuming all Common Shares are sold in this Offering, we believe that the net proceeds from this Offering, together with its projected cash flow from operations, shall be sufficient to fund the operations of the Company as currently conducted for up to twenty four (24) months. Such belief, however, cannot give rise to an assumption that our cost estimates are accurate or that unforeseen events would not occur that would require us to seek additional funding to meet our operational needs. In addition, we may not generate sufficient cash flow from operations to implement our business objectives. As a result, we may require substantial additional financing in order to implement our business objectives.

We may not be able to obtain additional funding when needed. If obtained such funding may only be available on terms not acceptable to us. In the event that our operations do not generate sufficient cash flow, or we cannot acquire additional funds if and when needed, we may be forced to curtail or cease its activities, which would likely result in the loss to investors of all or a substantial portion of their investments.

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We must be able to attract and retain qualified personnel in order for our business to be successful.

Our ability to realize our objectives shall be dependent on our ability to attract and retain additional, qualified personnel. Competition for such personnel can be intense, and our results may adversely affect our ability to attract and/or retain qualified personnel. Our management team has entered into employment agreements that include non-compete and confidentiality requirements. However, such agreements may not fully protect us from competitive injury if any of these individuals leave us.

We are an emerging growth company.

We are an emerging growth company as defined in the JOBS Act. The reduced disclosure requirements applicable to emerging growth companies may make our Securities less attractive to investors. For as long as we continue to be an emerging growth company, we intend to take advantage of some of the exemptions from the reporting requirements applicable to other public companies. It is possible that investors will find our Securities less attractive as a result of our reliance on these exemptions. If so, there may be a less active trading market for our Securities and our stock price may be more volatile.

Additional Current Economic, Industry and Regulatory Risks

Recent litigation and potential regulation could impact the real estate commissions earned by real estate agents.

In October 2023, a federal jury in Kansas City, Missouri found the National Association of Realtors (NAR) and some of the largest real estate brokers in the country liable for colluding to inflate real estate commissions. The jury ordered the NAR and real estate franchises HomeServices of America and Keller Williams to pay $1.78 billion in damages to the sellers of more than 260,000 homes in Missouri, Kansas and Illinois — the plaintiffs in the case. The defendants have announced they plan to appeal the decision. The case is among several pending lawsuits in U.S. courts confronting "buyer-broker commissions," or the amount of commissions that people selling their homes must agree to pay in order for their home to be included on a "multiple listing service" showing properties for sale in regions around the country. Two other defendants, Re/Max and Anywhere Real Estate, recently resolved claims in similar cases in Illinois and Missouri federal courts. Anywhere Real Estate planned to pay $83.5 million, according to a post at National Association of Realtors. Re/Max said in a regulatory filing it would pay $55 million. Both settlements are pending court approval. When the lawsuit was originally filed in 2019 it included Anywhere Real Estate and Re/Max as defendants, but they agreed to scale back their relationship with the NAR and pay a total of approximately $139 million in damages as part of a settlement. The judge overseeing the case still has to issue a final judgement in the case, which could alter or even ban the cooperative compensation ruling nationally. Depending on the judgment, it could mean that home sellers will not be responsible for paying the commissions of both the listing and buying brokers. The Department of Justice (DOJ) has been actively involved in these litigations, settlements, and pursued their own investigations into a potential antitrust violation of NAR and other related parties.

Changes in NAR’s current policies or federally mandated regulation by the DOJ could potentially reduce our commissions on residential transactions, which would constrain our growth and operational initiatives and could have a material adverse effect on our revenues, results of operations and product development efforts.

This lawsuit applies to residential real estate agent commissions and can potentially have significant impact on the current real estate brokerage operations of the Company. At this time, these lawsuits do not have any impact on the commercial real estate industry or the real estate investment industry. Therefore, in management’s opinion, these lawsuits will have no impact on the Company’s ability to fully develop its investment division and a real estate investment trust (REIT).

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Significant rise in interest rates.

Over the last 24 months, interest rates have risen at a rapid pace which has resulted in a devaluation of many commercial properties and investment buyers being priced out of the marketplace. Recently, the Federal Reserve has started to cut interest rates and announced it will cut rates further in the next year. However, in the event interest rates continue to rise or remain at elevated levels for an extended period of time, our proposed real estate investments and resulting income may decline, which would adversely affect the bottom line of our business.

Significant rise in cost of real estate properties.

Over the last few years, the sale price for residential properties in many markets we currently serve has risen dramatically which has resulted in pricing many buyers out of the marketplace. The opposite is happening in commercial real estate, prices are going down. In the event residential and commercial property prices continue to rise or remain at elevated levels for an extended period of time, our resulting revenue may decline and adversely affect the bottom line of our business.

Limited inventory.

Over the last few years, the inventory of properties available to purchase for investment has declined in many markets we serve which has resulted in limited inventory in the marketplace. In the event inventory remains at limited levels for an extended period of time, our proposed real estate investments may be delayed and resulting revenue may decline and adversely affect the bottom line of our business. If the capital raised through this Offering is not able to be deployed immediately after its raised, the Company will invest in short term liquid money market accounts and short-term government treasuries to generate interest income that will be available for distribution to shareholders as a dividend in lieu of investment income from the real estate properties.

Additional Risks Related to REITs

Risks Related to Our Business and Properties

If we successfully transition to a REIT, the limits on the percentage of shares of our common stock that any person may own may discourage a takeover or business combination that could otherwise benefit our stockholders.

If we are successful in our goal of transitioning to a REIT, our new Certificate of Incorporation, with certain exceptions, will authorize our Board to take such actions as are necessary and desirable to preserve our qualification as a REIT. An important qualification to preserve is that no five shareholders can own more than 50% of the Company. Currently, our founder Andrew Michael Arroyo owns 88% of the common shares being offered. Once $25 million of the offering has been raised his ownership percentage will fall below the 50% threshold. If the offering is fully subscribed at $75 million his ownership will fall below 20% ownership. Besides Mr. Arroyo, and unless exempted by our Board, no other person may own more than 9.8% in value of our outstanding capital stock or more than 9.8% in value or number of shares, whichever is more restrictive, of our outstanding common stock. A person that did not acquire more than 9.8% of our shares may become subject to our charter restrictions if redemptions by other stockholders cause such person’s holdings to exceed 9.8% of our outstanding shares. Our 9.8% ownership limitation may have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price for our stockholders.

Our Certificate of Incorporation will permit our board of directors to issue stock with terms that may subordinate the rights of the holders of our common stock or discourage a third party from acquiring us in a manner that could result in a premium price to our stockholders.

Our Board may classify or reclassify any unissued common stock or preferred stock into other classes or series of stock and establish the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms or conditions of redemption of any such stock without stockholder approval. Thus, our Board could authorize the issuance of preferred stock with terms and conditions that could have priority as to distributions and amounts payable upon liquidation over the rights of the holders of our common stock. Such preferred stock could also have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might otherwise provide a premium price to holders of our common stock.

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If we become a REIT, we have limited operating history operating certain types of commercial real estate and we may not be able to successfully operate our business or generate sufficient operating cash flows to make or sustain distributions to our shareholders.

We have recently expanded our business services beyond residential, commercial and property management services to include real estate investment services and intend to commence operations as a REIT if we are successful in raising at least $25 million in this offering.  Our expansion to commercial real estate investment services will begin as soon as we are able to raise sufficient funds to acquire suitable properties or invest with our partner operators, which could occur prior to the time we qualify as a REIT. During our expansion to commercial real estate investment services, and if we are successful in becoming a REIT, our ability to make or sustain distributions to our shareholders will depend on many factors, including our availability to identify attractive acquisition opportunities that satisfy our investment strategy, our success in consummating acquisitions on favorable terms, the level and volatility of interest rates, readily accessible short-term and long-term financing on favorable terms, and conditions in the financial markets, the real estate market and the economy. We will face competition in acquiring attractive commercial properties. The value of the commercial properties that we acquire may decline substantially after we purchase them. We may not be able to successfully operate our business or implement our operating policies and investment strategy successfully. Furthermore, we may not be able to generate sufficient operating cash flow to pay our operating expenses and make distributions to our shareholders.

As a company with an expanded business focus, we are subject to the risks of any newly established business enterprise, including risks that we will be unable to attract and retain qualified personnel, create effective operating and financial controls and systems or effectively manage our anticipated growth, any of which could have a harmful effect on our business and our operating results.

We may change our investment objectives without seeking stockholder approval.

We may change our investment objectives without shareholder notice or consent. Although our Board of Directors has fiduciary duties to our stockholders and intends only to change our investment objectives when our Board determines that a change is in the best interests of our stockholders, a change in our investment objectives could reduce our payment of cash distributions to our stockholders or cause a decline in the value of our investments.

We have identified the type of commercial real estate we plan to acquire and several potential acquisitions but do not have any specific commercial properties under contract and you will be unable to evaluate the allocation of net proceeds of this offering or the economic merits of our investments prior to making your investment decision.

We currently do not own any properties and have no agreements to acquire any properties. Since we can only provide examples of the type of properties we are seeking to acquire and have not yet put any specific commercial properties under contract or committed the net proceeds of this offering to any specific commercial property investment, you will be unable to evaluate the allocation of the net proceeds or the economic merits of our acquisitions before making an investment decision to purchase our common shares. As a result, we will have broad authority to invest the net proceeds in any real estate investments that we may identify in the future and we may use those proceeds to make investments with which you may not agree. In addition, our investment policies may be amended or revised from time to time at the discretion of our Board, without a vote of our shareholders. These factors will increase the uncertainty, and thus the risk, of investing in our common shares. Our failure to apply the net proceeds effectively or find suitable commercial properties to acquire in a timely manner or on acceptable terms could result in returns that are substantially below expectations or result in losses. Prior to the full investment of the net offering proceeds in commercial properties, we intend to invest the net proceeds in interest-bearing short-term, investment grade securities or money-market accounts which are consistent with our intention to qualify as a REIT. These investments are expected to provide a lower net return than we will seek to achieve from our investments in commercial properties. We may not be able to identify commercial investments that meet our investment criteria, we may not be successful in completing any investment we identify and our investments may not produce acceptable, or any, returns. We may be unable to invest the proceeds on acceptable terms, or at all.

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There may be conflicts of interest faced by one of our officers and directors, who is also a managing member in Andrew Arroyo Investments, LLC and Neighborhood Investment Network, LLC, which may compete with us for his business time and for business opportunities to acquire properties that may arise.

Mr. Arroyo, one of our officers and directors, is also a managing member of Andrew Arroyo Investments, LLC, which is an established business that operates as a registered investment advisor. We may compete for Mr. Arroyo’s time in the future. At this time, Andrew Arroyo Investments, LLC does not have any clients and the sole function of the entity is to provide investment advisor services to our Company. In the future, this may change. Mr. Arroyo, one of our officers and directors, is also a managing member of Neighborhood Investment Network, LLC, which is a real estate syndication that Mr. Arroyo set up to teach the members of the Company how to operate a real estate investment fund beginning in 2016. Moreover, he has obligations toward Andrew Arroyo Investments, LLC and Neighborhood Investment Network, LLC, for his business time and existing fiduciary duties to those entities. Thus, if Mr. Arroyo does not devote sufficient time to us, or we are unable to obtain business opportunities to acquire properties sufficient for us to generate revenues, then our business may not succeed.

We and our third party vendors will rely on information technology networks and systems in providing services to us, and any material failure, inadequacy, interruption or security failure of that technology could harm our business.

We and our third party vendors will rely on information technology networks and systems, including the Internet, to process, transmit and store electronic information and to manage or support a variety of our business processes, including financial transactions and maintenance of records, which may include confidential information of tenants, lease data and information regarding our stockholders. We and our third party vendors will rely on commercially available systems, software, tools and monitoring to provide security for processing, transmitting and storing confidential information. Security breaches, including physical or electronic break-ins, computer viruses, attacks by hackers and similar breaches or cyber-attacks, can create system disruptions, shutdowns or unauthorized disclosure of confidential information. In addition, any breach in the data security measures employed by the third party vendors upon which we rely, could also result in the improper disclosure of personally identifiable information. Any failure to maintain proper function, security and availability of information systems could interrupt our operations, damage our reputation, subject us to liability claims or regulatory penalties and could materially and adversely affect us.

Our operating results will be affected by economic and regulatory changes that have an adverse impact on the real estate market in general, and we cannot assure you that we will be profitable or that we will realize growth in the value of our real estate properties.

Our operating results are subject to risks generally incident to the ownership of real estate, including:

•	ability to acquire properties:

•	changes in general economic or local conditions;

•	changes in supply of or demand for similar or competing properties in an area;

•	changes in interest rates and availability of permanent mortgage funds that may render the sale of a property difficult or unattractive;

•	changes in tax, real estate, environmental and zoning laws; and

•	periods of high interest rates and tight money supply.

These and other reasons may prevent us from being profitable or from realizing growth or maintaining the value of our real estate properties.

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We do not currently own any properties to lease.  Without funds from this offering, we will face difficulty acquiring any properties to lease to generate lease revenue. Some of our future properties may depend upon a single tenant for all or a majority of its rental income, and our financial condition and ability to make distributions may be adversely affected by the bankruptcy or insolvency, a downturn in the business, or a lease termination of a single tenant.

We do not yet own any properties which we can lease to any tenants and need to raise funds to acquire such properties. We expect that some of our properties will be occupied by only one tenant or will derive a majority of their rental income from one tenant and, therefore, the success of those properties will be materially dependent on the financial stability of such tenants. Lease payment defaults by tenants could cause us to reduce the amount of distributions we pay. A default of a tenant on its lease payments to us would cause us to lose the revenue from the property and force us to find an alternative source of revenue to meet any mortgage payment and prevent a foreclosure if the property is subject to a mortgage. In the event of a default, we may experience delays in enforcing our rights as landlord and may incur substantial costs in protecting our investment and re-letting the property. If a lease is terminated, there is no assurance that we will be able to lease the property for the rent previously received or sell the property without incurring a loss. A default by a tenant, the failure of a guarantor to fulfill its obligations or other premature termination of a lease, or a tenant’s election not to extend a lease upon its expiration, could have an adverse effect on our financial condition and our ability to pay distributions.

Our brokerage, lending and property management operations, whether or not they are put into a taxable REIT subsidiary (“TRS”), may be subject to conflicts of interest arising out of our working with the brokerage or the TRS entity, as the company will be partially-owned and managed by one or more of our officers and directors and one or more of our shareholders.

We may purchase, finance or lease properties where the Company’s brokerage division or another of its affiliates, identifies, leases or finances properties for the Company or represents the seller of a property we purchase. A conflict of interest may exist in such an acquisition since the Company’s brokerage division or TRS may be entitled to a real estate brokerage commission or other fees in connection to such a transaction. Any of our agreements and arrangements with the Company’s brokerage division or TRS and its affiliates, including those relating to compensation, are not the result of arm’s length negotiations.

There may be conflicts of interest if we engage the services of any investment or property manager since that investment or property manager may be partially-owned and managed by one or more of our officers and directors and one or more of our shareholders. Furthermore, we may have to compete for the business time of this investment or property manager to be devoted to our activities.

We plan to engage the services of multiple investment and property managers nationwide to invest in and manage the eventual properties that we plan to acquire or own partial interest. These entities may be controlled by one or more of our officers and directors and one or more of our shareholders. However, we do not yet have an agreement in place with these investment and property managers. While we hope to obtain the services of these investment and property managers on terms similar to that provided to the Company by its internal staff and contractors, it may be that the terms of our eventual service agreement would not be as favorable to us as anticipated, and thus we may not be able to operate our business on the terms or in the manner we expect.  As we expand our operations, use of an investment or property manager may become key to our planned level of business operations, and without this service, our business may not succeed.

If a major tenant declares bankruptcy, we may be unable to collect balances due under relevant leases, which could have a harmful effect on our financial condition and ability to pay distributions to you.

Our success will depend on the financial ability of our eventual tenants to remain current with their leases with us.  We may experience concentration in one or more tenants if the future leases we have with those tenants represent a significant percentage of our operations. Any of our future tenants, or any guarantor of one of our future tenant’s lease obligations, could be subject to a bankruptcy proceeding pursuant to Title 11 of the bankruptcy laws of the United States. Such a bankruptcy filing would bar us from attempting to collect pre-bankruptcy debts from the bankrupt tenant or its properties unless we receive an enabling order from the bankruptcy court. Post-bankruptcy debts would be paid currently. If we assume a lease, all pre-bankruptcy balances owing under it must be paid in full. If a lease is rejected by a tenant in bankruptcy, we would have a general unsecured claim for damages. This claim could be paid only in the event funds were available, and then only in the same percentage as that realized on other unsecured claims.

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The bankruptcy of a future tenant or lease guarantor could delay our efforts to collect past due balances under the relevant lease, and could ultimately preclude full collection of these sums. Such an event also could cause a decrease or cessation of current rental payments, reducing our operating cash flows and the amount available for distributions to you. In the event a future tenant or lease guarantor declares bankruptcy, the tenant or its director may not assume our lease or its guaranty. If a given lease or guaranty is not assumed, our operating cash flows and the amounts available for distributions to you may be adversely affected. The bankruptcy of a major tenant could have a harmful effect on our ability to pay distributions to you.

A high concentration of our properties in a particular geographic area, or with tenants in a similar industry, would magnify the effects of downturns in that geographic area or industry.

Though we do not currently own any properties, we plan to focus our acquisition efforts on certain geographic areas. In the event that we have a concentration of properties in any particular geographic area, any adverse situation that disproportionately affects that geographic area would have a magnified adverse effect on our portfolio. Similarly, if tenants of our properties become concentrated in a certain industry or industries, any adverse effect to that industry or those industries generally would have a disproportionately adverse effect on our portfolio.

If a sale-leaseback transaction is re-characterized in a tenant’s bankruptcy proceeding, our financial condition could be adversely affected.

We may enter into sale-leaseback transactions, whereby we would purchase a property and then lease the same property back to the person from whom we purchased it. In the event of the bankruptcy of a tenant, a transaction structured as a sale-leaseback may be re-characterized as either a financing or a joint venture, either of which outcomes could adversely affect our business. If the sale-leaseback were re-characterized as a financing, we might not be considered the owner of the property, and as a result would have the status of a creditor in relation to the tenant. In that event, we would no longer have the right to sell or encumber our ownership interest in the property. Instead, we would have a claim against the tenant for the amounts owed under the lease, with the claim arguably secured by the property. The tenant/debtor might have the ability to propose a plan restructuring the term, interest rate and amortization schedule of its outstanding balance. If confirmed by the bankruptcy court, we could be bound by the new terms, and prevented from foreclosing our lien on the property. If the sale-leaseback were re-characterized as a joint venture, our lessee and we could be treated as co-venturers with regard to the property. As a result, we could be held liable, under some circumstances, for debts incurred by the lessee relating to the property. Either of these outcomes could adversely affect our cash flow and the amount available for distributions to you.

We may obtain only limited warranties when we purchase a property and would have only limited recourse in the event our due diligence did not identify any issues that lower the value of our property.

The seller of a property often sells such property in its “as is” condition on a “where is” basis and “with all faults,” without any warranties of merchantability or fitness for a particular use or purpose. In addition, purchase agreements may contain only limited warranties, representations and indemnifications that will only survive for a limited period after the closing. Thus, the purchase of properties with limited warranties increases the risk that we may lose some or all of our invested capital in the property as well as the loss of rental income from that property.

We may be unable to secure funds for future tenant improvements or capital needs, which could adversely impact our ability to pay cash distributions to our stockholders and the value of an investment in our shares.

When tenants do not renew their leases or otherwise vacate their space, it is usual that, in order to attract replacement tenants, we will be required to expend substantial funds for tenant improvements and tenant refurbishments to the vacated space. In addition, although we expect that our leases with tenants will require tenants to pay routine property maintenance costs, we will likely be responsible for any major structural repairs, such as repairs to the foundation, exterior walls and rooftops. We will use substantially all of this offering’s gross proceeds to buy real estate and pay various fees and expenses. We intend to reserve a portion of the gross proceeds from this offering for future capital needs. Accordingly, if we need additional capital in the future to improve or maintain our properties or for any other reason, we will have to obtain financing from other sources, such as cash flow from operations, borrowings, property sales or future equity offerings. These sources of funding may not be available on attractive terms or at all. If we cannot procure additional funding for capital improvements, our investments may generate lower cash flows or decline in value, or both.

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Our inability to sell a property when we desire to do so could adversely impact our ability to pay cash distributions to you and the value of your investment in our shares.

The real estate market is affected by many factors, such as general economic conditions, availability of financing, interest rates, supply and demand, and other factors that are beyond our control. We cannot predict whether we will be able to sell any property for the price or on the terms set by us, or whether any price or other terms offered by a prospective purchaser would be acceptable to us. We may be required to expend funds to correct defects or to make improvements before a property can be sold. We may not have adequate funds available to correct such defects or to make such improvements. Moreover, in acquiring a property, we may agree to restrictions that prohibit the sale of that property for a period of time or impose other restrictions, such as a limitation on the amount of debt that can be placed or repaid on that property. We cannot predict the length of time needed to find a willing purchaser and to close the sale of a property. Our inability to sell a property when we desire to do so may cause us to reduce our selling price for the property. Any delay in our receipt of proceeds, or diminishment of proceeds, from the sale of a property could adversely impact our ability to pay distributions to you.

We may not be able to sell our properties at a price equal to, or greater than, the price for which we purchased such property, which may lead to a decrease in the value of our assets.

Some of our leases may not contain rental increases over time, or the rental increases may be less than the fair market rate at a future point in time. In such event, the value of the leased property to a potential purchaser may not increase over time, which may restrict our ability to sell that property, or if we are able to sell that property, may result in a sale price less than the price that we paid to purchase the property.

We may acquire or finance properties or invest with Partner Operators with lock-out provisions, which may prohibit us from selling a property, or may require us to maintain specified debt levels for a period of years on some properties.

Lock-out provisions could materially restrict us from selling or otherwise disposing of or refinancing properties. These provisions would affect our ability to turn our investments into cash and thus affect cash available for distributions to you. Lock-out provisions may prohibit us from reducing the outstanding indebtedness with respect to any properties, refinancing such indebtedness on a non-recourse basis at maturity, or increasing the amount of indebtedness with respect to such properties. Lock-out provisions could impair our ability to take other actions during the lock-out period that could be in the best interests of our stockholders and, therefore, may have an adverse impact on the value of the shares, relative to the value that would result if the lock-out provisions did not exist. In particular, lock-out provisions could preclude us from participating in major transactions that could result in a disposition of our assets or a change in control even though that disposition or change in control might be in the best interests of our stockholders.

Rising expenses could reduce cash flow and funds available for future acquisitions.

Any properties that we buy in the future will be, subject to operating risks common to real estate in general, any or all of which may negatively affect us. If any property is not fully occupied or if rents are being paid in an amount that is insufficient to cover operating expenses, we could be required to expend funds with respect to that property for operating expenses. The properties will be subject to increases in tax rates, utility costs, operating expenses, insurance costs, repairs and maintenance and administrative expenses. Different property types carry different degrees of exposure to operating costs. For instance, industrial properties are typically leased on a triple net (NNN) basis,  which puts the burden of the expenses on the tenant, whereas multifamily apartment properties are typically leased on a modified gross basis, which puts the burden of the expenses on the property owner. While we expect that many of our properties will be leased on a net-lease basis or will require the tenants to pay all or at least a small portion of such expenses, renewals of leases or future leases may not be negotiated on that basis, in which event we may have to pay those costs. If we are unable to lease properties on a net-lease basis or on a basis requiring the tenants to pay all or at least a small portion of such expenses, or if tenants fail to pay required tax, utility and other impositions, we could be required to pay those costs which could adversely affect funds available for future acquisitions or cash available for distributions.

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Adverse economic conditions will negatively affect our returns and profitability.

Our operating results may be affected by the following market and economic challenges, which may result from a continued or exacerbated general economic slowdown experienced by the nation as a whole or by the local economics where our properties may be located:

•	poor economic conditions may result in tenant defaults under leases;

•	re-leasing may require concessions or reduced rental rates under the new leases; and

•

increased insurance premiums may reduce funds available for distribution or, to the extent such increases are passed through to tenants, may lead to tenant defaults. Increased insurance premiums may make it difficult to increase rents to tenants on turnover, which may adversely affect our ability to increase our returns.

The length and severity of any economic downturn cannot be predicted. Our operations could be negatively affected to the extent that an economic downturn is prolonged or becomes more severe.

Challenging economic conditions could adversely affect vacancy rates, which could have an adverse impact on our ability to make distributions and the value of an investment in our shares.

Challenging economic conditions, the availability and cost of credit, turmoil in the mortgage market, and declining real estate markets have contributed to increased vacancy rates in the commercial real estate sector. If we experience vacancy rates that are higher than historical vacancy rates, we may have to offer lower rental rates and greater tenant improvements or concessions than expected. Increased vacancies may have a greater impact on us, as compared to REITs with other investment strategies, as our investment approach relies on long-term leases in order to provide a relatively stable stream of income for our stockholders. As a result, increased vacancy rates could have the following negative effects on us:

•	the values of our potential investments in commercial properties could decrease below the amount paid for such investments;

•	revenues from such properties could decrease due to low or no rental income during vacant periods, lower future rental rates and/or increased tenant improvement expenses or concessions; and/or

•

revenues from such properties that secure loans could decrease, making it more difficult for us to meet our payment obligations. All of these factors could impair our ability to make distributions and decrease the value of an investment in our shares.

Global market and economic conditions may materially and adversely affect us and our tenants.

In the United States, market and economic conditions have from time to time been challenging, such as periods of high interest rates, increased unemployment, large-scale business failures and tight credit markets. Our results of operations may be sensitive to changes in the overall economic conditions that impact our tenants’ financial condition and leasing practices. Adverse economic conditions such as high unemployment levels, interest rates, tax rates and fuel and energy costs may have an impact on the results of operations and financial conditions of our tenants. During periods of economic slowdown, rising interest rates and declining demand for real estate may result in a general decline in rents or an increased incidence of lease defaults. Volatility in the United States and global markets makes it difficult to determine the breadth and duration of the impact of future economic and financial market crises and the ways in which our tenants and our business may be affected. A lack of demand for rental space could adversely affect our ability to gain new tenants, which may affect our growth and profitability. Accordingly, the reoccurrence of any worsening of financial conditions could materially and adversely affect us.

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If we suffer losses that are not covered by insurance or that are in excess of insurance coverage, we could lose invested capital and anticipated profits.

Generally, each of our tenants will be responsible for insuring its goods and premises and, in some circumstances, may be required to reimburse us for a share of the cost of acquiring comprehensive insurance for the property, including casualty, liability, fire and extended coverage customarily obtained for similar properties in amounts that our advisor determines are sufficient to cover reasonably foreseeable losses. Tenants of single-user properties leased on a net-lease basis typically are required to pay all insurance costs associated with those properties. Tenants of multi-tenant properties leased on a modified gross basis are not typically responsible for any insurance beyond the interior of their premises. Material losses may occur in excess of insurance proceeds with respect to any property, as insurance may not be sufficient to fund the losses. However, there are types of losses, generally of a catastrophic nature, such as losses due to wars, acts of terrorism, earthquakes, floods, hurricanes, pollution or environmental matters, which are either uninsurable or not economically insurable, or may be insured subject to limitations, such as large deductibles or co-payments. Insurance risks associated with potential terrorism acts could sharply increase the premiums we pay for coverage against property and casualty claims. Additionally, mortgage lenders in some cases have begun to insist that commercial property owners purchase specific coverage against terrorism as a condition for providing mortgage loans. It is uncertain whether such insurance policies will be available, or available at reasonable cost, which could inhibit our ability to finance or refinance our potential properties. In these instances, we may be required to provide other financial support, either through financial assurances or self-insurance, to cover potential losses. We may not have adequate, or any, coverage for such losses. The Terrorism Risk Insurance Program Reauthorization Act of 2019 is designed for a sharing of terrorism losses between insurance companies and the federal government, and expires on December 31, 2027. There is no assurance that Congress will extend the insurance beyond 2027. We cannot be certain how this act will impact us or what additional cost to us, if any, could result. If such an event damaged or destroyed one or more of our properties, we could lose both our invested capital and anticipated profits from such property.

Real estate related taxes may increase and if these increases are not passed on to tenants, our income will be reduced.

Some local real property tax assessors may seek to reassess some of our properties as a result of our acquisition of the property. Generally, from time to time, our property taxes may increase as property values or assessment rates change or for other reasons deemed relevant by the assessors. An increase in the assessed valuation of a property for real estate tax purposes will result in an increase in the related real estate taxes on that property. Although some tenant leases may permit us to pass through such tax increases to the tenants for payment, there is no assurance that renewal leases or future leases will be negotiated on the same basis. Some lease types do not allow the pass through of any taxes to the tenants. Increases not passed through to tenants will adversely affect our income, cash available for distributions, and the amount of distributions to you.

CC&Rs may restrict our ability to operate a property.

Some of our properties may be contiguous to other parcels of real property, comprising part of the same commercial center. In connection with such properties, there are significant covenants, conditions and restrictions, known as “CC&Rs,” restricting the operation of such properties and any improvements on such properties, and related to granting easements on such properties. Moreover, the operation and management of the contiguous properties may impact such properties. Compliance with CC&Rs may adversely affect our operating costs and reduce the amount of funds that we have available to pay distributions.

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Our operating results may be negatively affected by potential development and construction delays and resultant increased costs and risks.

While we do not currently intend to do so, we may use proceeds from this offering to acquire and develop properties upon which we will construct improvements. We will be subject to uncertainties associated with re-zoning for development, environmental concerns of governmental entities and/or community groups, and our builder’s ability to build in conformity with plans, specifications, budgeted costs, and timetables. If a builder fails to perform, we may resort to legal action to rescind the purchase or the construction contract or to compel performance. A builder’s performance may also be affected or delayed by conditions beyond the builder’s control. Delays in completion of construction could also give tenants the right to terminate preconstruction leases. We may incur additional risks when we make periodic progress payments or other advances to builders before they complete construction. These and other such factors can result in increased costs of a project or loss of our investment. In addition, we will be subject to normal lease-up risks relating to newly constructed projects. We also must rely on rental income and expense projections and estimates of the fair market value of property upon completion of construction when agreeing upon a price at the time we acquire the property. If our projections are inaccurate, we may pay too much for a property, and our return on our investment could suffer.

While we do not currently intend to do so, we may invest in unimproved real property. Returns from development of unimproved properties are also subject to risks associated with re-zoning the land for development and environmental concerns of governmental entities and/or community groups. Although we intend to limit any investment in unimproved property to property we intend to develop, your investment nevertheless is subject to the risks associated with investments in unimproved real property.

Competition with third parties in acquiring properties and other investments may reduce our profitability and the return on your investment.

We compete with many other entities engaged in real estate investment activities, including individuals, corporations, bank and insurance company investment accounts, REITs, real estate limited partnerships, and other entities engaged in real estate investment activities, many of which have greater resources than we do. Larger REITs may enjoy significant competitive advantages that result from, among other things, a lower cost of capital and enhanced operating efficiencies. In addition, the number of entities and the amount of funds competing for suitable investments may increase. Any such increase would result in increased demand for these assets and therefore possibly increased prices paid for them. If we pay higher prices for properties and other investments, our profitability may be reduced and you may experience a lower return on your investment.

Our properties may face competition that could affect tenants’ ability to pay rent and the amount of rent paid to us may affect the cash available for distributions, the amount of distributions and the value of our shares.

We expect that our properties will typically be located in developed areas. Therefore, there are and will be numerous other properties within the market area of each of our properties that will compete with us for tenants. The number of competitive properties could have a material effect on our ability to rent space at our properties and the amount of rents charged. We could be adversely affected if additional competitive properties are built in locations competitive with our properties, causing increased competition for customer traffic and creditworthy tenants. This could result in decreased cash flow from tenants and may require us to make capital improvements to properties that we would not have otherwise made, thus affecting cash available for distributions, and the amount available for distributions to you.

Delays in acquisitions of properties may have an adverse effect on your investment.

There may be a substantial period of time before the proceeds of this offering are invested. Delays we encounter in the selection, acquisition and/or development of properties could adversely affect your returns. Where properties are acquired prior to the start of construction or during the early stages of construction, it will typically take several months to complete construction and rent available space. Therefore, you could suffer delays in the payment of cash distributions attributable to those particular properties.

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Costs of complying with governmental laws and regulations, including those relating to environmental matters, may adversely affect our income and the cash available for any distributions.

All real property and the operations conducted on real property are subject to federal, state and local laws and regulations relating to environmental protection and human health and safety. These laws and regulations generally govern wastewater discharges, air emissions, the operation and removal of underground and above-ground storage tanks, the use, storage, treatment, transportation and disposal of solid and hazardous materials, and the remediation of contamination associated with disposals. Environmental laws and regulations may impose joint and several liability on tenants, owners or operators for the costs to investigate or remediate contaminated properties, regardless of fault or whether the acts causing the contamination were legal. This liability could be substantial. In addition, the presence of hazardous substances, or the failure to properly remediate these substances, may adversely affect our ability to sell, rent or pledge such property as collateral for future borrowings.

Some of these laws and regulations have been amended so as to require compliance with new or more stringent standards as of future dates. Compliance with new or more stringent laws or regulations or stricter interpretation of existing laws may require material expenditures by us. Future laws, ordinances or regulations may impose material environmental liability.

Additionally, several conditions, such as our tenants’ operations, the existing condition of land when we buy it, operations in the vicinity of our properties, such as the presence of underground storage tanks, or activities of unrelated third parties, may affect our properties. In addition, there are various local, state and federal fire, health, life-safety and similar regulations with which we may be required to comply, and that may subject us to liability in the form of fines or damages for noncompliance. Any material expenditures, fines, or damages we must pay will reduce our ability to make distributions and may reduce the value of your investment.

State and federal laws in this area are constantly evolving, and we intend to monitor these laws and take commercially reasonable steps to protect ourselves from the impact of these laws, including obtaining environmental assessments of most properties that we acquire; however, we will not obtain an independent third-party environmental assessment for every property we acquire. In addition, any such assessment that we do obtain may not reveal all environmental liabilities or that a prior owner of a property did not create a material environmental condition not known to us. The cost of defending against claims of liability, of compliance with environmental regulatory requirements, of remediating any contaminated property, or of paying personal injury claims would materially adversely affect our business, assets or results of operations and, consequently, amounts available for distribution to you.

Our recovery of an investment in a mortgage, bridge or mezzanine loans that has defaulted may be limited.

There is no guarantee that the mortgage, loan or deed of trust securing an investment will, following a default, permit us to recover the original investment and interest that would have been received absent a default. The security provided by a mortgage, deed of trust or loan is directly related to the difference between the amount owed and the appraised market value of the property. Although we intend to rely on a current real estate appraisal when we make the investment, the value of the property is affected by factors outside our control, including general fluctuations in the real estate market, rezoning, neighborhood changes, highway relocations and failure by the borrower to maintain the property. In addition, we may incur the costs of litigation in our efforts to enforce our rights under defaulted loans.

Inflation and changes in interest rates may materially and adversely affect us and our tenants.

A rise in inflation may result in a rate of inflation greater than the increases in rent that we anticipate may be provided by many of our leases.  Increased costs may have an adverse impact on our tenants if increases in their operating expenses exceed increases in revenue, which may adversely affect the tenants’ ability to pay rent owed to us.

In addition, to the extent that we incur variable rate debt, increases in interest rates would increase our interest costs, which could reduce our cash flows and our ability to pay distributions to you. Furthermore, if we need to repay existing debt during periods of rising interest rates, we could be required to liquidate one or more of our investments in properties at times that may not permit realization of the maximum return on such investments.

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Our costs associated with complying with the Americans with Disabilities Act may affect cash available for distributions and the value of our shares.

Our properties will be subject to the Americans with Disabilities Act of 1990 (Disabilities Act). Under the Disabilities Act, all places of public accommodation are required to comply with federal requirements related to access and use by disabled persons. The Disabilities Act has separate compliance requirements for “public accommodations” and “commercial facilities” that generally require that buildings and services, including restaurants and retail stores, be made accessible and available to people with disabilities. The Disabilities Act’s requirements could require removal of access barriers and could result in the imposition of injunctive relief, monetary penalties, or, in some cases, an award of damages. We will attempt to acquire properties that comply with the Disabilities Act or place the burden on the seller or other third party, such as a tenant, to ensure compliance with the Disabilities Act. However, we cannot assure you that we will be able to acquire properties or allocate responsibilities in this manner. If we cannot, our funds used for Disabilities Act compliance may affect cash available for distributions and the amount of distributions to you.

We are considered to be a “blind pool,” as we have not identified any of the properties we intend to purchase as of the date of this prospectus. For this and other reasons, an investment in our shares is speculative.

Since we have not identified any of the properties we intend to purchase with future offering proceeds as of the date of this prospectus, this offering is considered a “blind pool.” You will not be able to evaluate the economic merit of our investments until after such investments have been made. As a result, an investment in our shares is speculative.

Properties that have vacancies for a significant period of time could be difficult to sell, which could diminish the return on your investment.

A property may incur vacancies either by the continued default of a tenant under its lease, the expiration of a tenant lease or early termination of a lease by a tenant. If vacancies continue for a long period of time, we may suffer reduced revenues resulting in less cash available to be distributed to you. In addition, because a property’s market value depends principally upon the value of the property’s leases, the resale value of a property with prolonged vacancies could decline, which could further reduce your return.

Our real estate investments may include special use single-tenant properties that may be difficult to sell or re-lease upon lease terminations.

We intend to possibly invest in single-tenant, income-producing commercial retail, office and industrial and specialty properties, a number of which may include special use single-tenant properties. If the leases on these properties are terminated or not renewed, we may have difficulty re-leasing or selling these properties to new tenants due to the lack of efficient alternate uses for such properties. Therefore, we may be required to expend substantial funds to renovate and/or adapt any such property for a revenue-generating alternate use or make rent concessions in order to lease the property to another tenant or sell the property. These and other limitations may adversely affect the cash flows from, or lead to a decline in value of, these special use single-tenant properties.

We are exposed to risks related to increases in market lease rates and inflation, as income from long-term leases will be the primary source of our cash flow from operations.

We are exposed to risks related to increases in market lease rates and inflation, as income from long-term leases will be the primary source of our cash flow from operations. Leases of long-term duration or which include renewal options that specify a maximum rate increase may result in below-market lease rates over time if we do not accurately estimate inflation or market lease rates. Provisions of our leases designed to mitigate the risk of inflation and unexpected increases in market lease rates, such as periodic rental increases, may not adequately protect us from the impact of inflation or unexpected increases in market lease rates. If we are subject to below-market lease rates on a significant number of our properties pursuant to long-term leases, our cash flow from operations and financial position may be adversely affected.

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Increased operating expenses could reduce cash flow from operations and funds available to acquire investments or make distributions, and ultimately, impact the value of our shares.

We anticipate that the properties we acquire will be subject to operating risks common to real estate in general, any or all of which may negatively affect us. If any property is not fully occupied or if rents are being paid in an amount that is insufficient to cover operating expenses, we could be required to expend funds with respect to that property for operating expenses. The properties will be subject to increases in tax rates, utility costs, insurance costs, repairs and maintenance costs, administrative costs and other operating expenses. Some of our leases may not require the tenants to pay all or a portion of these expenses, in which event we may have to pay these costs. If we are unable to lease properties on terms that require the tenants to pay all or some of the properties’ operating expenses, if our tenants fail to pay these expenses as required or if expenses we are required to pay exceed our expectations, we could have less funds available for future acquisitions or cash available for distributions to you.

The failure of any bank in which we deposit our funds could reduce the amount of cash we have available to pay distributions and make additional investments.

The Federal Deposit Insurance Corporation only insures amounts up to $250,000 per depositor per insured bank. We likely will have cash and cash equivalents and restricted cash deposited in certain financial institutions in excess of federally insured levels. If any of the banking institutions in which we deposit funds ultimately fails, we may lose our deposits over $250,000. The loss of our deposits could reduce the amount of cash we have available to distribute or invest and could result in a decline in the value of your investment.

ITEM 4 DILUTION

An early-stage company typically sells its Securities (or grants options over its shares) to its founder(s) at a very low cash cost because they are, in effect, putting their “sweat equity” into the company. When the company seeks cash from outside investors, the new investors typically pay a much larger sum for their securities than the founders or earlier investors, which means that the cash value of the new investors’ stake is diluted because each security of the same type is worth the same amount, and the new investor has paid more for the security than earlier investors did for theirs.

We are offering for sale to new investors up to 15,000,000 shares of our common stock at $5.00 per share. The following table sets forth on a pro forma basis at June 30, 2024, the differences between existing stockholders and new investors with respect to the number of shares of common stock purchased from us, the total consideration paid to us, and the paid per Share and assuming the Maximum Offering is sold). Dilution represents the difference between the offering price and the net tangible book value per security immediately after completion of the Offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of the company’s arbitrary determination of the offering price of the securities being offered. Dilution of the value of the Securities you purchase is also a result of the lower book value of the Securities held by our existing stockholders.

	Shares Purchased			Total Consideration		Average Price
	Number		Percent	Amount	Percent	Per Share

Existing Shareholders	5,279,307	(1)	20.12%	$1,152,370	1.68%	$0.218

New Investors	15,000,000		79.88%	$75,000,000	98.32%	$5.00

Selling Shareholder	(1,500,000	) (2)	-	$(7,500,000)	-	-

Total	18,779,307		100.00%	$68,652,370	100%	$3.66

(1) Includes 2,000,000 preferred shares, owned by Andrew Michael Arroyo, that will be converted to common shares (1:1) once $25,000,000 of this Offering is raised.

(2) If the maximum amount of this Offering is raised, 1,500,000 common shares owned by the selling shareholder, Andrew Michael Arroyo, will be sold in the offering.

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If you purchase Shares in this offering, your ownership interest in our Common Stock will be diluted immediately. The difference between the public offering price per share of common stock and the net tangible book value per share of common stock after this offering constitutes the dilution to investors in this offering. Net tangible book value per share is determined by dividing the net tangible book value (total assets less intangible assets and total liabilities) by the number of outstanding shares of common stock.

As of June 30, 2024, we had a net tangible book value of ($581,173) or ($0.18) per share of issued and outstanding common stock. After giving effect to the sale of the Shares proposed to be offered in the maximum offering of 15,000,000 Shares, the net tangible book value at that date would have been $68,071,197 or $3.62 per share. This represents an immediate increase in net tangible book value of approximately $3.80 per share to existing shareholders and an immediate dilution of approximately $1.38 per share to new investors.

The following table illustrates such per share dilution:

Proposed public offering price (per share)	$5.00
Net tangible book value per share (June 30, 2024)	$(0.18)
Increase in net tangible book value per share attributable to proceeds from the maximum offering	$3.80
Pro forma net tangible book value per share after the offering	$3.62

Dilution to new investors	$1.38

Future dilution

Another important way of looking at dilution is that dilution can happen due to future actions by the company the investor invested in. This means that an investor's stake in a company could be diluted due to the company issuing additional securities, whether as part of a capital-raising event or issued as compensation to the company's members, employees or marketing partners. As a result, when a company issues more securities, the percentage of the company that investors own will go down, even though the value of the company may go up. This means investors will own a smaller piece of a larger company.

This increase in number of securities outstanding could result from a security offering in any form. If the company decides to issue more securities, an investor could experience value dilution with each security being worth less than before, and control dilution with the total percentage an investor owns being less than before. There may also be earnings dilution, with a reduction in the amount earned per security, which typically occurs when a company offers dividends.

It is important that investors realize how the value of those securities can decrease by actions taken by the company. Dilution can make drastic changes to the value of each security, ownership percentage, voting control, and earnings per security.

ITEM 5 PLAN OF DISTRIBUTION AND SELLING SECURITY HOLDERS

We are offering a maximum of 15,000,000 shares of Common Stock on a “best efforts” basis by our management.

We are not selling the shares through an underwriter.

We will use the website, https://aare.com, to provide notification of the offering. Persons who desire information will be directed to https://aare.com.

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Our Offering Circular will be furnished to prospective investors in this offering via download 24 hours a day, 7 days a week on the https://aare.com website.

We are offering our securities in all states.

Investors’ Tender of Funds

After the Offering Statement has been qualified by the Securities and Exchange Commission, we will accept tenders of funds to purchase the shares. The initial $200,000 in investments will be held in escrow with North Capital. Once the Minimum Offering is met ($200,000) those funds will be distributed to the Company and the Selling Shareholder pursuant to the terms of this Offering. After the initial $200,000 (Minimum Offering) is met, any future investments may close on a “rolling” basis (so not all investors will receive their shares on the same date). The funds tendered by potential investors will be held by North Capital, the Escrow Facilitator, and will be transferred to us once the investment has been approved. After the Minimum Offering is met, a closing will occur each time we accept funds (after the first closing, directly from the investors). Upon closing, funds tendered by investors will be made available to us for our use.

Process of Subscribing

Prospective investors who submit non-binding indications of interest during the “test the waters” period will receive an automated message from us indicating that the offering is open for investment once the Form 1-A has been qualified by the SEC. You will be required to complete a Subscription Agreement in order to invest. The Subscription Agreement can be completed on https://aare.com/reit via an electronic signature service. The Subscription Agreement includes a representation by the investor to the effect that, if you are not an “Accredited Investor” as defined under securities law, you are investing an amount that does not exceed the greater of 10% of your annual income or 10% of your net worth (excluding your principal residence). The Subscription Agreement must be delivered to us, and you may transfer funds for the subscribed amount in accordance with the instructions stated in the Subscription Agreement. We may reject any investments in the Offering in our sole discretion. For any non-qualified investors, or those investments we reject, the investor’s funds will be returned within thirty (30) after we received the initial completed investment funds and documents.

Selling Security Holder

Our founder and CEO, Andrew Michael Arroyo, is a selling security holder. Regulation A+ provides companies with liquidity for their stockholders by allowing issuers to include shares held by “selling security holders” in the offering. This enables investors access to liquidity through secondary sales as a part of a qualified Regulation A+ offering. In an issuer’s first Regulation A+ offering and for the 12-month period after its first offering, sales by security holders are limited to no more than 30 percent (30%) of the aggregate offering price of the security. In this Offering, Mr. Arroyo is participating at the 10% level. As a result, 10% of the funds received in this Offering will be paid to Mr. Arroyo in exchange for the Securities he is selling to investors, which is 10% of the Shares sold in the Offering.

ITEM 6 USE OF PROCEEDS TO ISSUER

We intend to use the net proceeds from the sale of the Common Stock for achieving our mission as described in our Business Plan herein and as outlined in the following table. Our management shall have broad discretion to determine how such proceeds shall be used.

We may use a portion of the net proceeds to acquire complementary products, technologies, or businesses in the event such an opportunity arises; however, at present, we don’t have any commitments or agreements with respect to any acquisitions.

Although we do not currently plan to change the allocation of the Use of Proceeds as described herein, we reserve the right to change the Use of Proceeds as our management and/or Board of Directors believes warranted.

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If we raise the Maximum Offering hereunder, our net proceeds (after our estimated offering expenses below) will be $67,150,000, if you include the $7,500,000 to our Selling Shareholder, and $74,650,000 if you exclude the amounts to our Selling Shareholder. We currently plan to use the net proceeds from this Offering as follows:

Shares Offered (% Sold)	Shares Sold (100%)	Shares Sold (75%)	Shares Sold (50%)	Shares Sold (Minimum Offering)
Gross Offering Proceeds(1)	$75,000,000	$50,000,000	$37,500,000	$200,000
Approximate Offering Expenses
Misc. Expenses	$5,000	$5,000	$5,000	$0
Legal and Accounting	$345,000	245,000	170,000	1,000
Total Offering Expenses	$350,000	$250,000	$175,000	$1,000
Total Net Offering Proceeds	$74,650,000	$49,750,000	$37,325,000	$199,000
Principal Uses of Net Proceeds(1)
Acquire Commercial Real Estate Assets and Invest in Partnerships	$66,000,000	$44,000,000	$33,000,000	$176,000
Hire Investment Managers & Admin	$1,150,000	$750,000	$575,000	$3,000
Selling Shareholder (10% of Proceeds)	$7,500,000	$5,000,000	$3,750,000	$20,000
Total Principal Uses of Net Proceeds	$74,650,000	$49,750,000	$37,325,000	$199,000
Amount Unallocated	$0	$0	$0	$0

__________________

(1)

These amounts are estimated. The expected use of net proceeds from this Offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve and change. The amounts and timing of our actual expenditures, specifically with respect to nationwide growth, may vary significantly depending on numerous factors. The precise amounts that we will devote to each of the foregoing items, and the timing of expenditures, will vary depending on numerous factors. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering.

The amounts that we actually spend for any specific purpose may vary significantly and will depend on a number of factors including, but not limited to, the pace of progress of our development efforts; actual needs with respect to testing, research and development; market conditions; and changes in or revisions to our marketing strategies, as well as any legal or regulatory changes that may ensue. You will be relying on the judgment of our management regarding the application of the proceeds of any sale of our Common Stock.

The development and expansion of the investment division and our potential transition to a REIT is unpredictable. Although we will undertake completion of these milestones with commercially reasonable diligence and we believe we will be able to accomplish these milestones if this offering is fully subscribed, unforeseen circumstances could arise or circumstances may currently exist that we do not contemplate. Such circumstances may delay completion of one or more of the milestones described above, and/or require us to raise additional amounts to sustain us until we are able to achieve profitability. If we are unable to raise all of the funds we are seeking to raise in this offering or any additional funds we may require, we may be required to scale back our development plans by reducing expenditures for production, consultants, marketing efforts, and other envisioned expenditures. This could hinder our ability to expand.

If management is unable to implement our proposed business plan or employ alternative financing strategies, it does not presently have any alternative proposals. In that event, investors should anticipate that their investment may be lost and there may be no ability to profit from this investment.

We cannot assure you that our services will be accepted in every marketplace nationwide, that we will ever earn revenues sufficient to support our operations or that we will ever be profitable. Furthermore, since we have no committed source of financing, we cannot assure you that we will be able to raise money as and when we need it to continue our operations. If we cannot raise funds as and when we need them, we may be required to severely curtail or even to cease our operations.

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ITEM 7 DESCRIPTION OF BUSINESS

This discussion should be read in conjunction with the other sections of this Offering Circular, including "Risk Factors," "Use of Proceeds" and the Financial Statements attached and the related exhibits. The various sections of this discussion contain a number of forward-looking statements, all of which are based on our current expectations and could be affected by the uncertainties and risk factors described throughout this Offering Circular.

Company Summary

We currently provide a variety of real estate brokerage services including sales, leasing, financing and property management. Our current services assist our clients to buy, sell, finance, manage, and invest in residential and commercial properties as well as business opportunities. We plan to expand our residential, commercial, lending, and property management real estate services into commercial investment services real estate, with our goal of eventually becoming a real estate investment trust if we are able to meet the qualifications.

History

We were originally incorporated under the laws of the State of Delaware on June 18, 2020. On July 31, 2021, we completed a merger transaction with Andrew Arroyo Real Estate, Inc., a California corporation (“AARE-CA”), in a transaction in which we were the surviving entity and we assumed the assets, operations and liabilities of AARE-CA. AARE-DE had no operations prior to the close of the merger. As a result of the merger, we now have AARE-CA’s operations and the current and historical references to our business herein relates to the business of AARE-CA. We have a special form trademark for, use a d/b/a, and are known as “AARE.” AARE-CA was in business for over 17 years and had grown to become a well-respected real estate agency prior to the merger with AARE-DE. The primary purpose of the merger was to re-incorporate the company from California to Delaware as part of a plan to prepare for our nationwide expansion, capital fundraising and this offering. We (AARE-DE) are licensed and registered in 25 states and the District of Columbia to conduct real estate services and in 4 states to conduct loan origination services. AARE-CA was merged out of existence as a result of the merger. Our principal executive office is located at 12636 High Bluff Drive Suite 400, San Diego, CA 92130; our telephone number is 888-322-4368, our fax number is 858-720-1166 and our website address is www.aare.com.

Summary Business Information

We provide a variety of residential, commercial and investment real estate services including sales, leasing, financing and property management. Our services assist our clients to buy, sell, finance, manage, and invest in residential and commercial properties as well as business opportunities. We were founded by Andrew Michael Arroyo. Mr. Arroyo started his career as a real estate appraiser’s assistant. By 1999, Mr. Arroyo held a California real estate sales license and a California real estate appraisal license and started making the transition from appraisals to sales. Mr. Arroyo upgraded his license to become a managing broker in 2001. Since AARE-CA opened its doors as a one-agent company back in 2004, we’ve been through the boom times and the bust times, and just kept right on growing. In 2009, our CEO and founder, Andrew Michael Arroyo, obtained a Series 65 license and registered in the state of California as a registered investment advisor (“RIA”). Historically, we provided real estate brokerage, lending, property management and syndication services, including assisting clients to buy, sell, finance, manage, and invest in residential and commercial properties as well as business opportunities. We have approximately three hundred members (agents, brokers, loan officers, managers, and staff) to help us keep everything running smoothly. We are a mission driven organization with clear values. With a successful track record of thousands of real estate sales (totaling more than $1 billion in the last four years alone), we are passionate about our mission of demonstrating Generous Capitalism® in the public markets by growing profits and increasing value for our shareholders while giving back to others in need and fulfilling God’s will through the business of real estate. Our vision is to bear fruit which is an investment principle that means to yield positive results. Our objective is to establish a global real estate investment corporation based on our Generous Capitalism® business model.

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In 2024, we developed plans to grow our investment division. Based on the rare opportunity to purchase commercial real estate assets at a discount (given the current economic landscape), the Company is fully focused on developing its real estate investment division through this Offering. If this Offering is successful, the Company will (1) directly acquire real estate investment properties and (2) invest with other syndicators and partnerships nationwide who finance or acquire real estate investment properties (herein referred to as “Partner Operators”). The Company plans to elect to become a real estate investment trust (REIT). If we are successful in the transition to becoming a REIT, then the current real estate services operations will continue in a taxable REIT subsidiary (“TRS”). New and existing shareholders will own shares in both the REIT and the TRS.

Competitive Advantages

We believe there are seven (7) primary competitive advantages that separate our investment operations from competitors:

•	Proven Track Record: Our success with previous syndications underscores our experience and capability.

•	Economic Resilience: Our experience with economic cycles and risk mitigation positions us to navigate market fluctuations effectively.

•	Acquisition Deal Flow: AARE's extensive network of brokers in multiple states gives us an edge in securing off-market deals. We engage directly with principals to access motivated sellers and discounted properties at competitive costs.

•	Conservative Leverage: To avoid over-leveraging risks, we use prudent financial strategies and typical loan-to-value ratios between 50% and 65%.

•	Renovation Expertise: We have extensive experience in value-adding renovations and enhancing property value.

•	Tax Efficiency: Our expertise encompasses 1031 exchanges, depreciation strategies, and cost segregation for accelerated depreciation benefits.

•	Vertical Integration: We benefit from operational excellence. Offering a suite of services through AARE ensures we capture the best opportunities and enhance asset value with exceptional efficiency.

We believe there are seven (7) primary competitive advantages that separate our service operations from competitors:

•

Culture: Our culture is a reflection of a healthy organization with clear values that include faith, relationships, accountability, integrity, truth, honesty, trust, standards of excellence, clear communication, work-life balance, morals, ethics, loyalty, gratefulness, success and rewards. We are considered a safe harbor by our members for individuals of all walks of life during a period of history that is polarizing on the social, economic and political spectrum.

•

Equity Compensation: We have introduced a unique equity compensation plan that gives us the ability to recruit, retain, motivate and inspire our members. We will be able to grow revenue with less capital investment required by using our stock for compensation. Providing our members with equity compensation is a unique differentiator from our peers. For real estate firms, equity compensation is extremely rare; nearly non-existent in the real estate industry. This gives our members ownership in the company and as stakeholders they have more incentive and motivation to grow the revenue and profits. This also reinforces our internal generosity practices within our Generous Capitalism® business model.

•

Multiple Revenue Streams: Residential, commercial, lending, business opportunities, syndication and property management services all under one umbrella. This provides multiple streams of income for our agents and loan officers as well as a complete “one-stop” real estate shop for our clients.

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•

Generosity Based Business Model: Our culture is based on generosity and social responsibility during a generational change in workforce. We believe the next generation is demanding a new form of capitalism that illustrates healthy and sustainable business practices externally to the communities it serves in addition to creating jobs, profits and opportunities to its internal stakeholders. We have developed that exact business model and we call it “Generous Capitalism®”.

•

High Growth Potential: We participate in a market that we expect to experience significant growth throughout North America facilitated by a steady increase in new U.S. demand for housing/investments, and the fact we are able to provide real estate and lending services in multiple segments of our market including residential, commercial, property management, business opportunities, and syndication. We have a growing sales network. In the last three years, we have been licensed and expanded into 23 additional states and the District of Columbia in the U.S. and established our sales network throughout North America that is overseen by our team of managers and directors.

•

Experienced Executive Team: Our focused and experienced management team is dedicated to our operation and to implementing our business strategies. Each member of the executive team has been involved with the Company for several years and has been instrumental in developing our strategy. Our success strategy and execution that was implemented in California over the last 15 years in now being replicated in all major markets throughout the U.S.

•

Intellectual Property: Our media and training properties coupled with use of advanced technology leads to more market penetration and smoother operations as a company while the real estate industry as a whole transitions to the digital age. Our up-to-date media assets designed specifically for the real estate and lending market give us an edge over our competition. We believe the AARE media and training properties and brand name has a strong legacy dating from the launch of the California corporation in 2004, and we believe it has to this day retained a strong brand loyalty amongst clients, agents and loan officers. We are now licensed in 25 states in the U.S. and the District of Columbia and our media assets have been hand tailored to address our new digital age marketplace. Through our media properties, we have the ability to scale our communication and service offerings across the globe. We hold copyrights and trademarks that protect our intellectual property.

Alongside our competitive advantages, we believe it is our core values and beliefs that make our real estate, lending and property management services extraordinary. In addition, our management steadfastly believes that charitable giving and sharing are a vital component of a successful business. To that end, up to twenty percent (20%) of our gross profit on every transaction goes to charity (our gross income minus our cost of sales). Up to ten percent (10%) of our gross profit is donated in the form of cash contributions to charitable organizations. In addition to our cash contributions, our annual goal is to give up to an additional ten percent (10%) in the form of stock grants, client credits, and in-kind contributions to charitable organizations We believe that with success comes the responsibility to do what we can for those less fortunate. As a result, we give charitable contributions to faith-based and secular non-profit organizations that support a variety of social improvement projects. This includes missions and ministries with significant human impact that improve our local communities, the environment, and our social well-being while demonstrating a positive form of governance. We have no intention of deviating from this policy or reducing the amount we give to charity. The charitable giving policy has been written into our Bylaws. The amount of charitable giving could have a significant impact on our bottom line and affect shareholders’ earnings per share. Investors should not invest if they are not comfortable with our charitable contribution plans.

Management

Information about our key executives can be found in “Directors, Executive Officers and Significant Employees.”

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Employees

We currently have five (5) full time employees and approximately three hundred (300) real estate agents, loan officers and property managers we contract with as independent contractors and who, under the direction of our CEO and Department Directors, are assisting clients with buying, selling, financing and managing real estate properties throughout 25 states and the District of Columbia in the U.S. We also currently have a team of approximately ten (10) independent contractors who are performing administrative, support, marketing, recruiting and marketing services.

As we expand our operations, we anticipate our needs will change, at which time we intend to add additional full-time employees, contractors and agencies in the areas of marketing, sales, technology, media and design.

As we develop our investment division to invest in commercial real estate, we plan to hire investment managers to supervise and oversee the portfolio of commercial real estate assets and partnership interests that we plan to acquire with the proceeds of this offering.

Government and State Regulation

We are required to comply with state licensing laws and rules. The majority of these laws and rules relate to how we may broker real estate, market and/or sell properties. Real estate is regulated by each state’s Real Estate Commission, which is usually appointed by the governor. The regulator’s disciplinary authority is based upon violations of the state Real Estate Law and the Department or Commissioner’s Regulations. Violations of real estate law can result in a suspension or revocation of the license necessary to conduct business in that state. These violations statutorily have their basis in each State’s licensing and administrative laws, business and professions code, statute or chapters. There are laws in other jurisdictions worldwide in which we may broker real estate, market and/or sell properties and with which we will need to comply.

In the event we are successful in the transition to a real estate investment trust, then we will be subject to federal and state investment advisor rules and Financial Industry Regulatory Authority (FINRA) regulations. Investment advisors are regulated by each state’s Investment Advisor or Securities division, which is usually appointed by the governor. The regulator’s disciplinary authority is based upon violations of the state Investment Advisor or Securities Law and the Department or Commissioner’s Regulations. Violations of FINRA rules or state law can result in a suspension or revocation of the license necessary to conduct business in that state. These violations statutorily have their basis in each State’s licensing and administrative laws, business and professions code, statute or chapters. There are laws in other jurisdictions worldwide in which we may advise investors and clients with which we will need to comply.

Competition

Competition in the real estate and lending industry is significant. Nationwide, there are more than 1 million real estate agents, more than 300,000 loan officers, and more than 100,000 real estate and lending brokerage firms, and numerous publicly-traded REITs. While significant competition does exist, our management believes that our products and services are demographically well positioned, top quality and unique in nature, while offering greater value. The expertise of our management combined with training, culture and the innovative nature of our marketing approach set us apart from competitors. However, there is the possibility that new competitors could seize upon our business model and produce competing products or services with similar focus. Likewise, these new competitors could be better capitalized than we are, which could give them a significant advantage over us. There is the possibility that the competitors could capture significant market share of our intended market.

Intellectual Property

We rely on a combination of trademarks and trade secrets to establish and protect our intellectual proprietary rights and may, in the future, file patents. Our intellectual property currently includes various U.S. trademarks and copyrights in the name of “Andrew Arroyo Real Estate Inc.” Our trademarks relate to our company logo, as well as the following names we use in broadcasting: “Top Dollar TV®”, “Real Cash Flow®”, “Real Estate Insight® and “Generous Capitalism®”.

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Litigation

The real estate business is known as a litigious industry, especially in certain states like California, which is one of the primary states where we conduct business. Buyers and sellers often bring claims against one another and usually attempt to name the real estate agents and brokers as parties in the claim or the suit seeking financial damages. As a result, we are regularly named in claims and litigation between buyers and sellers. We do not believe most of these claims will amount to any material damages being paid by us and, therefore, we will not name them individually herein. In determining whether liabilities should be recorded for pending litigation claims, we must assess the allegations and the likelihood that we will successfully defend the claim. When we believe it is probable that we will not prevail in a particular matter, we will then record an estimate of the amount of liability based, in part, on advice of outside legal counsel.

Currently, there are two outstanding claims. One claim is being arbitrated in San Diego, California, where a buyer desires for the sale to be rescinded and the seller to reclaim the home. The Company maintains a $1,000,000 errors and omission policy that covers the Company all the way back to June 9, 2009. In the event the Company incurs any financial liability from this claim, it will be covered under the errors and omissions policy up to $1,000,000, per occurrence. The second claim is in litigation and is not covered under the errors and omissions policy. The claim involves an associate of the Company who purchased a personal property in Utah in a for sale by owner (“FSBO”) transaction. The buyer and seller agreed to a second trust deed in the amount of $150,000. After the close of escrow, the Company received a complaint by the seller and was notified of the financing terms of the personal FSBO transaction. The seller claims the buyer (a Company associate) did not handle the transaction properly and initiated a litigation against the buyer and the Company seeking reimbursement for the $150,000. The Company was not a party to this personal FSBO transaction and has filed a motion with the court for dismissal from the case. The litigation is still in process.

Outside of the claims above, we are not involved in any other arbitration or litigation, and our management is not aware of any pending or threatened legal actions relating to our intellectual property, conduct of our business activities, or otherwise.

ITEM 8 DESCRIPTION OF PROPERTY

We do not currently own any real property. We lease all current office spaces. Under our two (2) current leases, we lease two (2) office spaces that are approximately 2,100 total square feet in Escondido, California and pay $4,900 per month, collectively, in rent. Our current leases expire January 2027, and April 2028, respectively. We own a significant amount of broadcast-quality communication video equipment. We own one corporate vehicle, which is a standard utility vehicle.

ITEM 9 MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes and other financial information included elsewhere in this Offering Circular. Some of the information contained in this discussion and analysis or set forth elsewhere in this Offering Circular, including information with respect to our plans and strategy for our business and related financing, includes forward-looking statements that reflect our current views with respect to future events and financial performance, which involve risks and uncertainties. Forward-looking statements are often identified by words like: “believe”, “expect”, “estimate”, “anticipate”, “intend”, “project” and similar expressions or words that, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this Offering Circular. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions. You should review the “Risk Factors” section of this Offering Circular for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

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Our financial statements are stated in United States Dollars (USD or US$) and are prepared in accordance with United States Generally Accepted Accounting Principles (GAAP). All references to “Common Shares” refer to the Common Shares of our authorized capital stock.

There is limited historical financial information about us upon which to base an evaluation of our performance. We have only generated revenues from our operations in California. We cannot guarantee we will be successful in our business operations nationwide or our expansion through California. Our business is subject to risks inherent in the establishment of a new business enterprise including the financial risks associated with the limited capital resources currently available to us for the implementation of our business strategies. To become profitable and competitive, we must develop the business plan and execute the plan. Our management will attempt to secure financing through the issuance of our Common Stock, as described in this Regulation A Offering Circular. Our management reserves the right to consider various other means of financing including convertible debt and debt financing and investment from institutions and private individuals.

Company Overview & Background

Andrew Arroyo Real Estate Inc. (“AARE”, “We”, “Company”) is an American real estate company committed to servicing clients with residential, commercial, investment and property management services. AARE is an early growth stage company incorporated in the State of Delaware on June 18, 2020, as a for-profit corporation with a fiscal year end of December 31st. On July 31, 2021, we completed a merger transaction with Andrew Arroyo Real Estate, Inc., a California corporation (“AARE-CA”), in a transaction in which we were the surviving entity and we assumed the assets, operations and liabilities of AARE-CA. We have a trademark for, use a d/b/a, and are known as “AARE.” AARE-CA was in business for over 17 years and had grown to become a well-respected real estate company. As a result of the merger, we now have AARE-CA’s operations. As a result, the current and historical references to our business and operations herein relates to the combined business of AARE-CA and AARE-DE. The primary purpose of the merger was to re-incorporate the company from California to Delaware as part of a plan to prepare for our nationwide expansion, capital fundraising and a public offering. We (AARE-DE) are licensed and registered in 25 states and the District of Columbia to conduct real estate services and in 4 states to conduct loan origination services. AARE-CA was merged out of existence as a result of the merger. Our principal executive office is located at 12636 High Bluff Drive Suite 400, San Diego, CA 92130; our telephone number is 888-322-4368, our fax number is 858-720-1166 and our website address is www.aare.com.

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Results of Operations for the Period Ended June 30, 2024 Compared to the Period Ended June 30, 2023

Summary of Results of Operations

	Period Ended June 30,
	2024	2023
Revenue	$3,318,342	$3,741,396

Cost of Sales	$2,743,187	$3,258,625

Gross Profit	$575,155	$482,771

Operating expenses:

General and administrative	$757,919	$818,389
Total operating expenses	$757,919	$818,389

Operating loss	$(182,764)	$(335,618)

Other income (expense)
Total other income (expense), net	$(6,326)	$170,468
Net loss before income tax	$(189,090)	$(165,150)
Income tax expense	$-	$(2,625)
Net loss	$(189,090)	$(167,775)

Gross Profit

Our gross profit increased by $92,384 from $482,771 to $575,155, from the period ended June 30, 2023 compared to the period ended June 30, 2024. Our increase in gross profit was largely due to a decrease in our cost of sales. We expect our gross profit will grow in periods when there is property price expansion and decrease in periods of recession.

Operating Loss; Net Loss

Our operating loss decreased by $152,854 to ($182,764) from ($335,618), for the period ended June 30, 2024 compared to the period ended June 30, 2023. Our net loss increased by $21,315 to ($189,090) from ($167,775), for the same periods. Our decrease in operating loss primarily due to management’s decision to reduce expenses. Our increase in net loss was primarily due to our new stock-based compensation program and lack of Employee Retention Credits which we received in 2023. We expect our net profit will grow in periods when there is property price expansion and decrease in periods of recession.

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Revenue

Our revenue decreased by $423,054 to $3,318,342 from $3,741,396, for the period ended June 30, 2024 compared to the period ended June 30, 2023. Our decrease in revenue was largely due to a general decrease in the transaction volume in the property market as a result of limited inventory and high interest rates. We expect our revenue will grow in periods when there is property price expansion and decrease in periods of recession.

Cost of Sales

Our cost of sales decreased by $515,438 to $2,743,187 from $3,258,625, for the period ended June 30, 2024 compared to the period ended June 30, 2023. The decrease in cost of sales was largely due to decreases in payments to real estate agents, transaction coordinators, referral fees, property management fees paid, and charitable contributions. We expect our cost of sales will grow in periods when there is property price expansion and decrease in periods of recession.

General and Administrative Expenses

General and administrative expenses decreased by $60,470 to $757,919 from $818,389, for the period ended June 30, 2023 compared to the period ended June 30, 2023. The decrease is primarily due to management’s decision to reduce costs and fees associated with our nationwide expansion, and less additional support needs for the Company associates due to a general decrease in the transaction volume in the property market as a result of limited inventory and high interest rates. We expect to have costs related to expansion and additional support for Company associates during times of expansion. We do not expect to have costs related to securities offerings except in periods we conduct an offering of our securities.

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Net Other Income (Expense)

We had net other expense of ($6,326) for the six-month period ended June 30, 2024 and net other income of $170,468 for the six-month period ended June 30, 2023. For the period in 2024, our net other expense primarily related to our interest expense. For the period in 2023, our net other income primarily related to receiving employee retention credits.

Liquidity and Capital Resources for Six Months Ended June 30, 2024 Compared to Six Months Ended June 30, 2023

Introduction

Although we currently have limited liquidity, if we are successful in raising capital through this offering, the proceeds from this offering will provide sufficient liquidity to complete management’s plan. The capital resources required by us to manage our operations nationwide are significant. Therefore, we are offering, through this Regulation A offering, a significant number of shares of Common Stock to investors in order to raise capital and increase our liquidity and capital resources. We currently have $465,924 in notes payable as outlined in the financial statement section. We have no current commitments for capital expenditures and have no commitments for capital expenditures as of the end of the latest fiscal year and any subsequent interim period. Historically, while we have generated significant revenues from our service operations, those revenues alone are not sufficient to fund the entirety of our operations as a public entity or as a real estate investment trust.

We use our capital resources to:

•	Fund operating costs;
•	Fund capital requirements, including capital expenditures;
•	Make debt and interest payments;
•	Invest in new technologies, products, services and ventures; and.
•	Making charitable contributions to support charities worldwide.

We need cash to meet our working capital needs as the business grows, to hire managing brokers, and to fund acquisitions and debt repayment. We intend to use cash flows from operations and the sale of common stock to fund anticipated levels of operations for the next twelve months. As our availability under our credit lines is limited, it is important that we manage our working capital. We may need to raise additional capital through debt or equity financing to support our growth strategy, which may include acquisitions. There is no assurance that such financing will be available or, if available, on acceptable terms. Our current cash on hand is limited. Our CEO, Andrew Michael Arroyo, is currently loaning the Company cash to pay all costs associated with our fundraising efforts, the costs for our initial Regulation A offering, this Regulation A offering, and the costs associated with reporting to SEC. Through June 30, 2024, we spent approximately $300,000 on the costs related to our initial Regulation A offering, the costs related to this Regulation A offering, and SEC reporting costs which was loaned to the Company by our CEO, and any additional funds that we are required to spend shall also be paid by our CEO and reimbursed from the proceeds of our Regulation A offerings. To date, we have managed to keep our monthly cash flow requirement low for two reasons: first, our CEO draws a minimal salary at this time and, second, we have been able to keep our operating expenses to a minimum by operating with the minimum services necessary to sustain. Other than our lines of credit, we currently have no external sources of liquidity such as arrangements with credit institutions or off-balance sheet arrangements that will have or are reasonably likely to have a current or future effect on our financial condition or immediate access to capital. Our CEO has made no commitments, written or oral, with respect to providing a source of liquidity in the form of cash advances, loans and/or financial guarantees.

If we are unable to raise the funds through this Regulation A offering or other registered offering, we will seek alternative financing through means such as borrowings from institutions or private individuals. There can be no assurance that we will be able to keep costs from being more than these estimated amounts or that we will be able to raise such funds. Even if we sell all shares offered through this Regulation A offering, we expect that we will seek additional financing in the future. However, we may not be able to obtain additional capital or generate sufficient revenues to fund our operations. If we are unsuccessful at raising sufficient funds, for whatever reason, to fund our operations, we may be forced to seek a buyer for our business or another entity with which we could create a joint venture. If all of these alternatives fail, we could be required to seek protection from creditors under applicable bankruptcy laws. However, we believe we will be able to meet our commitments for the next 12 months.

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Federal legislation, including the Sarbanes-Oxley Act of 2002, has resulted in the adoption of various corporate governance measures designed to promote the integrity of the corporate management and the securities markets. Some of these measures have been adopted in response to legal requirements. Others have been adopted by companies in response to the requirements of national securities exchanges, such as the NYSE or The NASDAQ Stock Market, on which their securities are listed. Among the corporate governance measures that are required under the rules of national securities exchanges are those that address Board of Directors’ independence, Audit Committee oversight and the adoption of a code of ethics. Our Board of Directors is comprised of one individual. Our CEO makes decisions on all significant corporate matters such as the approval of terms of the compensation of our CEO and the oversight of the accounting functions.

We have not yet adopted any corporate governance policies and, since our securities are not yet listed on a national securities exchange, we are not required to do so. We have not adopted corporate governance measures such as an Audit Committee or other independent committees outside of our Board of Directors as we presently do not have any independent directors. If we expand our Board membership in future periods to include additional independent Directors, we may seek to establish an Audit Committee and other committees of our Board of Directors. It is possible that if our Board of Directors included independent Directors and if we were to adopt some or all of these corporate governance measures, stockholders would benefit from somewhat greater assurances that internal corporate decisions were being made by disinterested Directors and that policies had been implemented to define responsible conduct. For example, in the absence of audit, nominating and compensation committees comprised of at least a majority of independent Directors, decisions concerning matters such as compensation packages to our senior officer and recommendations for Director nominees may be made by a majority of Directors who have an interest in the outcome of the matters being decided. Prospective investors should bear in mind our current lack of corporate governance measures in formulating their investment decisions.

During the periods ended June 30, 2024 and 2023, we generated negative cash flows. Our cash on hand as of June 30, 2024 was $100,386, and our cash flow used in operations was ($276,506) for the six months then ended. As a result, we do not have short term cash needs, but need to raise additional funds to finance our long term business plans. Although most of our short term cash needs are being satisfied through our operations, we will need additional money to fund our planned nationwide expansion and the development of our planned real estate investment trust (REIT). Although we are licensed 25 states, the majority of our current operations are in California.

Our cash, current assets, total assets, current liabilities, and total liabilities as of June 30, 2024 and as of December 31, 2023, respectively, are as follows:

	June 30, 2024	December 31, 2023	Change
Cash	$100,386	$160,540	$60,154
Total Current Assets	$668,733	$589,125	$79,608
Total Assets	$882,937	$853,328	$29,609
Total Current Liabilities	$901,728	$881,046	$20,682
Total Liabilities	$1,464,111	$1,406,219	$57,892

Our current assets increased as of June 30, 2024, as compared to December 31, 2023, due to more other assets, consisting primarily of property management deposits. The increase in our total assets between the two periods is related to increases in property management deposits, as well as slightly less property and equipment, net at June 30, 2024 compared to December 31, 2023.

Our current liabilities increased as of June 30, 2024, as compared to December 31, 2023. This increase was primarily due to increases in other current liabilities, which was property management deposits, and by us having more debt and more outstanding on our line of credit.

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Sources and Uses of Cash

Operations

We had net cash used in operating activities of ($276,506) for the period ended June 30, 2024, as compared to net cash used in operating activities of ($127,311) for the period ended June 30, 2023. In 2024, the net cash used in operating activities consisted primarily of our net loss of ($189,090), adjusted by depreciation and amortization of $10,514, gain on sale of property and equipment of ($6,182), change in stock based compensation of $25,011, change in accounts receivable of ($79,365), change in other current assets of ($60,397), change in accounts payable of $53,093, change in accrued liabilities of $31,144, change in other current liabilities of ($61,443) and change in operating lease liabilities of $209. In 2023, the net cash used in operating activities consisted primarily of our net loss of ($167,775), adjusted by depreciation and amortization of $14,355, gain on sale of property and equipment of $1,048, changes in our assets and liabilities of accounts receivable of $34,714, change in other current assets of ($46,326), change in accounts payable of $1,755, change in accrued liabilities of ($33,036), change in other current liabilities of $87,265 and change in operating lease liabilities of ($19,311).

Investments

Our cash used in investing activities during the period ended June 30, 2024 was $7,774, compared to the cash provided by investing activities of $19,363, during the period ended June 30, 2023. For the period in 2024, the cash provided by investment activities related to the disposal of property and equipment of $7,774. For the period in 2023, the cash used for investment activities related to the net purchases of property and equipment of $20,411 and disposal of property and equipment of ($1,048).

Financing

Our net cash provided by financing activities for the period ended June 30, 2024 was $208,578, compared to $136,027 for the period ended June 30, 2023. For the six months ended June 30, 2024, our net cash provided by financing activities consisted of repayments on auto loan of ($4,765), repayments on SBA loan of ($1,620), proceeds on related party note payable of $79,000, net borrowings on a line of credit of $167, and cash from sales of common stock of $135,796. For the six months ended June 30, 2023, our net cash provided by financing activities consisted of repayments on auto loan of ($2,174), net borrowings on a line of credit of ($3,455), and cash from sales of common stock of $141,656.

Results of Operations for Year Ended December 31, 2023 Compared to Year Ended December 31, 2022

Summary of Results of Operations

	Year Ended December 31,
	2023	2022
Revenue	$7,609,767	$8,044,306

Cost of Sales	$6,629,745	$6,798,887

Gross Profit	$980,022	$1,245,419

Operating expenses:

General and administrative	$1,630,392	$2,015,635
Total operating expenses	$1,630,392	$2,015,635

Operating loss	$(650,370)	$(770,216)

Other income (expense)
Total other income, net	$160,649	$73,128
Net loss before income tax	$(489,721)	$(697,088)
Income tax expense	$(5,486)	$(9,874)
Net loss	$(495,207)	$(706,962)

Gross Profit

Our gross profit decreased by $265,397 from $1,245,419 to $980,022 from the year ended December 31, 2022 compared to the year ended December 31, 2023. Our decrease in gross profit was largely due to less transaction volume primarily as a result of limited inventory and rising interest rates. We expect our gross profit will grow in periods when there is property price expansion and decrease in periods of recession.

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Operating Loss; Net Loss

Our net loss decreased by $211,755 from ($706,962) to ($495,207) from the year ended December 31, 2022 compared to the year ended December 31, 2023. Our operating loss decreased by $119,846 from ($770,216) to ($650,370) for the same periods. Our lower general and administrative expenses led to the decrease in our operating loss and net loss.

Revenue

Our revenue decreased by $434,539 from $8,044,306 to $7,609,767, from the year ended December 31, 2022 compared to the year ended December 31, 2023. Our decrease in revenue was largely due to lower transaction volume, largely a result of low inventory and rising interest rates. We expect our revenues will grow in periods when there is property price expansion and decrease in periods of recession.

Cost of Sales

Our cost of sales decreased by $169,142 from $6,798,887 to $6,629,745, from the year ended December 31, 2022 compared to the year ended December 31, 2023. The decrease in cost of sales was largely due to decreases in payments to real estate agents, transaction coordinators, referral fees, property management fees paid, and charitable contributions. We expect our cost of sales will grow in periods when there is property price expansion and decrease in periods of recession.

General and Administrative Expenses

General and administrative expenses decreased by $385,243 from $2,015,635 for the year ended December 31, 2022 to $1,630,392 for the year ended December 31, 2023, primarily due to minimizing the costs and fees associated with our nationwide expansion and eliminating costs that are not essential support services needed by our real estate associates. We expect to have costs related to expansion and additional real estate associates at times of expansion. We do not expect to have costs related to securities offerings except in periods we conduct an offering of our securities.

Other Income (Expense)

We had other income of $73,128 for the year ended December 31, 2022, and other income of $160,649 for the year ended December 31, 2023. For the period in 2022 our other expense related to interest expense of $10,708, interest income of $2,158, dividend income of $2,474, other income of $43,319 and the gain on sale of $35,889 from the sale of our moving truck. For the period in 2023 our other expense related to interest expense of $37,503, dividend income of $3,888, Employee Retention Credit (ERC) of $184,300, tax refund of $186, other income of $8,730 and the gain on sale of ($1,048) from the sale of equipment.

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During the years ended December 31, 2023 and 2022, we generated negative cash flows from operations. Our cash on hand as of December 31, 2023 was $160,540 and our monthly cash flow used in operations is approximately ($27,000). As a result, we do not have short-term cash needs, but need to raise additional funds to finance our long-term business plans. Our cash needs are being satisfied through our operations, but we will need additional money to fund our planned nationwide expansion. Although we are licensed in 25 states, almost all of our current operations are in California.

Our cash, current assets, total assets, current liabilities, and total liabilities as of December 31, 2023 and December 31, 2022, respectively, are as follows:

	December 31, 2023	December 31, 2022	Change

Cash	$160,540	$219,721	$59,181
Total Current Assets	$589,125	$567,168	$21,957
Total Assets	$853,328	$901,830	$48,502
Total Current Liabilities	$881,046	$615,152	$265,894
Total Liabilities	$1,406,219	$1,143,317	$262,902

Our current assets increased as of December 31, 2023, as compared to December 31, 2022, primarily due to us having less cash and cash equivalents, as well as more other assets, consisting primarily of property management deposits. The decrease in our total assets between the two periods is primarily related to us having less cash and current assets, and increases in property management deposits at December 31, 2023 compared to December 31, 2022.

Our current liabilities increased as of December 31, 2023, as compared to December 31, 2022. This increase was primarily due to increases in other current liabilities, which was property management deposits, partially offset by us having more charge card debt and slightly more outstanding on our line of credit.

Sources and Uses of Cash

Operating Activities

We had net cash used in operating activities of ($282,751) for the year ended December 31, 2023, as compared to net cash used in operating activities of ($487,722) for the year ended December 31, 2022. In 2023, the net cash provided by operating activities consisted primarily of our net loss of ($495,207), adjusted by depreciation and amortization of $28,709, gain on sale of property and equipment of ($1,049), change in accounts receivable of $6,721, change in other current assets of ($87,859), change in accounts payable of $34,350, change in accrued liabilities of ($430), change in other current liabilities of $230,072 and change in operating lease liabilities of ($1,943). In 2022, the net cash used in operating activities consisted primarily of our net loss of ($706,962), adjusted by depreciation and amortization of $39,973, gain on sale of property and equipment of $35,889, change in accounts receivable of ($68,504), change in other current assets of $35,236, change in accounts payable of $52,137, change in accrued liabilities of $9,295, change in other current liabilities of $36,963 and change in operating lease liabilities of $78,251.

Investing Activities

Our cash used for investing activities during the year ended December 31, 2023 was $1,049, compared to ($133,796) during the year ended December 31, 2022. For the period in 2023, the cash used for investment activities related to the net purchases of property and equipment of $1,049. For the period in 2022, the cash used for investment activities related to the net purchase of property and equipment of ($115,600) and the purchase of intangible assets for ($18,196).

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Financing Activities

Our net cash provided by financing activities for the year ended December 31, 2023 was $222,521, compared to $837,584 for the year ended December 31, 2022. For the year ended December 31, 2023, our net cash provided by financing activities consisted of repayment on auto loan of ($6,893), repayment on a Small Business Administration (“SBA”) loan of $7,219, proceeds on related party note of $40,000, proceeds on a line of credit of ($1,608), and cash from sales of common stock of $183,803. For the year ended December 31, 2022, our net cash provided by financing activities consisted of repayment on auto loan of ($9,894), proceeds from a SBA loan of $21,924, repayment on related party note of ($8,772), net borrowings on a line of credit of $1,326, and cash from sales of common stock of $833,000.

Off Balance Sheet Arrangements

We have no off balance sheet arrangements as of June 30, 2024 and December 31, 2023.

Seasonal Cash Flow

The real estate brokerage business is seasonal. Our property management and membership cash flow stays fixed year-round as long as we maintain our current management contracts. The majority of property sales occur between March and September each year. Cash flow is normally strong during these months and typically offers a surplus. During the season between October and December, sales traditionally slow down but the cash flow is adequate to cover fixed expenses and overhead. The low season is January to February and usually runs a deficit, which requires the use of credit lines or capital reserves to sustain payroll and fixed overhead costs during these months before the spring selling season begins.

Capital Expenditures

We have not made any major capital expenditures in 2024 and do not anticipate any near-term capital expenditures for our operational purposes in the next twelve months. However, if this Regulation A offering to raise capital to invest in commercial real estate properties and develop a real estate investment trust is successful, we will have capital expenditures in the form of real estate acquisitions.

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Contractual Obligations

We have very few contractual obligations. We have two long-term leases (2 year terms). The majority of our vendors, utilities and service providers are on month-to-month agreements; however, there are a few utilities and service providers that are on an annual contract that renews each year.

Debt

We have one Small Business Administration (“SBA”) loan for $150,000. The SBA loan is a 30-year loan at 3.75% interest. We may elect to pay this loan off in full or retain the loan. We also have fluctuating lines of credit for cash flow purposes with Wells Fargo Bank in the amount of approximately $75,000 and with American Express in the amount of approximately $125,000. Investors should be aware that funds utilized from this Regulation A offering for debt retirement will not be available to support our growth.

Inflation has been rising. The effect of inflation on our revenues and operating results have not been significant. The rise in inflation has affected the long term interest rates, which directly affect borrowing costs for mortgages, and in turn may affect property sales and our ability to earn commission. The current interest rate environment is higher than the low interest rates experienced in the past few years.

Plan of Operations

We anticipate that the funds we intend to raise in our Regulation A offering will be sufficient to enable us to grow our company nationwide and execute our business plan, including, but not limited to, securing our base of operations and any updates and/or modifications; acquiring equipment and infrastructure; hiring a strong management team and key personnel; and achieving growth by way of licensing and strategic partnerships. It is the opinion of our management that the proceeds from our Regulation A offering will satisfy our need for liquidity and cash requirements for the foreseeable future and put us in a position to grow our business in accordance with our business plan, outlined below:

1.	Milestone 1: Hiring Management and Key Personnel to Oversee Investment Portfolio

Our plan of operation is to hire investment managers to supervise and oversee the portfolio of commercial real estate assets and partnership interests that we plan to acquire with the proceeds of this offering.

2.	Milestone 2: Acquire Commercial Real Estate Assets and Invest with Partner Operators

Identify and acquire discounted commercial real estate assets and partnerships interests producing income.

3.	Milestone 3: Ongoing Growth through Strategic Acquisitions and Partnership Investments

Continue to grow the portfolio of assets through strategic acquisitions and Partner Operator investments.

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 ITEM 10 DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

The following table lists the current Directors and Executive Officers of the Company. Our plan is to add a full time Chief Financial Officer and other top-level positions that will help the company grow.

Directors, Executive Officers and Significant Employees

Name [1]	Position	Age	Term of Office[2]	Approximate Hours Per Week
Andrew Arroyo	Chairman of the Board, CEO, Director	47	1/1/2004	40
Tiffany Mohler	Secretary, V.P. Administration	42	6/1/2017	30
Clark Anctil	Treasurer, Financial Director	60	10/1/2017	30
Nick Bonner	Investment Director	41	3/1/2024	40

__________

1 All addresses shall be considered 12636 High Bluff Dr. Suite 400, San Diego, CA 92130.

2 Includes time worked with AARE-CA prior to the merger with AARE-DE.

Directors

Our Board of Directors is currently composed of one director, Andrew Michael Arroyo. Upon completion of our ongoing Regulation A offering, our plan is that we will expand our Board of Directors to three to seven members.

Executive Officers

Chairman of the Board, Director and Chief Executive Officer

Andrew Michael Arroyo is our Chairman of the Board of Directors and Chief Executive Officer. He is personally licensed as a managing broker in 25 states and the District of Columbia and has been a part of more than a billion dollars in real estate transactions in his 25-year career in the real estate industry. As CEO, Mr. Arroyo is responsible for representing the best interests of the Company and its shareholders. He is responsible for creating and implementing strategies to grow the business and brand by developing business relationships and alliances, pursuing corporate opportunities, as well as assisting with oversight and management of the day-to-day operations.

Investment Director

Nick Bonner has worked in commercial real estate since 2004 operating in the roles of loan production, investor, asset manager, and broker, including 16 years at CBRE. In his brokerage career alone, he has completed over 1,000 lease and sale transactions of more than 4.5M square feet for a total consideration of nearly $900M. He has regularly advised sophisticated institutional owners, such as Equity Office Properties and Kilroy Realty, on complex transactions as well as overall asset strategy on properties valued in upwards of $250M. In his investment career, he has completed over three dozen deals in a broad range of areas with a focus in real estate. He is well known as a thought leader in faith driven real estate investing, has published white papers, and is regularly sought out as a speaker on the topic. Mr. Bonner is also a founding board member of the Pinetops Foundation where he has managed the investments for a sizable portfolio and deployed over 500 grants in the last 13 years. He has also volunteered on various nonprofit boards in the microfinance space as well as with his church elder board for 10 years. Nick founded Open Doors, a mission driven commercial real estate syndicate specifically designed to lower the real estate barriers for churches and he is delighted to employ his God-given knowledge, skill set, and extensive network for AARE in order to carry out the vision for the REIT. Above all, Nick is known for his integrity and dependability, and he is grateful to be able to leverage his diverse background for good.

Treasurer, Financial & Operations Director

Clark Anctil is a seasoned financial executive with a broad range of experience with positions in financial reporting, general management, operations and supply chain management, covering responsibilities of product costing, material and resource planning, procurement and sourcing, HR training and development, information systems, twin plant operations, "Just in Time” manufacturing, "lean systems”, and facility design and engineering. During his career, he has mentored staff and trained teams in achieving results and effective management with a focus on knowledge acquisition, understanding and proactive execution in a lean environment. This approach led him to develop and deploy software to support business growth covering material, labor and resource planning, operational cost tracking, throughput management and production control. In addition to his corporate career, he has been a top producing real estate professional since 2010 and licensed loan originator since 2020, and currently holds a broker’s license in the state of California. He joined AARE as a sales agent in 2017 and has worked closely with the founder of AARE throughout the years. Clark has a heart to mentor and train other employees how to grow a business with the stakeholder’s interest in mind. His depth of experience and hands-on approach provide a unique skill set and make him a valuable member of the AARE financial and operations team.

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Secretary, Administration Director

Tiffany Mohler holds a degree in Business Administration from San Diego State University, and her education has served her well. As the Administration Director, Mrs. Mohler is in charge of compliance and risk management and handles setup and training for all managing brokers, agents and property managers nationwide. Her leadership qualities and peacemaking nature make her a natural for dealing with diverse personalities and situations. Mrs. Mohler has been involved in real estate administration since 2002. In 2008, she became a licensed administrator. In 2013, she joined AARE. She grew within the organization to become a leader and ultimately to become a full-time employee in 2017 by accepting the role of designated broker in California and the nationwide role of Administration Director.

There are no arrangements or understandings between our executive officers and directors and any other persons pursuant to which the executive officer or director was selected to act as such. There are no family relationships between our executive officers.

ITEM 11 COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

The following is a discussion and analysis of compensation arrangements of our named Directors and Executive Officers. This discussion contains forward-looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs. Actual compensation programs that we adopt may differ materially from currently planned programs as summarized in this discussion. As an “emerging growth company” as defined in the JOBS Act, we are not required to include a Compensation Discussion and Analysis section and have elected to comply with the scaled disclosure requirements applicable to emerging growth companies.

Our Compensation Committee, who will be appointed by our Board, will be responsible for establishing, implementing and monitoring our compensation philosophy and objectives. We seek to ensure that the total compensation paid to our Executive Officers is reasonable and competitive. Compensation of our executives is structured around the achievement of individual performance and near-term corporate targets as well as long-term business objectives.

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The following tables set forth certain information about compensation paid, earned or accrued for services by (i) the Company’s Chief Executive Officer and (ii) all other executive officers who earned in excess of $100,000 in the years ended December 31, 2023 and 2022 (“Named Executive Officers”):

SUMMARY COMPENSATION TABLE(1)
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensa- tion ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensa -tion ($)		Total ($)
Andrew Michael Arroyo,	2023	135,006	-0-	-0-	-0-	-0-	-0-	$53,484		188,490
CEO	2022	166,731	-0-	-0-	-0-	-0-	-0-	-0-		166,731
Clark Anctil, Treasurer,	2023	-0-	-0-	-0-	-0-	-0-	-0-	145,998	(3)	145,998	(3)
Financial Director (2)	2022	-0-	-0-	-0-	-0-	-0-	-0-	169,604	(3)	169,604	(3)
Tiffany Mohler, Secretary,	2023	58,028	-0-	-0-	-0-	-0-	-0-	31,110		89,138
VP Administration	2022	55,250	-0-	-0-	-0-	-0-	-0-	27,332		82,582
John Windscheffel,	2023	78,640	-0-	-0-	-0-	-0-	-0-	-0-		78,640
VP Communications	2022	78,000	-0-	-0-	-0-	-0-	-0-	-0-		78,000

____________

(1)	Includes amounts paid by AARE-CA.
(2)	Mr. Anctil was appointed to the position of Financial Director on June 1, 2022 and was appointed to the position of Treasurer on December 5th, 2023.
(3)	All amounts were paid for consulting fees and real estate commissions.

The following table sets forth director compensation for 2023(1):

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Andrew Michael Arroyo	-0-	-0-	-0-	-0-	-0-	-0-	-0-

____________

(1)	Includes amounts paid by AARE-CA.

Anticipated Executive Compensation Following this Offering

Following this Offering, Board of Directors will determine the appropriate compensation plans and programs for our executives. Our Board of Directors will review and evaluate our executive compensation plans and programs to ensure they are aligned with our compensation philosophy. In addition, our Board of Directors may retain its own compensation consultant to advise it in its compensation planning decisions.

We expect revised compensation plans and arrangements for our named Executive Officers that will generally become effective upon completion of this Offering to consist generally of an annual base salary, a short-term annual incentive component, a long-term incentive (equity awards) component, and health and retirement benefits component.

We have established an equity compensation plan for our management, real estate brokers, agents, managers, loan officers and other employees.

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Agreements with our Named Executive Officers

Our current employment agreements provide for an annual salary, potential bonus based on performance, participation in a 401(k) plan through Safe Harbor, and 14 days (or two weeks) paid vacation time after the vesting period is complete.

After the consummation of this Offering, we will revise our employment agreements to provide for an annual salary, potential bonus based on performance, equity grant (based on grant date fair market value) in stock options, restricted stock or other form of equity award as determined by the Board of Directors. We expect these awards will be granted under the 2023 Plan. Each executive will also receive employee benefits made available to our other employees, including, without limitation, participation in any 401(k) plan, 14 days (or two weeks) paid vacation time and a monthly contribution towards a health plan.

All related party transactions described in this section occurred prior to adoption of this policy and, as such, these transactions were not subject to the approval and review procedures set forth in the policy.

ITEM 12 SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITY HOLDERS

The following table sets forth, as of October 1, 2024, certain information with respect to our equity securities owned of record or beneficially by (i) each of our Officers and Directors; (ii) each person who owns beneficially more than 5% of each class of our outstanding equity securities; and (iii) all Directors and Executive Officers as a group.

Common Stock(1)

Name and Address of Beneficial Owner(2)	Nature of Beneficial Ownership	No. of Shares	Percent of Class	Percent of Total Voting Rights(4)

Andrew Michael Arroyo (2)(3)	CEO, Chairman and a Director	2,802,717	85.38%	30.19%

Clark Anctil (2)(3)	Treasurer and Financial Director	2,761	<1%	<1%

Tiffany Mohler (2)(3)	Treasurer and VP Administration	3,152	<1%	<1%

John Windscheffel (2)(3)	Secretary and VP Communication	1,188	<1%	<1%

All Officers and Directors as a Group (4 persons)		2,809,818	85.59%	30.27%

_____________________

(1)

As of October 1, 2024 there were 3,279,183 shares of common stock outstanding (post 3,000-for-1 forward stock split effective July 29, 2021). Shares of common stock subject to options or warrants currently exercisable, or exercisable within 60 days, are deemed outstanding for purposes of computing the percentage of the person holding such options or warrants but are not deemed outstanding for the purposes of computing the percentage of any other person.

(2)	Indicates an officer and/or Director of the Company.

(3)	Unless indicated otherwise, the address of the shareholder is Andrew Arroyo Real Estate Inc., 12636 High Bluff Drive, Suite 400, San Diego, CA 92130.

(4)

Calculated based on the total votes currently outstanding (does not include votes from shares underlying promissory notes, options or warrants). As of September 15, 2024, there was a total of 9,279,183 votes outstanding, consisting of 3,279,183 votes from common stockholders and 6,000,000 votes from Series A Preferred Stock holders.

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Series A Preferred Stock(1)

Name and Address of Beneficial Owner(2)	Nature of Beneficial Ownership	No. of Shares	Percent of Class	Percent of Total Voting Rights(4)

Andrew Michael Arroyo (2)(3)	CEO, Chairman and a Director	2,000,000	100.0%	64.63%

Clark Anctil (2)(3)	Treasurer and Financial Director	-0-	0%	0%

Tiffany Mohler (2)(3)	Secretary and VP Administration	-0-	0%	0%

John Windscheffel (2)(3)	VP Communication	-0-	0%	0%

All Officers and Directors as a Group (4 persons)		2,000,000	100.0%	64.63%

________________

(1)

As of October 1, 2024 there were 2,000,000 shares of Series A Preferred Stock outstanding (each share has three (3) votes on all matters presented to the common stockholders for a vote, and converts into one (1) share of common stock). Shares of preferred stock subject to options or warrants currently exercisable, or exercisable within 60 days, are deemed outstanding for purposes of computing the percentage of the person holding such options or warrants but are not deemed outstanding for the purposes of computing the percentage of any other person.

(2)	Indicates an officer and/or director of the Company.

(3)	Unless indicated otherwise, the address of the shareholder is Andrew Arroyo Real Estate Inc., 12636 High Bluff Drive, Suite 400, San Diego, CA 92130.

(4)

Calculated based on the total votes currently outstanding (does not include votes from shares underlying promissory notes, options or warrants). As of September 15, 2024, there was a total of 9,279,183 votes outstanding, consisting of 3,279,183 votes from common stockholders and 6,000,000 votes from Series A Preferred Stock holders.

Transactions with Related Persons, Promoters and Certain Control Persons; Corporate Governance

Through June 30, 2024, we spent approximately $300,000 on the costs related to our previous Regulation A offering, which was loaned to the Company by our CEO, and any additional funds that we are required to spend shall also be paid by our CEO and reimbursed from the proceeds of our ongoing Regulation A offering. The terms of the promissory note are interest payable on the unpaid principal at the interest rate of 4% per annum. Principal and interest began on February 1st, 2022 until the end of the repayment period which is June 29th, 2025.

Mr. Anctil, our Financial Director and Treasurer, acts as a real estate professional for the Company and receives consulting fees and real estate commissions for these services.

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Our Board will adopt a written related person transaction policy, to be effective upon the closing of our ongoing Regulation A offering setting forth the policies and procedures for the review and approval or ratification of related person transactions, which will generally include transactions involving the Company and our Directors, Executive Officers, nominees for director, beneficial owners of more than five percent of our Common Stock and members of the immediate families of the foregoing. This policy will provide that transactions involving related persons are approved, or ratified if pre-approval is not feasible, by our Audit Committee, which approves or ratifies the transaction only if our Audit Committee determines that it is in the best interests of our stockholders. In considering the transaction, our Audit Committee considers all relevant factors, including, as applicable (i) the business rationale for entering into the transaction; (ii) available alternatives to the transaction; (iii) whether the transaction is on terms no less favorable than terms generally available to an unrelated third party under the same or similar circumstances; (iv) the potential for the transaction to lead to an actual or apparent conflict of interest and any safeguards imposed to prevent such actual or apparent conflicts; and (v) the overall fairness of the transaction. Our Audit Committee will also periodically monitor ongoing transactions involving related persons to ensure that there are no changed circumstances that would render it advisable to amend or terminate the transaction.

All related party transactions described in this section occurred prior to adoption of this policy and, as such, these transactions were not subject to the approval and review procedures set forth in the policy.

ITEM 13 INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

Our Board will adopt a written related person transaction policy, to be effective upon the closing of this Offering, setting forth the policies and procedures for the review and approval or ratification of related person transactions, which will generally include transactions involving the Company and our Directors, Executive Officers, nominees for director, beneficial owners of more than five percent of our Common Stock and members of the immediate families of the foregoing. This policy will provide that transactions involving related persons are approved, or ratified if pre-approval is not feasible, by our Audit Committee, which approves or ratifies the transaction only if our Audit Committee determines that it is in the best interests of our stockholders. In considering the transaction, our Audit Committee considers all relevant factors, including, as applicable (i) the business rationale for entering into the transaction; (ii) available alternatives to the transaction; (iii) whether the transaction is on terms no less favorable than terms generally available to an unrelated third party under the same or similar circumstances; (iv) the potential for the transaction to lead to an actual or apparent conflict of interest and any safeguards imposed to prevent such actual or apparent conflicts; and (v) the overall fairness of the transaction. Our Audit Committee will also periodically monitor ongoing transactions involving related persons to ensure that there are no changed circumstances that would render it advisable to amend or terminate the transaction.

Currently, we do not have any independent members of our Board of Directors, as our sole Board members is our CEO, Andrew Arroyo. Prior to the election to become a real estate investment trust (“REIT”) a board of directors will be appointed that will be re-elected based on investors vote per IRS guidelines.

Relaxed Ongoing Reporting Requirements

Once this Form 1-A is qualified by the SEC we will be required to publicly report on an ongoing basis under the reporting rules set forth in Regulation A issuers. The ongoing reporting requirements under Regulation A are more relaxed than for emerging growth companies under the Exchange Act. The differences include, but are not limited to, being required to file only annual and semi-annual reports, rather than annual and quarterly reports. Annual reports are due within 120 calendar days after the end of the issuer’s fiscal year, and semi-annual reports are due within 90 calendar days after the end of the first six months of the issuer’s fiscal year.

In either case, we will be subject to ongoing public reporting requirements that are less rigorous than Exchange Act rules for companies that are not emerging growth companies, and our stockholders could receive less information than they might expect to receive from more mature public companies.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Section A of Article VI of our Articles of Incorporation provides that, to the fullest extent permitted by law, no director or officer shall be personally liable to the corporation or its shareholders for damages for breach of any duty owed to the corporation or its shareholders.

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Section B of Article VI of our Articles of Incorporation provides that, to the fullest extent permitted by the General Corporation Law of the State of Delaware we will indemnify our officers and directors from and against any and all expenses, liabilities, or other matters.

Article IX of our Amended and Restated Bylaws further addresses indemnification of our directors and officers and allows us to indemnify our directors and officers in the event they meet certain criteria in terms of acting in good faith and in an official capacity within the scope of their duties, when such conduct leads them to be involved in a legal action.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

ITEM 14 SECURITIES BEING OFFERED

Our Articles of Incorporation authorize us to issue up to 5,000,000 shares of Preferred Stock, par value $0.001 per share, and 25,000,000 shares of Common Stock, par value $0.001 per share. As of the date of this Offering Circular, there were 2,000,000 shares of Preferred Stock issued and outstanding and 3,279,183 shares of Common Stock issued and outstanding. The 3,279,183 shares of Common Stock issued and outstanding are held by two hundred twenty five (225) stockholders. The 2,000,000 shares of Preferred Stock issued and outstanding are held by one (1) stockholder. Once the conditions outlined in the Preferred Stock section below are met, the 2,000,000 shares of Preferred Stock owned by Andrew Michael Arroyo will be converted to Common Stock.

The following description of our capital stock is subject to and qualified in its entirety by our Articles of Incorporation and Corporate Bylaws and by the provisions of applicable Delaware Law. Copies of these documents are filed as exhibits to this Offering Circular. The Company is not offering any shares of Preferred Stock in this Offering.

Preferred Stock

Our Articles of Incorporation authorize our Board of Directors, without action by the stockholders, to designate and issue up to 5,000,000 shares of the Company’s Preferred Stock, par value $0.001, in one or more series. Our Board of Directors is authorized to designate the rights, preferences and privileges of the shares of each series and any of its qualifications, limitations or restrictions. Our Board of Directors is able to authorize the issuance of Preferred Stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of Preferred Stock. The issuance of Preferred Stock, while providing flexibility in connection with possible future financings and acquisitions and other corporate purposes, could, under certain circumstances, have the effect of restricting dividends on our Preferred Stock; diluting the voting power of our Preferred Stock; impairing the liquidation rights of our Preferred Stock; or delaying, deferring or preventing a change in control of the Company, which might harm the market price of our Preferred Stock. Currently, we have one series of preferred stock designated, which is our Series A Convertible Preferred Stock. This series of preferred stock converts at 1-to-1 into common stock and has three (3) votes per share on all matters properly brought to our shareholders for a vote. Before the REIT election with the IRS is initiated, the Board of Directors will eliminate the Preferred Stock class and the single shareholder who owns the Preferred Stock, Andrew Michael Arroyo, will convert all the Preferred Stock into Common Stock at 1-to-1. Management’s projections of when the Company would qualify to become a REIT per the IRS guidelines are based on the following conditions: (1) once $25,000,000 or more has been raised through this offering or subsequent offerings and (2) once the taxable REIT subsidiary (“TRS”) of the Company’s brokerage operations has been completed (if necessary, per IRS guidelines) and (3) once all the REIT requirements outlined in the IRS guidelines have been met. Once these conditions have been met or completed, all of the Preferred Stock will be converted into Common Stock.

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Common Stock

Our Articles of Incorporation authorize our Board of Directors, without action by the stockholders, to designate and issue up to 25,000,000 shares of the Company’s Common Stock, par value $0.001 per share, in one or more series. Our Board of Directors is authorized to designate the rights, preferences and privileges of the shares of each series and any of its qualifications, limitations or restrictions. Our Board of Directors is able to authorize the issuance of Common Stock with voting or conversion rights that could adversely affect the voting power or other rights of the other holders of our Common Stock. The issuance of Common Stock, while providing flexibility in connection with corporate purposes, could, under certain circumstances, have the effect of restricting dividends on our Common Stock; diluting the voting power of our Common Stock; impairing the liquidation rights of our Common Stock; or delaying, deferring or preventing a change in control of the Company, which might harm the market price of our Common Stock.

The following is a summary of the material provisions governing the issuance of the Company’s Shares in this Offering:

•

We are offering a maximum of 15,000,000 Shares of Common Stock, par value $0.001 per share at an offering price of $5.00 per share through this Offering Circular. We have established a minimum of 40,000 shares for this Offering.

•	The stated or par value of each share of Common Stock being offered is $0.001.
•	The offering price per each Share is $5.00.
•	Investors holding shares of Common Stock will have the ability to vote on the Company’s Board of Directors but will not have the ability to vote to appoint any of the Company’s Officers.
•	The Shares of Common Stock being offered are equal in all respects

Voting Rights

Each holder of Common Stock is entitled to one (1) vote for each share on all matters submitted to a vote of the Stockholders. Each holder of Preferred Stock is entitled to three (3) votes for each share on all matters submitted to a vote of the Stockholders. Once more than $25,000,000 of this Offering is raised, all of the Preferred Stock owned by Andrew Michael Arroyo will be converted to Common Stock and there will only be one class of stock and voting rights.

Dividend Policy

Once the tax election to become a real estate investment trust (REIT) is complete, the Company will begin to pay a dividend of at least 90% of its earnings per the required IRS guidelines. We currently retain all available funds and any future earnings to support our operations and finance the growth and development of our business and do not intend to declare or pay any cash dividends in the foreseeable future. As a result, you will likely need to sell your Common Stock to realize a return on your investment, and you may not be able to sell your shares at or above the price you paid for them. Payment of cash dividends, if any, in the future will be at the discretion of our Board of Directors and will depend on then-existing conditions, including our financial condition, operating results, contractual restrictions, capital requirements, business prospects and other factors our Board may deem relevant.

Dividend Rights

Shareholders are only entitled to distributions or dividends proportionate to their shares of Common Stock when and if declared by our Board of Directors out of funds legally available and after payment of dividends to any holders of our Preferred Shares. To date we have not given any such distributions or dividends. Future distribution policies are subject to the discretion of our Board of Directors and will depend upon a number of factors, including among other things, our ability to become classified with the IRS as a real estate investment trust (RIET), our capital requirements and financial condition.

Liquidation Rights

In the event of the dissolution, liquidation or winding up of the Company, the assets legally available for distribution to the holders of Common Stock will be distributed ratably among the shareholders in proportion to their holdings of Common Stock and after giving preference to holders of our Preferred Stock and liquidation of any and all liabilities.

Liability to Further Calls or Assessment

The Common Stock has no liability to further calls or assessments by the Company.

Fully Paid and Non-assessable

All outstanding shares of our Common Stock are fully paid and non-assessable, and the shares of Common Stock to be issued upon completion of this Offering will be fully paid and non-assessable.

Registration Rights

Upon the completion of this Offering, we may register for sale under the Securities Act shares of our Common Stock, but we are under no obligation to do so under the terms of the Offering. Subject to certain conditions and limitations, we may provide customary demand, piggyback and shelf registration rights to holders of purchasers Common Stock in future offerings.

68

ITEM 15 FINANCIAL STATEMENTS

Index to Financial Statements

June 30, 2024 and 2023 Financial Statements

2023 and 2022 Year End Financial Statements

F-1

ANDREW ARROYO REAL ESTATE, INC.

BALANCE SHEETS

June 30, 2024 (unaudited) and December 31, 2023

	June 30, 2024	December 31, 2023
ASSETS
Current assets
Cash and cash equivalents	$100,386	$160,540
Accounts receivable, net	$141,148	$61,783
Other current assets	$427,199	$366,802
Total current assets	$668,733	$589,125
Property and equipment, net	$204,500	$252,679
Intangible assets, net	$9,704	$11,524
TOTAL ASSETS	$882,937	$853,328

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities
Accounts payable	$158,630	$105,537
Accrued liabilities	$124,802	$93,658
Other current liabilities	$488,164	$549,607
Current portion of notes payable	$13,113	$12,909
Current portion of operating lease liabilities	43,076	45,559
Lines of credit (Note 6)	$73,943	$73,776
Total current liabilities	$901,728	$881,046

Long term liabilities
Notes payable, net of current portion (Note 6)	$452,811	$380,400
Long term operating lease liabilities, net of current portion	$109,572	$144,773
Total long term liabilities	$562,383	$525,173

TOTAL LIABILTIES	$1,464,111	$1,406,219

STOCKHOLDERS’ EQUITY (DEFICIT)

Common Stock, $.001 par value; 25,000,000 shares authorized, 3,279,183 issued and outstanding as of June 30, 2024 and 3,203,220 issued and outstanding as of December 31, 2023.	$3,277	$3,202
Preferred Stock, ($.001 par value; 3,000,000 shares authorized, no shares issued and outstanding as of June 30, 2024 and December 31, 2023.	$-	$–
Series A Convertible Preferred Stock, $.001 par value; 2,000,000 shares authorized, and outstanding as of June 30, 2024 and December 31, 2023.	$2,000	2,000
Additional paid-in capital	$1,177,333	$1,016,601
Accumulated deficit	$(1,763,784)	$(1,574,694)

Total stockholders' deficit	$(581,174)	$(552,891)
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$882,937	$853,328

See accompanying notes to the financial statements.

F-2

ANDREW ARROYO REAL ESTATE, INC.

STATEMENTS OF OPERATIONS

Six Months Ending June 30, 2024 and 2023

(unaudited)

	2024	2023

Revenues	$3,318,342	$3,741,396

Cost of Sales:
Sales commissions	$2,431,898	$2,946,233
Transaction coordinators	$52,103	$69,161
Supplies and materials	$4,778	$22,286
Referral fees	$54,331	$122,814
Property management fees	$110,059	$89,537
Mentor-coaching fees	$-	$4,539
Buyer-seller costs	$35,882	$4,055
Staging operations	$1,295	$–
Commission bonus	$31,216	$-
Stock based compensation	$21,625	$-

Total cost of sales	$2,743,187	$3,258,625

Gross profit	$575,155	$482,771

General and administrative expenses	$757,919	$818,389

Loss from operations	$(182,764)	$(335,618)

Other income	$(6,326)	$170,468

Loss before income tax expense	$(189,090)	$(165,150)

Income tax expense	$-	$(2,625)

Net loss	$(189,090)	$(167,775)

Loss Per Share (Basic)	$(0.06)	$(0.05)
Loss Per Share (Fully Diluted)	$(0.04)	$(0.03)

See accompanying notes to the financial statements.

F-3

ANDREW ARROYO REAL ESTATE, INC.

STATEMENTS OF STOCKHOLDERS' DEFICIT

Six Months Ended June 30, 2024 and 2023 (unaudited)

	Common		Preferred				Total
	Stock		Stock		Additional		Stockholders'
	Shares	Common	Shares	Preferred	Paid-in	Accumulated	Equity
	Issued	Stock	Issued	Stock	Capital	Deficit	(Deficit)
Balance - December 31, 2022	3,180,460	$3,180	2,000,000	$2,000	$832,820	$(1,079,487)	$(241,487)
Stock issued for cash	14,471	$14	-	$-	$141,642	$-	$141,656
Net Loss	-	-	-	$-	$-	$(167,775)	$(167,775)

Balance – June 30, 2023	3,194,931	$3,194	2,000,000	$2,000	$974,462	$(1,247,262)	$(267,606)

Stock issued for cash	8,289	8	-	-	$42,139	-	$42,147
Net loss	-	-	-	-		$(327,432)	$(327,432)

Balance - December 31, 2023	3,203,220	$3,202	2,000,000	$2,000	$1,016,601	$(1,574,694)	$(552,891)

Stock issued for cash	27,162	$27	-	-	$135,720	$-	$135,796
Stock based compensation	48,801	$48	-	-	$24,963	$-	$25,011
Net loss	-	-	-	-	-	$(189,090)	$(189,090)

Balance - June 30, 2024	3,279,183	$3,277	2,000,000	$2,000	$1,177,333	$(1,763,784)	$(581,174)

See accompanying notes to the financial statements.

F-4

ANDREW ARROYO REAL ESTATE, INC.

STATEMENTS OF CASH FLOWS

Six Months Ending June 30, 2024 and 2023

(unaudited)

	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(189,090)	$(167,775)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	$10,514	$14,355
Gain on sale of property and equipment	$(6,182)	$1,048
Stock based compensation	$25,011	$-
Changes in assets and liabilities:
Accounts receivable	$(79,365)	$34,714
Other current assets	$(60,397)	$(46,326)
Accounts payable	$53,093	$1,755
Accrued liabilities	$31,144	$(33,036)
Other current liabilities	$(61,443)	$87,265)
Change in operating lease liabilities	$209	$(19,311)

Net cash used in operating activities	$(276,506)	$(127,311)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	$-	$20,411
Disposal of equipment	$7,774	$(1,048)

Net cash flows provided by investing activities:	$7,774	$19,363

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment on vehicle loan	$(4,765)	$(2,174)
Repayment on SBA Loan	$(1,620)	$–
Proceeds from related party note payable	$79,000	$–
Net borrowings (repayment) on lines of credit	$167	$(3,455)
Cash from sales of common stock	$135,796	$141,656

Net cash provided by financing activities:	$208,578	$136,027

Net increase (decrease) in cash and cash equivalents	$(60,154)	$28,079

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR	$160,540	$219,721
CASH AND CASH EQUIVALENTS END OF YEAR	$100,386	$247,800

See accompanying notes to the financial statements.

F-5

ANDREW ARROYO REAL ESTATE, INC.

NOTES TO FINANCIAL STATEMENTS

JUNE 30, 2024 AND 2023 (unaudited)

NOTE 1 - THE COMPANY AND ITS SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations

Andrew Arroyo Real Estate, Inc. (the "Company") was incorporated on June 18, 2020, under the laws of the State of Delaware. A predecessor company that was merged with and into the Company effective July 31, 2021 was originally incorporated under the laws of the State of California on January 20, 2004, as Andrew Michael Arroyo Inc. and updated its name to Andrew Arroyo Real Estate Inc. on April 30, 2007. The trademark and d/b/a that is known in the marketplace is "AARE". The Company was formed to conduct real estate brokerage services. These services include assisting clients buy, sell, manage, and invest in residential and commercial properties as well as business opportunities. The Company's year-end is December 31. As a result of the above-referenced merger, all operations of the California corporation were assumed into the Company. As a result, the historical financial statements of the California corporation are the ones presented herein.

On July 29, 2021, the Company filed an amended and restated Certificate of Incorporation with the State of Delaware, which (i) increased the Company's authorized common stock from 1,000 shares of common stock to 25,000,000 shares of common stock, par value $0.001, and 5,000,000 shares of preferred stock, par value $0.001; and (ii) effected a 1-for-3,000 forward stock split of the Company's issued and outstanding common stock. The authorized preferred stock created, provides that the Board of Directors of the Company may fix the terms of any series of preferred stock created, including any dividend rights, dividend rates, conversion rights, voting rights, rights and terms of any redemption, redemption, redemption price or prices, and liquidation preferences, if any.

On July 29, 2021, after filing the amended and restated Certificate of Incorporation, the Company filed a Certificate of Designation with the State of Delaware to create a series of preferred stock entitled "Series A Convertible Preferred Stock”. The Series A Convertible Preferred Stock (i) has dividend rights on an equal basis with the Company's common stock, (ii) has preference in the event of a liquidation event, (iii) is convertible after 12 months into shares of the Company's common on a 1-for-1 basis, (iv) has three votes per share for any matter properly brought before the Company's shareholders for a vote, and (v) contains certain protective provisions.

On July 31, 2021, the Company "Andrew Arroyo Real Estate, Inc." a Delaware "C" Corporation merged with "Andrew Arroyo Real Estate, Inc." a California "S" Corporation. After the merger the California "S" Corporation was merged with and into the Company, which effectively ceased all operations of the California corporation, and those operations were assumed by the Company (the surviving Delaware "C" Corporation). Effective with the merger, the Certificate of Incorporation of the Company stayed as the Company's Certificate of Incorporation, and the 1,000 shares owed by the sole shareholder of the California corporation, Mr. Andrew Arroyo, the Company's sole director and one of its executive officers, were exchanged for 2,000,000 shares of the Company's Series A Convertible Preferred Stock.

Management’s Plans

The Company reported net losses in the amount of $189,090 and $167,775 during the periods ended June 30, 2024, and 2023, respectively, and had a net stockholders’ deficit as of June 30, 2024 in the amount of $581,174. During the period ending June 30, 2024, the Company reduced its general and administrative expenses by approximately $60,470 and plans to continue to monitor is discretionary spending in 2024 and beyond. The Company plans to use funds raised from offerings of their equity to continue to grow the Company nationwide and execute their business plan, including, but not limited to, securing their base of operations and any updates and/or modifications; acquiring equipment, systems and infrastructure; hiring key personnel to support growth; and achieving growth by way of licensing and strategic partnerships. It is the opinion of the management that they will be successful in raising funds through the sale of equity, the proceeds from an upcoming Regulation A offering, and availability of their existing lines of credit will satisfy their need for liquidity and cash requirements for the foreseeable future and into 2025 and beyond and put them in a position to grow their business in accordance with their business plan, outlined in three (3) milestones. The first milestone in the plan of operation is to continue to expand their brokerage operations nationwide. The second milestone is the continued training of their existing members including ongoing training of their “7 Steps to Powerful Paychecks” training nationwide in all markets. The third milestone is the formation of a real estate investment trust (REIT) and further development of a REIT to identify and acquire discounted commercial real estate assets and partnerships interests producing income.

Basis of Presentation

The June 30, 2024 financial statements include the accounts of the Company under the accrual basis of accounting. The financial statements, included herein, have been prepared by the Company pursuant to the rules and regulations of the United States Securities and Exchange Commission. Pursuant to these rules and regulations, the financial statements are prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP") and have been consistently applied.

F-6

ANDREW ARROYO REAL ESTATE, INC.

NOTES TO FINANCIAL STATEMENTS

JUNE 30, 2024 AND 2023 (unaudited)

NOTE 1 - THE COMPANY AND ITS SIGNIFICANT ACCOUNTING POLICIES (Continued)

Management's Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ materially from those estimates.

Income Taxes

The Company accounts for income taxes in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC 740”), "Income Taxes," which requires that the Company recognize deferred tax liabilities and assets based on the differences between the financial statement carrying amounts and the tax bases of assets and liabilities, using enacted tax rates in effect in the years the differences are expected to reverse. Deferred income tax benefit (expense) results from the change in net deferred tax assets or deferred tax liabilities. A valuation allowance is recorded when it is more likely than not that some or all deferred tax assets will not be realized.

The Company has applies the provisions of FASB ASC 740-10-05, “Accounting for Uncertainty in Income Taxes”. The ASC clarifies the accounting for uncertainty in income taxes recognized in an enterprise's financial statements. The ASC prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. The ASC provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure and transition.

As a C Corp, under current tax law, the Company is responsible for Federal taxes equal to 21% of the net income of the Company as well as various tax rates for the states they have operations in. For the year ended December 31, 2023, the Company had a net operating loss (NOL) of approximately $650,370 as well as a charitable contribution carryover the combination of which created a deferred tax asset which are reduced by the valuation allowance.

The Company operates in 25 states throughout the U.S. Each state has an income tax and/or a franchise/commerce tax on the gross receipts of businesses based on total revenues in each state. The provision for income taxes includes state income taxes currently payable and deferred income taxes. Deferred income taxes represent the effects of items reported for tax purposes in periods different from those used for financial statement purposes. For the year ended December 31, 2023, there was a deferred tax asset of $303,926 with a ($303,926) valuation allowance for 2023.

F-7

ANDREW ARROYO REAL ESTATE, INC.

NOTES TO FINANCIAL STATEMENTS

JUNE 30, 2024 AND 2023 (unaudited)

NOTE 1 - THE COMPANY AND ITS SIGNIFICANT ACCOUNTING POLICIES (Continued)

401(k) Plan

The Company sponsors a defined contribution 401(k) plan (the Plan) that covers all eligible employees who meet certain service and age requirements. The Plan allows employees to contribute a percentage of their eligible compensation on a pre-tax or Roth after-tax basis, subject to limits imposed by federal tax law. For eligible employees, the Company provides a contribution equal to 100% of the eligible employees’ contribution up to the first 3% of their eligible pay in compliance with Safe Harbor. The Company also provides matching contributions equal to 100% of the first 4% of an employee's eligible compensation contributed to the Plan. In addition to matching contributions, the Company may make a discretionary profit-sharing contribution to the Plan, subject to approval by the Company’s Board of Directors. For the year ended December 31, 2023, the Company’s total contributions to the Plan, including matching and discretionary contributions, were $57,326. All employee contributions and Company matching contributions vest immediately. Any discretionary profit-sharing contributions vest according to the following schedule: 25% after one year of service, 50% after two years, 75% after three years, and 100% after four years of service. The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA).

Charitable Giving Policy

Giving and sharing are more than buzzwords at AARE. Up to 20% of the Company's gross profit on every transaction goes to charity (after sales agent's commissions are paid). The Company believes that with success comes the responsibility to do what they can for those less fortunate. Toward that end, the Company funds non-profit organizations dedicated to helping those in need. They support numerous religious and secular charities worldwide. The Company has no intention of deviating from this policy or reducing the amount it gives to charity. The charitable giving policy has been written into the bylaws and certificate of incorporation. For the six months ended June 30, 2024 and 2023, the Company donated $64,521 and $53,765, respectively.

Cash and Cash Equivalents

The Company considers all short-term securities purchased with maturity dates of three months or less to be cash equivalents. The Company from time to time during the periods covered by these financial statements may have bank balances in excess of its insured limits. Management has deemed this as a normal business risk. Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. During the periods ended June 30, 2024 and 2023, the Company had approximately $100,386 and $160,540 respectively deposited in two financial institutions. Of this amount, $100,386 and $160,540, respectively, was insured by the Federal Deposit Insurance Corporation.

Concentration and Credit Risk

Financial instruments and related items, which potentially subject the Company to concentrations of credit risk, consist primarily of cash and cash equivalents. The Company places its cash and temporary cash investments with high credit quality institutions. At times, such investments may be in excess of the FDIC insurance limit.

Restricted Cash

Certain of the Company's cash positions are property management trust funds, which include security deposits and rents that belong to property owners. These cash amounts are reported as other current assets and other current liabilities on the balance sheets based on when the cash will be contractually released to the owners or tenants of the properties. Total restricted cash was approximately $405,773 and $307,000 on June 30, 2024 and 2023, respectively. These amounts are included in the other current assets and other current liabilities in the accompanying balance sheets.

Intangible Assets

Intangible assets include patented and unpatented technology, trade names, customer relationships and other specifically identifiable assets and are amortized on a straight-line basis over their respective estimated useful lives. Intangible assets are reviewed for impairment when facts and circumstances indicate a potential impairment has occurred or annually. As of June 30, 2024, the Company had $9,704 of net intangible assets.

F-8

ANDREW ARROYO REAL ESTATE, INC.

NOTES TO FINANCIAL STATEMENTS

JUNE 30, 2024 AND 2023 (unaudited)

NOTE 1 - THE COMPANY AND ITS SIGNIFICANT ACCOUNTING POLICIES (Continued)

Property and Equipment

Property and equipment are carried at cost. Expenditures for property and equipment are capitalized and depreciated over five to 31.5 years using the straight line and declining balance method. When assets are retired or sold, the related cost and accumulated depreciation are removed from the account and any gain or loss arising from such disposition is included as income or expense. Expenditures for repairs and maintenance are charged to expense as incurred. For the six ending June 30, 2024 and 2023, depreciation expense was $8,694 and $12,535, respectively. Property and equipment consisted of:

	June 30, 2024	Dec. 31, 2023
Property and Equipment:
Automobiles and Transportation	$47,014	$47,014
Leasehold Improvements	$25,035	$25,035
Advertising Equipment	$183,029	$192,746
Furniture and Fixtures	$31,886	$31,886
Right-of-Use Assets	$144,951	$182,844
	$431,915	$479,525

Accumulated Depreciation	$(227,415)	$(226,846)
Property and Equipment, net	$204,500	$252,679

Intangible Assets

	June 30, 2024	Dec. 31, 2023
Intangible Assets:
Uniform Resource Locator (“URL”)	$18,196	$18,196
Accumulated Amortization	$(8,492)	$(6,672)
Net Intangible Assets	$9,704	$11,524

Accounts Receivable and Allowance for Expected Credit Loss

Accounts receivable are recorded at the invoiced amount and do not bear interest. The expected credit loss is the Company's best estimate of the amount of probable credit losses in its existing accounts receivable. The Company determines the expected credit loss based on individual customer review and current economic conditions. The Company reviews its expected credit loss at least quarterly. Individual balances exceeding a threshold amount that are more than 90 days past due are reviewed individually for collectability. All other balances are reviewed on a pooled basis by type of receivable. Account balances are charged off against the allowance when the Company determines it is probable the receivable will not be recovered. The balance of the allowance for doubtful accounts was $0 at both June 30, 2024 and December 31, 2023.

F-9

ANDREW ARROYO REAL ESTATE, INC.

NOTES TO FINANCIAL STATEMENTS

JUNE 30, 2024 AND 2023 (unaudited)

NOTE 1 - THE COMPANY AND ITS SIGNIFICANT ACCOUNTING POLICIES (Continued)

Revenue Recognition

The Company has generated significant revenues in California. The Company has not, to date, generated significant revenues outside California. The Company recognizes revenue in accordance with FASB Accounting Standards Codification (“ASC”) 606, “Revenue from Contracts with Customers” which requires that five basic criteria must be met before revenue can be recognized: (1) identification of the contract with a customer, (2) identification of the performance obligation(s), (3) determination of the transaction price, (4) allocation of the transaction price to the performance obligation(s), and (5) recognition of revenue when, or as the Company satisfies a performance obligation. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related revenue is recorded.

Recently Issued Accounting Pronouncements

In June 2023, the Financial Accounting Standards Board (FASB) issued ASU 2023-02, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures. This ASU has updated disclosure requirements for significant segment expense categories that are regularly provided to the Chief Operating Decision Maker (CODM). Previously, companies were only required to report revenues, assets, and certain profit or loss metrics for each segment. The update emphasizes that expenses reported should align with those that are used by the CODM when assessing segment performance. This aligns with the management approach to segment reporting, which bases financial disclosures on how the company's management organizes and evaluates the business. This ASU aims to enhance the transparency and comparability of segment information by offering more granular insights into how key expense categories impact segment performance. This ASU also clarifies existing guidance regarding how public entities should report segment profit or loss. The ASU is effective for public companies for fiscal years beginning after December 15, 2024, including interim periods within those fiscal years. Early adoption is permitted. The Company is currently evaluating the impact this ASU will have on its financial statements.

In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures. This ASU enhances the transparency and decision usefulness of income tax disclosures. It is designed to provide more detailed information about an entity’s income tax expenses, liabilities, and deferred tax items, potentially affecting how companies report and disclose their income tax-related information. The ASU is effective for public business entities for annual periods beginning after December 15, 2024, including interim periods within those fiscal years. The Company is currently evaluating how this ASU will impact its financial statements and disclosures.

Recently Adopted Accounting Pronouncements

Management does not believe that any recently issued, but not yet effective, accounting pronouncements, if adopted, would have a material effect on the accompanying financial statements.

F-10

ANDREW ARROYO REAL ESTATE, INC.

NOTES TO FINANCIAL STATEMENTS

JUNE 30, 2024 AND 2023 (unaudited)

NOTE 2 – LOSS PER SHARE, BASIC AND DILUTED

Basic earnings (loss) per share has been computed by dividing net earnings / loss available to common shareholders by the weighted average number of common shares outstanding for the period. Shares issuable upon the exercise of any warrants or stock options, have been excluded as a common stock equivalent in the diluted loss per share because no stock options have been issued as of the date of this filing. Fully diluted earnings / loss per share has been computed by dividing net earnings /loss available to common shareholders by the weighted average number of common shares and preferred shares outstanding for each period presented. For the period ending June 30, 2024, the basic loss per share available to common shareholders has been computed by dividing the net loss of ($189,090) by the weighted average of 3,241,263 issued and outstanding common shares. The fully diluted loss available to common shareholders has been computed by dividing the net loss of ($189,090) by the weighted average of 5,241,263 issued and outstanding common and preferred shares. For the period ending June 30, 2023 the basic loss per share available to common shareholders has been computed by dividing the net loss of ($167,775) by the weighted average of 3,187,696 issued and outstanding common shares. The fully diluted loss available to common shareholders has been computed by dividing the net loss of ($167,775) by the weighted average of 5,187,696 issued and outstanding common and preferred shares.

NOTE 3 – FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company's financial instruments, as defined by FASB ASC subtopic 825-10, Financial Instrument ("ASC 825-10"), include cash, accounts receivable, accounts payable, lease liabilities and notes payable. All instruments are accounted for on a historical cost basis, which, due to the short maturity of these financial instruments, approximates fair value or are based on comparison with prevailing market rates on contracts with similar risk and maturities.

FASB ASC 820 defines fair value, establishes a framework for measuring fair value in accordance with generally accepted accounting principles, and expands disclosures about fair value measurements. ASC 820 establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value as follows:

•	Level 1: Observable inputs such as quoted prices for identical assets or liabilities in active markets;
•

Level 2: Inputs to the valuation methodology, including quoted prices for similar assets and liabilities in active markets that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument; and

•	Level 3: Unobservable inputs in which there is little or no market data, which requires the reporting entity to develop its own assumptions.

NOTE 4 – STOCK BASED COMPENSATION

The Company follows ASC Subtopic 718-10, Compensation ("ASC 718-10"), which requires that all share-based payments to both employees and non-employees be recognized in the statement of operations based on their fair values.

On January 1, 2023, the Company’s board approved and adopted the “2023 AARE Equity Incentive Plan”. This allows the Company to grant restricted stock units, restricted stock, qualified and non-qualified stock options to employees, directors, consultants and independent contractors.

As of June 30, 2024, the Company has issued 280,214 restricted stock units and restricted stock of outstanding stock-based compensation through its qualified or non-qualified stock-based compensation plan.

STOCK BASED COMPENSATION TABLE
Date	Beginning Balance	Granted	Forfeited	Exercised	Expired	Ending Balance	Vested	RSU, RS Terms
1/1/2023	-0-	-0-	-0-	-0-	-0-	-0-	-0-	5 Year Vesting Schedule
Q1 2023	-0-	200,555	331	-0-	-0-	200,224	-0-	5 Year Vesting Schedule
Q2 2023	200,224	15,470	1,814	-0-	-0-	213,880	-0-	5 Year Vesting Schedule
Q3 2023	213,880	20,952	5,318	-0-	-0-	229,514	-0-	5 Year Vesting Schedule
Q4 2023	229,514	20,485	10,189	-0-	-0-	239,810	-0-	5 Year Vesting Schedule
Q1 2024	239,810	29,017	2,496	-0-	-0-	266,331	36,687	5 Year Vesting Schedule
Q2 2024	266,331	14,785	902	-0-	-0-	280,214	12,114	5 Year Vesting Schedule

F-11

ANDREW ARROYO REAL ESTATE, INC.

NOTES TO FINANCIAL STATEMENTS

JUNE 30, 2024 AND 2023 (unaudited)

NOTE 5 - RELATED PARTY TRANSACTIONS

The Company’s chief executive officer (CEO), Andrew Arroyo, is the 100% owner of "Andrew Arroyo Investments, LLC." The company performs investment management services. Andrew and Megan Arroyo have a minority interest in "Neighborhood Investment Network, LLC." The company uses retirement funds for investing in real estate. Andrew and Megan Arroyo own 22.5% through one of their retirement accounts.

Through June 30, 2024, the Company spent approximately $300,000 on the costs related to our Regulation A offering, which was loaned to the Company by the CEO, Andrew Michael Arroyo. The terms of the promissory note are interest payable on the unpaid principal at the rate of 4% per annum. Principal and interest will be paid beginning February 1, 2022 until the end of the repayment period which is June 29, 2025. For the period ended June 30, 2024, $5,046 of interest was accumulated. During this period, $0 principal and $0 interest was paid during this period.

NOTE 6 - DEBT

Lines of Credit

The Company has a $75,000 business Line of Credit (“LOC”) through Wells Fargo Bank that renews annually. The LOC carries an interest rate of 14.50% as of June 30, 2024. As of June 30, 2024, $73,943 was outstanding under this LOC. The Company has a $125,000 Working Capital Line of Credit (“WCLOC”) through American Express. As of June 30, 2024 and 2023, $0 and $0 (unaudited) was outstanding under this WCLOC, respectively.

EIDL Loan

The Company also took out an Economic Injury Disaster Loan (“EIDL”) in the amount of $149,900. This loan carries a 3.75% interest rate payable over 30 years with a deferred start date until April 29, 2021. As of June 30, 2024 $144,607 was outstanding under this EIDL.

Vehicle Loan

On December 26, 2020, the Company also took out a vehicle loan for a Lexus RX in the amount of $46,014. The loan is for a period of 5 years at 1.99% interest rate. The debt schedule for the periods ended June 30, 2024 and December 31, 2023 were as follows:

	June 30, 2024	December 31, 2023
Long Term Debt:
Note Payable - EIDL loan	$144,607	$146,227
Note Payable – Vehicle loan	$15,393	$20,158
Note Payable - Andrew Arroyo (Note 5)	$305,924	$226,924
Total Long Term Debt	$465,924	$393,309
Current Portion Long Term Debt	$(13,113)	$(12,909)
Total Long Term Debt, net of current portion	$452,811	$380,400

F-12

ANDREW ARROYO REAL ESTATE, INC.

NOTES TO FINANCIAL STATEMENTS

JUNE 30, 2024 AND 2023 (unaudited)

NOTE 6 – DEBT (Continued)

Operating Lease Liabilities	June 30, 2024	June 30, 2023

Operating lease liabilities as of January 1	$172,156	$230,140
Lease payments made	(19,508)	(19,331)
New lease liabilities	-	110,055
Total	$152,648	$320,844

Less: current portion	$(43,076)	$(42,612)
Long-term operating lease liabilities at June 30	$109,572	$278,252

In March 2021, the Company entered into a 24-month lease agreement with expiration date in March 2023 for its corporate office in California. The agreement requires initial base rent payments of approximately $2,883 per month increasing to approximately $2,969 per month. The Company renewed and extended this lease through January 2027.

In April 2022, the Company entered into a 24-month lease agreement with expiration date in April 2024 for its corporate office in California. The agreement requires initial base rent payments of approximately $1,881 per month increasing to approximately $1,937 per month. This lease has two extension options for two years each which can extend the lease through April 2028.

Total future operating lease liability commitments for the above non-cancellable leases as of June 30, 2024, are as follows:

2024 (remaining lease liabilities)	$27,470
2025	$56,527
2026	$58,427
2027	$28,755
2028	$6,543
Total lease payments	$177,722
Less: imputed interest	$(25,074)
Total	$152,648

F-13

ANDREW ARROYO REAL ESTATE, INC.

NOTES TO FINANCIAL STATEMENTS

JUNE 30, 2024 AND 2023 (unaudited)

NOTE 7 - INCOME TAXES

Income taxes are calculated on an annual basis for full year periods and are not included in this semi-annual report.

NOTE 8 – CONTENGENCIES

The real estate business is known as a litigious industry, especially in certain states like California where the Company conducts business. Buyers and sellers often bring claims against one another and usually attempt to involve the real estate agents and brokers in the claim or the suit seeking financial damages. In determining whether liabilities should be recorded for pending litigation claims, one must assess the allegations and the likelihood that we will successfully defend the claim. When the Company believes it is probable that it will not prevail in a particular matter, the Company will then record an estimate of the amount of liability based, in part, on advice of outside legal counsel. Currently, there are two outstanding claims. One claim is being arbitrated in San Diego, California, where a buyer desires for the sale to be rescinded and the seller to reclaim the home. The Company maintains a $1,000,000 errors and omission policy that covers the Company all the way back to June 9, 2009. In the event the Company incurs any financial liability from this claim, it will be covered under the errors and omissions policy up to $1,000,000, per occurrence. The second claim is in litigation and is not covered under the errors and omissions policy. The claim involves an associate of the Company who purchased a personal property in Utah in a for sale by owner (“FSBO”) transaction. The buyer and seller agreed to a second trust deed in the amount of $150,000. After the close of escrow, the Company received a complaint by the seller and was notified of the financing terms of the personal FSBO transaction. The seller claims the buyer (a Company associate) did not handle the transaction properly and initiated a litigation against the buyer and the Company seeking reimbursement for the $150,000. The Company was not a party to this personal FSBO transaction and has filed a motion with the court for dismissal from the case. The litigation is still in process.

Outside of the claims above, the Company is not involved in any proceedings, including product or service liability, general liability, workers' compensation liability, employment, or commercial and intellectual property litigation, which have arisen in the normal course of operations. The Company is insured for professional liability insurance, general liability, workers' compensation, employer's liability, property damage and other insurable risk required by law or contract, with retained liability or deductibles. The Company has recorded and maintains an estimated liability in the amount of management's estimate of the Company's aggregate exposure for such retained liabilities and deductibles. For such retained liabilities and deductibles, the Company determines its exposure based on probable loss estimations, which requires such losses to be both probable and the amount or range of probable loss to be estimable. The Company believes it has made appropriate and adequate reserves and accruals for its current contingencies.

NOTE 9 – SUBSEQUENT EVENTS

The Company has evaluated subsequent events through October 10, 2024, the date on which the accompanying financial statements were available to be issued, and concluded that, no material subsequent events have occurred since June 30, 2024, that require recognition or disclosure in the financial statements.

F-14

18012 Sky Park Circle, Suite 200 Irvine, California 92614 tel 949-852-1600 fax 949-852-1606 www.rjicpas.com

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders of Andrew Arroyo Real Estate, Inc.,

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Andrew Arroyo Real Estate, Inc. (the Company) as of December 31, 2023 and 2022, and the related statements of operations, stockholders’ deficit and cash flows for the years then ended, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of Andrew Arroyo Real Estate, Inc. as of December 31, 2023 and 2022, and the results of its operations and its cash flows the years ended December 31, 2023 and 2022, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to Andrew Arroyo Real Estate, Inc. in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. Andrew Arroyo Real Estate, Inc. is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

Critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. We determined that there are no critical audit matters.

/s/ Ramirez Jimenez International CPAs

We have served as the auditors since 2023

Irvine, California

October 7, 2024

PCAOB ID #820

F-15

ANDREW ARROYO REAL ESTATE, INC.
BALANCE SHEETS
December 31, 2023 and 2022

	2023	2022

ASSETS
Current assets
Cash and cash equivalents	$160,540	$219,721
Accounts receivable, net	$61,783	$68,504
Other current assets	$366,802	$278,943
Total current assets	$589,125	$567,168
Property and equipment, net	$252,679	$319,499
Intangible assets, net	$11,524	$15,163
TOTAL ASSETS	$853,328	$901,830

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities
Accounts payable	$105,537	$71,187
Accrued liabilities	$93,658	$94,088
Other current liabilities (Note 1)	$549,607	$319,535
Current portion of notes payable	$12,909	$15,149
Current portion of operating lease liabilities	$45,559	$39,809
Lines of credit (Note 6)	$73,776	$75,384
Total current liabilities	$881,046	$615,152

Long term liabilities
Notes payable, net of current portion (Note 6)	$380,400	$337,834
Long term operating lease liabilities, net of current portion	$144,773	$190,331
Total long term liabilities	$525,173	$528,165

Total Liabilities	$1,406,219	$1,143,317

Contingencies (Note 8)	$-	$-
Subsequent events (Note 9)	$-	$-

Deficit

Common Stock, $.001 par value; 25,000,000 shares authorized, 3,203,220 issued and outstanding as of December 31, 2023 and 3,180,460 issued and outstanding as of December 31, 2022.	$3,202	$3,180
Preferred Stock, ($.001 par value; 3,000,000 shares authorized, no shares issued and outstanding as of December 31, 2023 and December 31, 2022.	$-	$-
Series A Convertible Preferred Stock, $.001 par value; 2,000,000 shares authorized, and outstanding as of December 31, 2023 and December 31, 2022 (Note 9)	$2,000	$2,000
Additional paid-in capital	$1,016,601	$832,820
Accumulated deficit	$(1,574,694)	$(1,079,487)

Total stockholders' deficit	$(552,891)	$(241,487)
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$853,328	$901,830

See Report of Independent Registered Public Accounting Firm and accompanying notes to the financial statements.

F-16

ANDREW ARROYO REAL ESTATE, INC.
STATEMENTS OF OPERATIONS
Years Ended December 31, 2023 and 2022

	2023	2022

Revenues	$7,609,767	$8,044,306

Cost of sales:
Sales commissions	$5,824,059	$6,093,189
Transaction coordinators	$146,478	$169,716
Supplies and materials	$28,148	$82,367
Referral fees	$282,085	$252,152
Property management fees	$179,502	$150,266
Mentor-coaching fees	$6,539	$5,779
Buyer-seller costs	$4,555	$43,853
Staging operations	$-	$1,565
Sales bonus	$6,516	$-
Commission bonus	$151,863	$-

Total cost of sales	$6,629,745	$6,798,887

Gross profit	$980,022	$1,245,419

General and administrative expenses	$1,630,392	$2,015,635

Loss from operations	$(650,370)	$(770,216)

Other income	$160,649	$73,128

Loss before income tax expense	$(489,721)	$(697,088)

Income tax expense	$(5,486)	$(9,874)

Net loss	$(495,207)	$(706,962)

Loss per share (basic)	$(0.16)	$(0.22)
Loss per share (fully diluted)	$(0.10)	$(0.14)

See Report of Independent Registered Public Accounting Firm and accompanying notes to the financial statements.

F-17

ANDREW ARROYO REAL ESTATE, INC.
STATEMENTS OF STOCKHOLDERS' DEFICIT
Years Ended December 31, 2023 and 2022

	Common		Preferred
	Stock		Stock		Additional		Total
	Shares	Common	Shares	Preferred	Paid-in	Accumulated	Stockholders'
	Issued	Stock	Issued	Stock	Capital	Deficit	Deficit

Balance - December 31, 2021	3,000,000	$3,000	2,000,000	$2,000	-	$(372,525)	$(367,525)
Stock issued for cash	180,460	180	-	-	832,820	-	833,000
Net Loss						(706,962)	(706,962)
Balance - December 31, 2022	3,180,460	$3,180	2,000,000	$2,000	$832,820	$(1,079,487)	$(241,487)

Stock issued for cash	22,760	22	-	-	183,781	-	183,803
Net Loss						(495,207)	(495,207)

Balance - December 31, 2023	3,203,220	$3,202	2,000,000	$2,000	$1,016,601	$(1,574,694)	$(552,891)

See Report of Independent Registered Public Accounting Firm and accompanying notes to the financial statements.

F-18

ANDREW ARROYO REAL ESTATE, INC.
Statements of Cash Flows
Years Ended December 31, 2023 and 2022

	2023	2022

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(495,207)	$(706,962)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	$28,709	$39,973
Gain on sale of property and equipment	$(1,049)	$35,889
Changes in assets and liabilities:
Accounts receivable	$6,721	$(68,504)
Other current assets	$(87,859)	$35,236
Accounts payable	$34,350	$52,137
Accrued liabilities	$(430)	$9,295
Other current liabilities	$230,072	$36,963
Change in operating lease liabilities	$1,943	$78,251

Net cash used in operating activities	$(282,751)	$(487,722)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	$-	$(115,600)
Disposal of equipment	$1,049	$-
Purchases of intangible assets	$-	$(18,196)

Net cash flows provided by (used in) investing activities:	$1,049	$(133,796)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment on auto loan	$(6,893)	(9,894)
Proceeds from SBA Loan	7,219	21,924
Proceeds / (repayment) on related party note payable	$40,000	(8,772)
Net borrowings (repayment) on lines of credit	$(1,608)	$1,326
Cash from sales of common stock	$183,803	$833,000

Net cash provided by financing activities:	$222,521	$837,584

Net increase (decrease) in cash and cash equivalents	$(59,181)	$216,066

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR	$219,721	$3,655
CASH AND CASH EQUIVALENTS END OF YEAR	$160,540	$219,721

Supplemental disclosure of cash flow Information
Cash paid during the year for:
Income taxes	$4,143	$8,307
Interest	$37,503	$7,555

Supplemental disclosure for non-cash investing and financing activities:
Leases added to property and equipment	$-	$169,800
Leases placed in operating lease liability	$-	$169,800

See Report of Independent Registered Public Accounting Firm and accompanying notes to the financial statements.

F-19

ANDREW ARROYO REAL ESTATE, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2023 AND 2022

NOTE 1 - THE COMPANY AND ITS SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations

Andrew Arroyo Real Estate, Inc. (the "Company") was incorporated on June 18, 2020, under the laws of the State of Delaware. A predecessor company that was merged with and into the Company effective July 31, 2021 was originally incorporated under the laws of the State of California on January 20, 2004, as Andrew Michael Arroyo Inc. and updated its name to Andrew Arroyo Real Estate Inc. on April 30, 2007. The trademark and d/b/a that is known in the marketplace is "AARE". The Company was formed to conduct real estate brokerage services. These services include assisting clients buy, sell, manage, and invest in residential and commercial properties as well as business opportunities. The Company's year-end is December 31. As a result of the above-referenced merger, all operations of the California corporation were assumed into the Company. As a result, the historical financial statements of the California corporation are the ones presented herein.

On July 29, 2021, the Company filed an amended and restated Certificate of Incorporation with the State of Delaware, which (i) increased the Company's authorized common stock from 1,000 shares of common stock to 25,000,000 shares of common stock, par value $0.001, and 5,000,000 shares of preferred stock, par value $0.001; and (ii) effected a 1-for-3,000 forward stock split of the Company's issued and outstanding common stock. The authorized preferred stock created, provides that the Board of Directors of the Company may fix the terms of any series of preferred stock created, including any dividend rights, dividend rates, conversion rights, voting rights, rights and terms of any redemption, redemption, redemption price or prices, and liquidation preferences, if any.

On July 29, 2021, after filing the amended and restated Certificate of Incorporation, the Company filed a Certificate of Designation with the State of Delaware to create a series of preferred stock entitled "Series A Convertible Preferred Stock. The Series A Convertible Preferred Stock (i) has dividend rights on an equal basis with the Company's common stock, (ii) has preference in the event of a liquidation event, (iii) is convertible after 12 months into shares of the Company's common on a 1-for-1 basis, (iv) has three votes per share for any matter properly brought before the Company's shareholders for a vote, and (v) contains certain protective provisions.

See Report of Independent Registered Public Accounting Firm

F-20

ANDREW ARROYO REAL ESTATE, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2023 AND 2022

NOTE 1 - THE COMPANY AND ITS SIGNIFICANT ACCOUNTING POLICIES (Continued)

On July 31, 2021, the Company "Andrew Arroyo Real Estate, Inc." a Delaware "C" Corporation merged with "Andrew Arroyo Real Estate, Inc." a California "S" Corporation. After the merger the California "S" Corporation was merged with and into the Company, which effectively ceased all operations of the California corporation, and those operations were assumed by the Company (the surviving Delaware "C" Corporation). Effective with the merger, the Certificate of Incorporation of the Company stayed as the Company's Certificate of Incorporation, and the 1,000 shares owed by the sole shareholder of the California corporation, Mr. Andrew Arroyo, the Company's sole director and one of its executive officers, were exchanged for 2,000,000 shares of the Company's Series A Convertible Preferred Stock.

Management’s Plans

The Company reported net losses in the amount of $495,207 and $706,962 during the years ended December 31, 2023, and 2022 and had a net stockholders’ deficit as of December 31, 2023 in the amount of $552,891.  During the year ended December 31, 2023, the Company reduced its general and administrative expenses by approximately $385,000 and plans to continue to monitor is discretionary spending in 2024 and beyond. The Company plans to use funds raised from offerings of their equity to continue to grow the Company nationwide and execute their business plan, including, but not limited to, securing their base of operations and any updates and/or modifications; acquiring equipment and infrastructure; hiring a strong management team and key personnel; and achieving growth by way of licensing and strategic partnerships. It is the opinion of the management that they will be successful in raising funds through the sale of equity, the proceeds from an upcoming Regulation A offering, and availability of their existing lines of credit will satisfy their need for liquidity and cash requirements for the foreseeable future and into 2024 and beyond and put them in a position to grow their business in accordance with their business plan, outlined in three (3) milestones. The first milestone in the plan of operation is to continue to expand their brokerage operations nationwide. The second milestone is the continued training of their existing members including ongoing training of their “7 Steps to Powerful Paychecks” training nationwide in all markets. The third milestone is the formation of a real estate investment trust (REIT) and further development of a REIT to identify and acquire discounted commercial real estate assets and partnerships interests producing income.

Basis of Presentation

The December 31, 2022 and December 31, 2023 audited financial statements include the accounts of the Company under the accrual basis of accounting. The financial statements, included herein, have been prepared by the Company pursuant to the rules and regulations of the United States Securities and Exchange Commission. Pursuant to these rules and regulations, the financial statements are prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP") and have been consistently applied.

Management's Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ materially from those estimates.

Income Taxes

The Company accounts for income taxes in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification  (ASC 740), "Income Taxes," which requires that the Company recognize deferred tax liabilities and assets based on the differences between the financial statement carrying amounts and the tax bases of assets and liabilities, using enacted tax rates in effect in the years the differences are expected to reverse. Deferred income tax benefit (expense) results from the change in net deferred tax assets or deferred tax liabilities. A valuation allowance is recorded when it is more likely than not that some or all deferred tax assets will not be realized.

The Company has adopted the provisions of FASB ASC 740-10-05, “Accounting for Uncertainty in Income Taxes”. The ASC clarifies the accounting for uncertainty in income taxes recognized in an enterprise's financial statements. The ASC prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. The ASC provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure and transition.

See Report of Independent Registered Public Accounting Firm

F-21

ANDREW ARROYO REAL ESTATE, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2023 AND 2022

NOTE 1 - THE COMPANY AND ITS SIGNIFICANT ACCOUNTING POLICIES (Continued)

As a C Corp. under current tax law the Company is responsible for Federal taxes equal to 21% of the net income of the Company as well as various tax rates for the states they have operations in.  For the year ended December 31, 2023, the Company had a net operating loss (NOL) of $650,370 as well as a charitable contribution carryover the combination of which created a deferred tax asset which are reduced by the valuation allowance.

The Company operates in 25 states throughout the U.S. Each state has an income tax and/or a franchise/commerce tax on the gross receipts of businesses based on total revenues in each state. The provision for income taxes includes state income taxes currently payable and deferred income taxes. Deferred income taxes represent the effects of items reported for tax purposes in periods different from those used for financial statement purposes. As of December 31, 2023 and 2022, there was a deferred tax asset of $303,926 with a ($303,926) valuation allowance for 2023 and there was a deferred tax asset of $266,326 with a ($266,326) valuation allowance for 2022, respectively.

401(k) Plan

The Company sponsors a defined contribution 401(k) plan (the Plan) that covers all eligible employees who meet certain service and age requirements. The Plan allows employees to contribute a percentage of their eligible compensation on a pre-tax or Roth after-tax basis, subject to limits imposed by federal tax law. For eligible employees, the Company provides a contribution equal to 100% of the eligible employees’ contribution up to the first 3% of their eligible pay in compliance with Safe Harbor. The Company also provides matching contributions equal to 100% of the first 4% of an employee's eligible compensation contributed to the Plan. In addition to matching contributions, the Company may make a discretionary profit-sharing contribution to the Plan, subject to approval by the Company’s Board of Directors. For the year ended December 31, 2023, the Company’s total contributions to the Plan, including matching and discretionary contributions, were $57,326.  All employee contributions and Company matching contributions vest immediately. Any discretionary profit-sharing contributions vest according to the following schedule: 25% after one year of service, 50% after two years, 75% after three years, 100% after four years, 100% after five years, and 100% after six years of service.  The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA).

Charitable Giving Policy

Giving and sharing are more than buzzwords at AARE. Up to 20% of the Company's gross profit on every transaction goes to charity (after sales agent's commissions are paid). The Company believes that with success comes the responsibility to do what they can for those less fortunate. Toward that end, the Company funds non-profit organizations dedicated to helping those in need. They support numerous religious and secular charities worldwide. The Company has no intention of deviating from this policy or reducing the amount it gives to charity. The charitable giving policy has been written into the bylaws and certificate of incorporation. For the years ending December 31, 2023 and 2022, the Company donated $119,206 and $108,952 respectively.

Cash and Cash Equivalents

The Company considers all short-term securities purchased with maturity dates of three months or less to be cash. The Company from time to time during the years covered by these financial statements may have bank balances in excess of its insured limits. Management has deemed this as a normal business risk. Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. As of December 31, 2023 and 2022, the Company had approximately $160,540 and $219,721 respectively deposited in two financial institutions. Of this amount, $160,540 and $219,721 respectively was insured by the Federal Deposit Insurance Corporation.

Concentration and Credit Risk

Financial instruments and related items, which potentially subject the Company to concentrations of credit risk, consist primarily of cash and cash equivalents. The Company places its cash and temporary cash investments with high credit quality institutions. At times, such investments may be in excess of the FDIC insurance limit.

See Report of Independent Registered Public Accounting Firm

F-22

ANDREW ARROYO REAL ESTATE, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2023 AND 2022

NOTE 1 - THE COMPANY AND ITS SIGNIFICANT ACCOUNTING POLICIES (Continued)

Restricted Cash

Certain of the Company's cash positions are property management trust funds, which include security deposits and rents that belong to property owners. These cash amounts are reported as other current assets and other current liabilities on the balance sheets based on when the cash will be contractually released to the owners or tenants of the properties. Total restricted cash was approximately $354,261 and $252,179 on December 31, 2023 and 2022, respectively. These amounts are included in the other current assets and other current liabilities in the accompanying balance sheet.

Intangible Assets

Intangible assets include patented and unpatented technology, trade names, customer relationships and other specifically identifiable assets and are amortized on a straight-line basis over their respective estimated useful lives. Intangible assets are reviewed for impairment when facts and circumstances indicate a potential impairment has occurred or annually. As of December 31, 2023 and 2022, the Company has $11,524 and $15,163, respectively, of net intangible assets.

Property and Equipment

Property and equipment are carried at cost. Expenditures for property and equipment are capitalized and depreciated over five to 31.5 years using the declining balance method. When assets are retired or sold, the related cost and accumulated depreciation are removed from the account and any gain or loss arising from such disposition is included as income or expense. Expenditures for repairs and maintenance are charged to expense as incurred. For the year ending December 31, 2023 and 2022, depreciation expense was $25,070 and $36,940, respectively. Fixed assets consisted of:

	2023	2022
Property and Equipment:
Automobiles and Transportation	$47,014	$47,014
Leasehold Improvements	$25,035	$29,567
Advertising Equipment	$192,746	$222,185
Furniture and Fixtures	$31,886	$41,841
Right-of-Use Asset	$182,844	$224,595
	$479,525	$565,202

Accumulated Depreciation	$(226,846)	$(245,703)
Property and Equipment, net	$252,679	$319,499

See Report of Independent Registered Public Accounting Firm

F-23

ANDREW ARROYO REAL ESTATE, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2023 AND 2022

NOTE 1 - THE COMPANY AND ITS SIGNIFICANT ACCOUNTING POLICIES (Continued)

Intangible Assets

	2023	2022
Intangible Assets:
Uniform Resource Locator (“URL”) Purchase	$18,196	$18,196
Accumulated Amortization	$(6,672)	$(3,033)
Net Intangible Assets	$11,524	$15,163

Amortization expense was $3,639 for the year ended December 31, 2023 and $3,033 for the year ending December 31, 2022.

Accounts Receivable and Allowance for Credit Losses

Accounts receivable are recorded at the invoiced amount and do not bear interest. The allowance for credit losses is the Company's best estimate of the amount of probable credit losses in its existing accounts receivable. The Company determines the allowance based on individual customer review and current economic conditions. The Company reviews its allowance for credit losses at least quarterly. Individual balances exceeding a threshold amount that are more than 90 days past due are reviewed individually for collectability. All other balances are reviewed on a pooled basis by type of receivable. Account balances are charged off against the allowance when the Company determines it is probable the receivable will not be recovered. The balance of the allowance for credit losses was $0 and $0 at December 31, 2023, and December 31, 2022, respectively.

Revenue Recognition

The Company has generated significant revenues in California. The Company has not, to date, generated significant revenues outside California. The Company recognizes revenue in accordance with FASB Accounting Standards Codification (ASC) 606, “Revenue from Contracts with Customers”  which requires that five basic criteria must be met before revenue can be recognized: (1) identification of the contract with a customer, (2) identification of the performance obligation(s), (3) determination of the transaction price, (4) allocation of the transaction price to the performance obligation(s), and (5) recognition of revenue when, or as the Company satisfies a performance obligation. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded.

Recently Issued Accounting Pronouncements

In June 2023, the Financial Accounting Standards Board (FASB) issued ASU 2023-02, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures.  This ASU has updated disclosure requirements for significant segment expense categories that are regularly provided to the Chief Operating Decision Maker (CODM). Previously, companies were only required to report revenues, assets, and certain profit or loss metrics for each segment. The update emphasizes that expenses reported should align with those that are used by the CODM when assessing segment performance. This aligns with the management approach to segment reporting, which bases financial disclosures on how the company's management organizes and evaluates the business.  This ASU aims to enhance the transparency and comparability of segment information by offering more granular insights into how key expense categories impact segment performance. This ASU also clarifies existing guidance regarding how public entities should report segment profit or loss.  The ASU is effective for public companies for fiscal years beginning after December 15, 2024, including interim periods within those fiscal years and privately reporting companies, the effective date is for fiscal years beginning after December 15, 2025, with interim reporting beginning a year later.  Early adoption is permitted. The Company is currently evaluating the impact this ASU will have on its financial statements.

In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures. This ASU enhances the transparency and decision usefulness of income tax disclosures. It is designed to provide more detailed information about an entity’s income tax expenses, liabilities, and deferred tax items, potentially affecting how companies report and disclose their income tax-related information. The ASU is effective for public business entities for annual periods beginning after December 15, 2024, including interim periods within those fiscal years. The Company is currently evaluating how this ASU will impact its financial statements and disclosures.

See Report of Independent Registered Public Accounting Firm

F-24

ANDREW ARROYO REAL ESTATE, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2023 AND 2022

NOTE 1 - THE COMPANY AND ITS SIGNIFICANT ACCOUNTING POLICIES (Continued)

Recently Adopted Accounting Pronouncements

In October 2021, the FASB issued ASU 2021-08, Business Combinations (Topic 805): Accounting for Contract Assets and Contract Liabilities from Contracts with Customers. The guidance amends ASC 805 to require acquiring entities to apply Topic 606 to recognize and measure contract assets and contract liabilities in a business combination. The amendment is effective for public companies with fiscal years beginning after December 15, 2022, including interim periods within those fiscal years. The amendment should be applied prospectively to business combinations occurring on or after the effective date. Early adoption is permitted. The Company adopted this standard during the current year and the adoption did not have a material impact on its financial statements and disclosures.

In June 2016, the FASB issued ASU 2016-13, Financial Instruments—Credit Losses (Topic 326) Measurement of Credit Losses on Financial Instruments, which significantly changes how entities measure credit losses for most financial assets and certain other instruments. ASU 2016-13 introduces a new model for recognizing credit losses, known as the current expected credit loss (CECL) model, which is based on expected losses rather than incurred losses. Under the CECL model, entities will be required to estimate all expected credit losses over the life of the asset. This update applies to all entities holding financial assets and net investment in leases that are not accounted for at fair value through net income.  This ASU is effective for public business entities classified as smaller reporting companies for fiscal years beginning after December 15, 2022.  The Company adopted the amendments in this update during the current year and the adoption did not have a material impact on its financial statements and disclosures.

Management does not believe that any other recently issued, but not yet effective, accounting pronouncements, if adopted, would have a material effect on the accompanying financial statements.

NOTE 2 – LOSS PER SHARE, BASIC AND DILUTED

Basic earnings / loss per share has been computed by dividing net earnings /loss available to common shareholders by the weighted average number of common shares outstanding for the period. Shares issuable upon the exercise of any warrants or stock options, have been excluded as a common stock equivalent in the diluted loss per share because no stock options have been issued as of the date of this filing. Fully diluted earnings / loss per share has been computed by dividing net earnings /loss available to common shareholders by the weighted average number of common shares and preferred shares outstanding for each period presented. For the period ending December 31, 2023 the basic loss per share available to common shareholders has been computed by dividing the net loss of ($495,207) by the weighted average of 3,189,948 issued and outstanding common shares. The fully diluted loss available to common shareholders has been computed by dividing the net loss of ($495,207) by the weighted average of 5,189,948 issued and outstanding common and preferred shares. For the period ending December 31, 2022 the basic loss per share available to common shareholders has been computed by dividing the net loss of ($706,962) by the weighted average of 3,095,230 issued and outstanding common shares.  The fully diluted loss available to common shareholders has been computed by dividing the net loss of ($706,962) by the weighted average of 5,095,230 issued and outstanding common and preferred shares.

NOTE 3 – FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company's financial instruments, as defined by FASB ASC subtopic 825-10, Financial Instrument ("ASC 825-10"), include cash, cash equivalents, accounts receivable, accounts payable and note payable. All instruments are accounted for on a historical cost basis, which, due to the short maturity of these financial instruments, approximates fair value at December 31, 2023 and 2022 respectively.

FASB ASC 820 defines fair value, establishes a framework for measuring fair value in accordance with generally accepted accounting principles, and expands disclosures about fair value measurements. ASC 820 establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value as follows:

See Report of Independent Registered Public Accounting Firm

F-25

ANDREW ARROYO REAL ESTATE, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2023 AND 2022

NOTE 3 - FAIR VALUE OF FINANCIAL INSTRUMENTS (Continued)

•	Level 1: Observable inputs such as quoted prices for identical assets or liabilities in active markets;
•

Level 2: Inputs to the valuation methodology, including quoted prices for similar assets and liabilities in active markets that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument; and

•	Level 3: Unobservable inputs in which there is little or no market data, which requires the reporting entity to develop its own assumptions.

NOTE 4 – STOCK BASED COMPENSATION

The Company follows Accounting Standards Codification subtopic 718-10, Compensation ("ASC 718-10"), which requires that all share-based payments to both employees and non-employees be recognized in the statement of operations based on their fair values.

On January 1, 2023, the Company’s board approved and adopted the “2023 AARE Equity Incentive Plan”. This allows the Company to grant restricted stock units, restricted stock, qualified and non-qualified stock options to employees, directors, consultants and independent contractors.

As of December 31, 2023, the Company has issued (non-vested) 239,810 restricted stock units and restricted stock of outstanding stock-based compensation through its qualified or non-qualified stock-based compensation plan.

STOCK BASED COMPENSATION TABLE
Date	Beginning Balance	Granted	Forfeited	Exercised	Expired	Ending Balance	Vested	RSU, RS Terms
1/1/2023	-0-	-0-	-0-	-0-	-0-	-0-	-0-	5 Year Vesting Schedule
Q1 2023	-0-	200,555	331	-0-	-0-	200,224	-0-	5 Year Vesting Schedule
Q2 2023	200,224	15,470	1,814	-0-	-0-	213,880	-0-	5 Year Vesting Schedule
Q3 2023	213,880	20,952	5,318	-0-	-0-	229,514	-0-	5 Year Vesting Schedule
Q4 2023	229,514	20,485	10,189	-0-	-0-	239,810	-0-	5 Year Vesting Schedule

NOTE 5 - RELATED PARTY TRANSACTIONS

The Company’s chief executive officer (CEO) , Andrew Arroyo, is the 100% owner of "Andrew Arroyo Investments, LLC." The company performs investment management services. Andrew and Megan Arroyo have a minority interest in "Neighborhood Investment Network, LLC." The company uses retirement funds for investing in real estate. Andrew and Megan Arroyo own 22.5% through one of their retirement accounts.

Through December 31, 2023, the Company spent approximately $200,000 on the costs related to our Regulation A offering, which was loaned to the Company by the CEO, Andrew Michael Arroyo. An additional $40,000 was also loaned to the Company in December 2023 by the CEO, Andrew Michael Arroyo, for ongoing expenses. The terms of the promissory note are interest payable on the unpaid principal at the rate of 4% per annum. Principal and interest will be paid beginning February 1, 2022 until the end of the repayment period which is June 29, 2025. For the period ending December 31, 2022, $5,580 of interest was accumulated. During this period, $20,038 of principal and $2,038 of interest was paid during this period. For the period ending December 31, 2023, $7,518 of interest was accumulated. During this period, $0 principal and $0 interest was paid during this period.

See Report of Independent Registered Public Accounting Firm

F-26

ANDREW ARROYO REAL ESTATE, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2023 AND 2022

NOTE 6 – DEBT

Lines of Credit

The Company has a $75,000 business Line of Credit (LOC) through Wells Fargo Bank that renews annually. The LOC carries an interest rate of 14.50% and 13.25% as of December 31, 2023 and 2022, respectively. As of December 31, 2023 and 2022, $73,776 and $75,384 was outstanding under this LOC. The Company has a $125,000 Working Capital Line of Credit (WCLOC) through American Express. As of December 31, 2023 and 2022, $0 and $0 was outstanding under this WCLOC, respectively.

EIDL Loan

The Company also took out an Economic Injury Disaster Loan (EIDL) in the amount of $149,900. This loan carries a 3.75% interest rate payable over 30 years with a deferred start date until April 29, 2021. As of December 31, 2023 and 2022, $146,227 and $139,008 was outstanding under this EIDL, respectively.

Vehicle Loan

On December 26, 2020, the Company also took out a vehicle loan for a Lexus RX in the amount of $46,014. The loan is for a period of 5 years at 1.99% interest rate. As of December 31, 2023 and 2022, $20,158 and $27,051 was outstanding under this Vehicle loan, respectively.

The debt schedule for the years ended December 31, 2023 and December 31, 2022 were as follows:

	2023	2022
Long Term Debt:
Note Payable SBA-EIDL loan	$146,227	$139,008
Note Payable - Lexus	$20,158	$27,051
Note Payable - Andrew Arroyo (Note 5)	$226,924	$186,924
Total Long Term Debt	$393,309	$352,983
Current Portion Long Term Debt	$(12,909)	$(15,149)
Total Long Term Debt, net of current portion	$380,400	$337,834

Operating Lease Liabilities	2023	2022

Operating lease liabilities as of January 1	$230,140	$151,889
Lease payments made	(39,809)	(31,804)
New lease liabilities	-	110,055
Total	$190,331	$230,140
Less: current portion	$(45,559)	$(39,809)
Long-term operating lease liabilities at December 31	$144,772	$190,331

See Report of Independent Registered Public Accounting Firm

F-27

ANDREW ARROYO REAL ESTATE, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2023 AND 2022

NOTE 6 – DEBT (Continued)

In March 2021, the Company entered into a 24-month lease agreement with expiration date in March 2023 for its corporate office in California. The agreement requires initial base rent payments of approximately $2,883 per month increasing to approximately $2,969 per month. The Company renewed and extended this lease through January 2027.

In April 2022, the Company entered into a 24-month lease agreement with expiration date in April 2024 for its corporate office in California. The agreement requires initial base rent payments of approximately $1,881 per month increasing to approximately $1,937 per month. This lease has two extension options for two years each which can extend the lease through April 2028.

Total future operating lease liability commitments for the above non-cancellable leases as of December 31, 2023 and 2022, are as follows:

For the year ended December 31:
2024	$61,474
2025	$63.325
2026	$65,225
2027	$29,322
2028	$6,542
Total lease payments	$225,888
Less: imputed interest	$(35,557)
Total	$190,331

NOTE 7 - INCOME TAXES

Income taxes for the years ending December 31, 2023 and 2022 consists of the following:

	2023	2022
Current federal income tax	$-	$-
Current state income tax	$5,486	$830
Deferred income tax	$-	$-
Income tax expenses (benefit)	5,486	830

	2023		2022
Deferred tax assets (liabilities):
Loss carryforwards		$303,926	$119,481
Property and equipment	$		$-
Other	$		$-
Valuation allowance		$(303,926)	$(119,481)
Deferred tax assets (liabilities)		$-	$-

See Report of Independent Registered Public Accounting Firm

F-28

ANDREW ARROYO REAL ESTATE, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2023 AND 2022

NOTE 7 - INCOME TAXES (Continued)

	2023 Amount	2023 Rate	2022 Amount	2022 Rate
Provision for income tax reconciled to the tax computed at the Federal rate is as follows:

Tax expense at the Federal rate	$(303,926)	(21)%	$(119,481)	(15)%
Valuation allowance	$303,926	21%	$119,481	15%
Income tax expense	$-	0%	$-	0%

NOTE 8 – CONTENGENCIES

The real estate business is known as a litigious industry, especially in certain states like California where the Company conducts business. Buyers and sellers often bring claims against one another and usually attempt to involve the real estate agents and brokers in the claim or the suit seeking financial damages. In determining whether liabilities should be recorded for pending litigation claims, one must assess the allegations and the likelihood that we will successfully defend the claim. When the Company believes it is probable that it will not prevail in a particular matter, the Company will then record an estimate of the amount of liability based, in part, on advice of outside legal counsel. Currently, there are two outstanding claims. One claim is being arbitrated in San Diego, California, where a buyer desires for the sale to be rescinded and the seller to reclaim the home. The Company maintains a $1,000,000 errors and omission policy that covers the Company all the way back to June 9, 2009. In the event the Company incurs any financial liability from this claim, it will be covered under the errors and omissions policy up to $1,000,000, per occurrence. The second claim is in litigation and is not covered under the errors and omissions policy. The claim involves an associate of the Company who purchased a personal property in Utah in a for sale by owner (“FSBO”) transaction. The buyer and seller agreed to a second trust deed in the amount of $150,000. After the close of escrow, the Company received a complaint by the seller and was notified of the financing terms of the personal FSBO transaction. The seller claims the buyer (a Company associate) did not handle the transaction properly and initiated a litigation against the buyer and the Company seeking reimbursement for the $150,000. The Company was not a party to this personal FSBO transaction and has filed a motion with the court for dismissal from the case. The litigation is still in process.

Outside of the claims above, the Company is not involved in any proceedings, including product or service liability, general liability, workers' compensation liability, employment, or commercial and intellectual property litigation, which have arisen in the normal course of operations. The Company is insured for professional liability insurance, general liability, workers' compensation, employer's liability, property damage and other insurable risk required by law or contract, with retained liability or deductibles. The Company has recorded and maintains an estimated liability in the amount of management's estimate of the Company's aggregate exposure for such retained liabilities and deductibles. For such retained liabilities and deductibles, the Company determines its exposure based on probable loss estimations, which requires such losses to be both probable and the amount or range of probable loss to be estimable. The Company believes it has made appropriate and adequate reserves and accruals for its current contingencies.

NOTE 9 – SUBSEQUENT EVENTS

The Company has evaluated subsequent events through October 7, 2024, the date on which the accompanying financial statements were available to be issued, and concluded that, no material subsequent events have occurred since December 31, 2023, that require recognition or disclosure in the financial statements.

See Report of Independent Registered Public Accounting Firm

F-29

PART III – EXHIBITS

ITEM 16 INDEX TO EXHIBITS

Item No.	Description

2.1(1)	Amended and Restated Articles of Incorporation of Andrew Arroyo Real Estate Inc.

2.2(1)	Amended and Restated Bylaws of Andrew Arroyo Real Estate Inc.

2.3(1)	Certificate of Merger filed in State of Delaware effective July 31, 2021

2.5(1)	Merger Agreement by and between Andrew Arroyo Real Estate, Inc., a California corporation and Andrew Arroyo Real Estate Inc., a Delaware corporation dated July 28, 2021

3.1(2)	2023 Equity Incentive Plan

3.2(2)	Notice of Stock Option Grant

3.3(2)	Notice of Restricted Stock Award

3.4(2)	Notice of Restricted Stock Unit Award

4.1(2)	Form of Subscription Agreement for the Offering

6.1(2)	Investment Management Agreement

6.2(2)	Escrow Agreement for the Offering

11(2)	Consent of Independent Certified Public Accountants

12(2)	Legal Opinion of Law Offices of Craig V. Butler

(1) Incorporated by reference to the Form 1-A filed with the Commission on September 15, 2021.

(2) Filed herewith.

69

SIGNATURES

Pursuant to the requirements of Regulation A, the Issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of San Diego, State of California, on October 11, 2024.

Andrew Arroyo Real Estate Inc.

Dated: October 11, 2024		/s/ Andrew Michael Arroyo
	By:	Andrew Michael Arroyo
	Its:	President and Chief Executive Officer (Principal Executive Officer)

Dated: October 11, 2024		/s/ Clark Anctil
	By:	Clark Anctil
	Its:	Financial Director (Principal Financial Officer)

This Offering Statement has been signed by the following persons in the capacities and on the dates indicated.

Dated: October 11, 2024		/s/ Andrew Michael Arroyo
	By:	Andrew Michael Arroyo, President, Chief Executive Officer (Principal Executive Officer), and Director

70